As filed with the Securities and Exchange Commission _____________	Registration No._______________

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Pre-Effective Amendment
To
Form SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CONECTISYS CORPORATION
(Name of small business issuer in its charter)

Conectisys Corporation
(Exact name of Registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	6035 (Primary Standard Industrial Classification Code Number)	84-1017107 (I.R.S. Employer Identification No.)

24730 Ave. Tibbitts,
Suite 130,
Valencia, California 91355
(Address of principal executive offices)

24730 Ave. Tibbitts
Suite 130
Valencia, California 91355
(661) 295-6763
(Address and telephone number of principal executive offices)

24730 Ave. Tibbitts
Suite 130
Valencia, California 91355
(Address principal place of business or intended principal place of business)

Robert A. Spigno, President
Conectisys Corporation
24730 Ave. Tibbitts
Suite 130
Valencia, California 91355
(Name and address of agent for service)

(661) 295-6763

(Telephone number, including area code, of agent for service)

Approximate date of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X] 1

                                   CALCULATION OF REGISTRATION FEE

Title of Each Class                               Proposed           Proposed
of Securities to       Amount of Securities   Maximum Offering   Maximum Aggergate         Amount of
be Registered           to be Registered           Price            Offering Price        Registration Fee
------------------     ---------------------   ----------------   -----------------       ----------------

Common Stock               4,411,765 (1)           $.1725 (4)         $761,029                 $191
no par value
per shares

Total                      4,411,765               $.1725             $761,029                 $191 (5)

(1) Represents the shares of common stock being registered for offer by us in connection with a financing agreement (the "Subscription Agreement"). We are required pursuant to the Subscription Agreement (Section 7g) to register 200%
of the number of shares required to meet our to the Subscriber. Consequently, such number of common shares is subject to adjustment and could be materially less than such estimated amount depending upon factors that cannot be predicted by us at this time, including, among others, the future market price of the common stock. In the event that the market price of our common stock declines, and the conversion price of the securities that we are registering for resale changes, we may not have registered for resale a sufficient number of shares of common stock issuable upon the conversion of the note issued, and we may have to file a new registration statement registering for resale such additional shares of our common stock. This presentation is not intended to constitute a prediction as to the future market price of our common stock or as to the number of shares of common stock issuable upon exercise of the convertible note. (See "Risk Factors" page 8).

(2) Estimated solely for purposes of computation of the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933.

(3) Represents the shares that, in good faith, we anticipate it would be required to issue pursuant to a six (6) month, 8% convertible note dated
April 12,2001. The conversion price is the lower of 80% of the average of the three (3)lowest closing prices of the common stock during the thirty (30) days immediately preceding the (a) Subscription Date and (b) conversion date.
Includes (a) 2,205,883 shares representing the conversion of the 8% Debenture, and (b) 2,205,882 shares representing reserve shares that may be needed to account for market fluctuations in the price of the common stock prior to the conversion of the Debenture.

(4) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 (c) based upon the average of the bid and asked price of the common stock on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers on August 3, 2001.The actually base price of each share issued pursuant to the convertible note would be
$.136 as per the terms indicated in Section 4 (1)(b) of the convertible note.

(5) Fee previously paid with original filing on March 19, 2001
File No. 333-57192.

 The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a),may determine.

Information contained is subject to completion or amendment. a registration statement relating to these securities has been filed with the Securities and
Exchange Commission. these securities may not be sold nor offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Prospectus
Subject to Completion Preliminary Prospectus Dated August 7, 2001

CONECTISYS CORPORATION

4,411,765 Shares of Common Stock

      This prospectus covers the resale of an estimated 4,411,765 shares of our common stock. The common stock is being offered and sold by Laurus Master Fund,
Ltd. Under the federal securities laws, Laurus Master Fund may be deemed to be an underwriter of the shares of common stock it is offering.

We will not receive any proceeds from sales of the common stock offered by the selling shareholder.

      Our common stock is publicly traded on the electronic over-the-counter bulletin board (OTC-BB) under the symbol "CNES". On August 3, 2001 the closing price of our common stock was $.17 per share.

      Neither the  Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities offered hereby are speculative securities and involve a high degree of risk.  See "Risk Factors" page 8.)

        TABLE OF CONTENTS                                Page

        Management's Discussion and

        Certain Relationships and

        Market For Common Equity

 SUMMARY

The information below is only a summary of more detailed information included in other sections of this prospectus. The other information is important, so please read the entire prospectus carefully. Investing in our securities will provide you with an equity ownership interest in ConectiSys Corporation. As one of our shareholders, your investment will be subject to risks i nherent in our business. If any of the following risks actually occur, our business could be harmed. In that event, the trading price of our shares might decline, and you could lose all or part of your investment. You should carefully consider the following factors as well as other information contained in this prospectus before deciding to invest in shares of our securities. Additional risks that are not currently known to us or that we deem immaterial may also harm us and the value of your investment. An investment in our securities involves a high degree of risk.

ABOUT OUR COMPANY

Since 1995 we  have been a developmental commercial telecommunications company.
We have developed a system and product  for low-cost Automatic Meter Reading
for both the residential and commercial use.   The product is called H-Net (H-
Net is a trademark of ConectiSys).  H-Net utilizes two-way communication through a wireless radio network to read the electric usage reading on an electric meter and then send that reading to a computer network where it can be displayed for the electric company to use in its billing of its customer and to predict its future need for electric power.  This technology enables us to deliver meter reads every 15 minutes and is also is inexpensive to deploy and operate.  H-Net may also be used  to gather and transport other forms of data  and in the future it may be to able to control the turning on and off of certain key electric sources (circuit breakers) at a residence or business during peak electric usage periods to help avoid the necessity for full rolling blackouts of electric power.

We use a computer network located at our main office to store the information gathered from the H-Net equipped electric meters in the field. We call this computer center the Network Operating Center.  The Network Operating Center  can
support up to one million H-Net equipped electric meters. The H-Net meters deliver electric meter readings four times an hour, twenty-four hours a day.

We will be able to offer a full array of services to the electric utility companies in addition to reading their customers' electric meters. These services will include energy management, data storage and archiving, and the ability to view real-time electric usage data in order to evaluative usage and determine cost savings procedures.  We will provide complete billing and accounting transaction services to energy suppliers as well as energy consumers.

We  also have  plans for research and development to evolve  H-Net  into an integrated control system. The system under development will enable an electric company to selectively turn off a selected circuit breaker(s) (a portion of a user's electric power but not a complete blackout) through a series of relays for electricity conservation (often referred to as load shedding) without the necessity to turn off all the electric power  to an entire household or business. This would be accomplished through H-Net by the installation of a simple control device at the end user's electrical circuit beaker panel.
Through H-Net electric companies could control power consumption immediately
(referred to as real time control) thus allowing the use of various energy conservation measures.

We are a developmental company that has continuing losses for over the five years and total net losses of over $17 million over the life of the company. We expect that these losses will continue for a period of time until we are able to offer the H-Net product for commercial use.  We anticipate that we will have H-
Net ready for commercial beta testing by April 2002.  Even then, we cannot anticipate how long it may take to get sufficient data on H-Net's performance to be able to begin the full marketing and manufacturing of the H-Net product, which will ultimately lead to our profitability. Until that time, we will continue to have to rely on our ability to borrow funds through debt and the sale of the our common stock to fund our efforts to bring the H-Net product to the market.  The report of our auditors on our audited financial statements contains an explanatory paragraph, which raises substantial doubt about our ability to continue as a going concern. This going concern exception to the auditors' report highlights our need to actively pursue new debt and/or equity financing in order to continue operations and achieve our goals. If we do not acquire significant additional funding, we may not achieve our current business strategy, which could force us to restructure or could result in our ceasing operations. (See Audited Financial Statement Fiscal Year Ending September 30,
2000 pages F-1 through F-39).

WHERE YOU CAN FIND US

Our offices are located at 24730 Avenue Tibbitts, Suite #130, Valencia,
California 91355. Telephone (661) 295-6763; Facsimile (661) 295-5981; e-mail
conectisys@conectisy.com; Website www.conectisys.net.

Summary Financial Information

The following table sets forth selected financial information concerning the
Company. Qualified reference to the historical consolidated financial statements and notes thereto included elsewhere in this Prospectus.

CONSOLIDATED STATEMENTS OF OPERATIONS

      For the Fiscal Years Ended September 30, 2000 and September 30, 1999 (Ten months);
      and the Cumulative Period From  December 1, 1990 (Inception) Through September 30, 2000.

                                                                     Dec. 1, 1990
                                      Year Ended   Ten Months Ended  (Inception) Through
                                    Sept. 30, 2000  Sept. 30, 1999    Sept. 30, 2000
                                      -----------     -----------     -----------

                                        (AUDITED)       (AUDITED)      (AUDITED)

      Net revenues                    $         0     $    25,655     $   517,460
      Cost of sales                       110,466          94,434         529,791
                                      -----------     -----------     -----------
      Gross profit (loss)                (110,466)        (68,779)       (12,331)

      Operating expenses:
       General and administrative       3,622,561         928,186      13,581,053
       Bad debt write-offs                     -               -        1,680,522
                                      -----------     -----------     -----------
      Loss from operations             (3,733,027)       (996,965)   (15,273,906)

      Non-operating income (expense)      (79,113)       (326,866)    (2,127,716)
      Minority interest                        -               -          62,500
                                      -----------     -----------     -----------
      Net loss                        $(3,812,140)    $(1,323,831)  $(17,339,122)
                                      ===========     ===========   ==============
      Weighted average shares
       outstanding -
       basic and diluted               17,948,218      12,244,646
      Net loss per share -
       basic and diluted              $      (.21)    $      (.11)
                                      ===========     ===========

      (1) Shortened fiscal year because Company changed its fiscal year end from November 30 to September 30 in 1999.

RISK FACTORS

An investment in the common stock offered hereby involves a high degree of risk.
Prospective investors, prior to making an investment decision, should consider carefully, in addition to the other information contained in this prospectus
(including the financial statements and notes thereto), the following factors:

RISK FACTORS RELATED TO THIS OFFERING

Conversion And Sales Of Shares Could Depress The Price Of Our Common Stock

      Floating Offering Price -The convertible note is convertible at a floating rate below the then prevailing market price (80% of the market price)
and, as a result, the lower the stock price at the time the holder converts, the more common shares the holder gets.

      Conversion And Sale Of Stock - To the extent the selling security holder converts and then sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow the selling security holder to convert its convertible note into even greater amounts of common stock, the sales of which would further depress the stock price.

      Short Sales By Selling Security Holder - The significant downward pressure on the price of the common stock as the selling security holder converts and sells material amounts of common stock could encourage short sales by the selling security holder or others. This could place further downward pressure on the price of the common stock. If permitted, the selling security holder could sell common stock into the market in anticipation of gaining possession of the stock through the conversion provisions in their convertible note, which could cause the further downward pressure on the stock price discussed above.

Substantial Dilution Possible Due To The Shares Issuable Pursuant To The
Convertible Note

The conversion of the convertible note may result in substantial dilution to the interest of others of common stock since the holder of the convertible note may ultimately convert and sell the full amount issuable on conversion.

The 9.99% Limitation May Be Waived By Investors And May Result In Change Of
Control

      9.99% Limitation - Even though the selling security holder may not convert the convertible note  into more than the 9.99% of the then outstanding common stock, this restriction does not prevent the selling security holder from converting and selling some of its holdings and then converting the rest of its holdings. In this way, the selling security holder could sell more than these limits while never holding more than the 9.99% limit. Additionally, the selling security holder can waive the 9.99% limitation and thus allowing them to convert their note into common stock with no upper limit on the number of shares that may be issued. This could cause a further increase in dilution and place further downward pressure on the price of the stock.

      Change In Control Of The Company - Theoretically, without a limitation of the amount of stock that could be issued to the selling security holders, they could acquire enough common stock to cause a change in control of the company management through the election of the board of directors at an annual meeting of the shareholders or possibly at a special meeting of the shareholders.

The Lower The Price Of Our Common Stock, The More Shares Of Common Stock Will Be
Issued In The Form Of Principal And Interest

      Amount Of Shares Issuable - The number of shares issuable upon conversion based upon the indicated market prices below:

                    Conversion Price
Market Price      (80% of Market Price)      Number of Shares
 $0.18                  $.136 (1)              2,255,294
 $0.16                  $.128                  2,396,250
 $0.12                  $.096                  3,195,000
 $0.08                  $.064                  4,792,500
 $0.04                  $.032                  9,585,000

1.      The conversion price is the lower of 80% of the average of the three (3)
lowest closing prices of the common stock during the thirty (30) days immediately preceding the (a) Subscription Date and (b) conversion date.  Any market price above $.17 would allow conversion price to be based upon the
Subscription Date market price of  $.17, which is a $.136 conversion price.

     Interest On Note - The interest payable on the convertible note is also convertible into shares of common stock. Thus the lower the common stock price, the more shares of common stock the holder of convertible note will receive in payment of interest. As of August 7, 2001 the accrued interest is equal to approximately $6,720 with a principal amount owing of $300,000.

Restrictions In Our Current Financing Arrangements Could Negatively Affect
Raising Additional Funds

The subscription agreement signed in connection with the April 12, 2001 issuance of the onvertible note contains restrictions on future financing, which could have a materially adverse effect on our ability to raise the needed additional funds. Until April 12, 2003, without the consent of the selling stockholder, we are restricted from issuing any equity, convertible debt or other securities, which are or could be, by conversion or registration, free-
trading securities. For 180 days after April 12, 2001, if we intend to sell shares in a financing, we are generally required to give certain investors a right of first refusal to purchase a number of shares, on the same terms, and in the same proportion as the investor purchased our note.

Our Default On The Payment Of Note Could Have A Material Adverse Effect On
Our Business, Operating Results, Or Financial Condition

On April 12, 2001 we issued a $300,000 convertible note to certain investors.
All principal and interest due on the outstanding note becomes immediately due and payable six (6) months from the date of issuance of the note or earlier in the event of a default.

Events of default under the convertible note include:

    A breach by us of any material covenant or term or condition of the note;

    A breach by us of any material representation or warranty made in the subscription agreement or in any agreements made in connection therewith;

    We make an assignment for the benefit of our creditors, or a receiver or trustee is appointed for us;

    Any form of bankruptcy or insolvency proceeding is instituted by or against us;

    We do not comply with the conditions for listing on a principal market; and

    Our common stock is delisted from a principal market.

If we default on the convertible note, we will be required to pay the principal of the note and any interest accrued. The cash required to pay such amounts will most likely come out of our working capital. Since we rely on our working capital for our day to day operations, such a default on the note could have a material adverse effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.  (See "Management's Discussion and Analysis or Plan of
Operations" page 18)

If We Do Not Issue To The Investors The Shares Of Common Stock Upon
Conversion Of The Note Within A Limited Amount Of Time, We Will Be Required To
Pay A Penalty

In the event that we are unable to issue the shares of common stock within five business days of when the convertible note becomes convertible, then at the note holder's election, we must pay to the note holder a sum of money determined by multiplying the principal of the note not convertible by 125%, together with accrued but unpaid interest on the note; for example, if we do not issue shares of common stock, in a timely manner, upon conversion of the $300,000 in convertible note, we will be required to pay a penalty of up to $75,000.

If We Do Not Pay The Principal Or Interest Due On The Note, The Interest Rate
Will Increase From 8% To 20% Per Annum

In the event that we do not pay the principal or interest on the convertible note within 10 days of such amount becoming due, the interest rate will increase from 8% to 20%; for example, principal and interest due and not paid on $300,000 convertible note will result in an increase in interest of $36,000.

RISK FACTORS RELATED TO OUR PRIVATE EQUITY CREDIT LINE AGREEMENT

The Ability Of The Company To Drawn Down Money Pursuant To The Private
Equity Credit Line Agreement Is Heavily Dependent On The Liquidity Or Volume Of
Our Stock Traded In The Market

On May 1, 2001, we entered into a new Private Equity Credit Line Agreement with a group of private investors ("Investors") to provide financing in an aggregate amount of $15.0 million through the sale of restricted common stock for a period of thirty-six (36) months. The new Agreement entitles us to sell restricted common stock with registration rights, referred to as a  "Put" to the Investors in an amount not exceed the lesser of $500,000 or ten percent (10%) of the daily volume weighted average price of the common stock for the twenty-two (22)
Trading Days after the Put date ("Valuation Period"), multiplied by the reported daily trading volume of the common stock for each such day. Notwithstanding the maximum amount limits, the minimum Put amount is $250,000. If the daily volume of shares of common stock traded on any Trading Day during the Valuation Period is fewer than 100,000 shares of common stock ("Low Volume Day), the Investor shall not be required to purchase the Put shares otherwise to be purchased for such Low Volume Day.  In such case, one-twenty-second (1/22nd) of the Investment
Amount shall be withdrawn from the Investment Amount for each such Low Volume
Day, the Valuation Period will be extended one additional Trading Day for each such Low Volume Day and the withdrawn Investment Amount shall be applied to the corresponding extended day.  The maximum number of Low Volume Days for which such extensions shall be permitted is five (5) days.  The Investors may elect not to have such amount withdrawn from the Investment Amount and instead purchase Put Shares corresponding to any Low Volume Day.

This provision of the Private Equity Credit Agreement means that during the 22 day valuation period and any five (5) days of extension that may apply, we lose
1/22nd of our Put amount request for every trading day that the trading volume in our stock is less than 100,000 shares.

An example would be if we have a Put request for $500,000 and out of the 22-day valuation period we only had 4 days in which the trading volume of our stock was over 100,000 shares.  Our Put amount would then be reduced to $90,909 unless the investors waived the 100,000 trading volume rule, and then we could receive additional funds through the Put up to our $500,000 request. The Investors have the option to waive the trading volume requirement entirely as to any one Put valuation period or select individual trading days.

The chart below is a historical summary of the monthly trading volume in our stock for the past 12 months:

                  Monthly Trading Volume

                                                  Number of Trading Days
                                                  With Volume Of 100,000
           Month        Total Volume      Shares Or More
           2001
           July                   708,200           0
           June                   840,900           2
           May                   940,500                 2
           April         1,186,400           4
           March         1,393,000           3
           February         1,241,300           4
           January         4,136,100           7
           2000
           December         2,051,700           7
           November            34,507,700          13
           October         2,409,400          11
           September         2,323,900           9
           August         1,768,000           6

Our Current Financing Arrangements Could Prevent Our Common Stock
From Being Listed On Nasdaq Or Other Principal Markets

Nasdaq and other principal markets require that, to be eligible for inclusion in the stock market, a company's common stock have a minimum bid price per share of common stock. The characteristic of our financing is to exert downward pressure on the bid price of our common stock which may prevent our common stock from being listed on Nasdaq or other principal markets; for example:

      The conversion feature of the note issued and stock issuable in our current financing arrangements, and the terms upon which related warrants will be issued, will result in the Investors receiving a greater number of shares of common stock if our common stock price decreases;

      If the selling stockholder or the investors purchases common stock and then sell our common stock, the common stock price may decrease due to the additional shares in the market. This could allow the selling stockholder or the investor to purchase additional stock in greater amounts the sales of which would further depress the stock price.

Additionally, Nasdaq and other principal markets require companies to re-apply for initial inclusion and satisfy all initial inclusion requirements if there is a change in control, which may be deemed a merger and consolidation. The common stock issuable, and the related warrants, may trigger this provision as we have to issue common stock for funding and the exercise of the warrants may be deemed to result in a change of control. Consequently, assuming that we meet the other listing requirements, and our common stock were to be listed on Nasdaq, or another principal market, if the sale of common stock , the conversion of the note and the exercise of the warrants results in a change of control, we may be required to re-apply for initial inclusion and satisfy all initial inclusion requirements.

We Have 50,000,000 Shares Of Common Stock Reserved For Further Issuances,
Which Can Substantially Dilute The Value Of Your Conectisys Common Stock

The issuance of reserved shares would dilute the equity interest of existing stockholders and could have a significant adverse effect on the market price of our common stock. As of August 7, 2001, we had 50,000,000 shares of common stock reserved for possible future issuances upon conversion of the note, Sale of
Stock pursuant to the Private Equity Credit Line Agreement, and the Warrants
issuable with respect to the note and the Equity Credit Line. In addition, we have reserved an aggregate of 16,805,469 shares of common stock for issuance pursuant to warrants and options outstanding.

The Dilution Effect Of The Shares Issuable Pursuant To The Convertible Note
And The Maximum Possible Draw Down Under The Private Equity Credit Line
Agreement

As of August 7, 2001, assuming (1) full conversion and exercise of the securities issued in connection with the convertible note; (2) we were to draw down and sell $15 million worth of our stock during the next three years; (3)
the Investors were to exercise all possible warrants issuable in relation to the Private Equity Agreement and the convertible note; (4) a market price of
$.18 per share for the common stock, then 137,222,691 shares of our common stock would be issuable, representing an increase of more than 300% of our currently outstanding common stock. The Investors would then own 82% of our total common stock outstanding.

The conversion rate of the convertible note and the Private Equity Credit Line
Agreement Put purchase prices, and the underlying spring warrants are based on a floating rate at a discount to the market price of our common stock at the time that the note is converted, a Put is purchased or warrants are earned.
Accordingly, we cannot determine the ultimate number of shares of common stock that we will issue upon conversion of the note, drawing down on the full $15 million allowed under the Private Equity Credit Line Agreement and the exercise of warrants issued in connection with the Private Equity Credit Line Agreement.

RISK RELATED TO OUR BUSINESS

Without Additional Funds We May Not Achieve Our Current Business Strategy,
Which Could Force Us To Restructure Or Could Result In Our Ceasing
Operations

We are currently in final development of the cost reduction phase of the H-Net system. We need to raise a minimum of $2 million through public or private debt or sale of equity to:

     Produce a cost reduced H-Net meter hardware for large scale manufacturing

     Begin final Beta testing of the H-Net System

     Marketing and Commercial deployment of large scale pilot test

     Develop and implement contracts and joint venture agreements with meter manufactures

Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs.
In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

Our Independent Auditors Have Issued A Going Concern Opinion. This May Hurt
Our Ability To Raise Additional Financing And Adversely Affect The Price Of Our
Common Stock

The report of our independent auditors on our financial statements for the years ended September 30, 2000 and 1999 contains an explanatory paragraph, which indicates that we have incurred losses and have a working capital deficiency.
This report raises substantial doubt about our ability to continue as a going concern. This report is not viewed favorably by analysts or investors and may make it more difficult for us to raise additional debt or equity financing needed to run our business. We urge potential investors to review this report before making a decision to invest in our company.

We Are Under An Injunction Order From a Federal Court For Violating Federal
Securities Law

In an Amended Final Judgment of Permanent Injunctive Relief with the SEC, the
SEC and us agreed on a settlement in which we would dismiss our then pending appeal of the civil case judgment in favor of the SEC against us and take a permanent injunction that we would not in the future violate sections 5(a),
5(c), 17(a) d, 10(b), 10(b-5), or 15(c) and in return the SEC would not demand the previously ordered disgorgement of  $175,000.00. This injunction is not viewed favorably by analysts or investors and may make it more difficult for us to raise additional debt or equity financing needed to run our business. We urge potential investors to review the "Legal Proceedings" section on page 30 of this prospectus before making a decision to invest in our company.

We Have Lost, And May Continue To Lose Money And If We Do Not Achieve
Profitability We May Not Be Able To Continue Our Business

Through March 31, 2001, we have generated no revenues from operations, have incurred substantial expenses and have sustained losses. We have incurred net losses of $710,402 for the six months ended March 31, 2001 and $3,812,140 for the year ending September 30, 2000.  At September 30, 2000 the Company had a
working capital deficit of $888,172. From inception (December 1, 1990) through the fiscal year end September 30, 2000 we had a total net loss of  $17,339,122.
Losses have resulted principally from costs incurred in connection with developing H-Net system and from costs associated with our administrative activities. We cannot be certain if or when we will become profitable.

We expect to continue incurring significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned deployment of H-Net. Since we have not yet completed developing H-Net, and have no operating history of marketing our services, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future.

We Have Limited Operating History

ConectiSys is a new venture that has engaged in researching, engineering, and developing its H-Net technologies since August 1995, and which has only recently begun deployment of a pilot project and has generated no revenues for the past fiscal year.  As such, there is no guarantee that revenue or profits will ever, in fact, occur.

We are a developmental company and plan to deploy H-Net in 2002, engaging large-
scale cost reduction runs for the production and subsequent sale of the H-Net.
Our success will depend in part on its ability to deal with the problems, expenses, and delays frequently associated with establishing a relatively new product.  Inasmuch as we will be required to make significant expenditures in connection with the development of the H-Net System, including the purchase of equipment, new hires, and operating expenses, we anticipate that losses will occur until such time as revenues are sufficient to offset our operating costs.
There can be no assurance that we will generate significant revenues or ever achieve profitability.  Future losses are likely to occur before our operations become profitable, and there is no assurance that our operations will ever attain profitability.

We Are In A New And Evolving Market And We Cannot Be Certain That Our
Business Strategy Will Be Successful

We are just completing the final phase of the H-Net development. Our limited operating history makes an evaluation of our business and prospects very difficult. You must consider our business prospects in light of the risks and difficulties we encounter in the new and rapidly evolving market of telecommunications and e-commerce. These risks and difficulties include, but are not limited to:

      An evolving business and marketing model;

      High capital expenditures associated with development of our H-Net systems and technologies

      Lack of sufficient customers and joint venture or strategic partners, net sales, or cash flow

      Lack of widespread acceptance of our H-Net system services due to unfamiliarity and performance data

      Difficulties in managing rapid growth in personnel and operations

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. Our failure to address any of the risks described above could have a material adverse effect on our business.

We Don't Know If Our H-Net System Will Be Profitable

Once we have completed the development and begun deployment of the H-Net network sometime in 2002 and although we have devoted, and continue to devote, significant personnel and financial resources to research and development activities, we cannot assure you that we will successfully complete deployment in our planned time frame, that we will be able to continue deployment of the H-
Net Network at the cost forecast in our business plan, or that we will be able to place our H-Net in the field. Consequently, we may never realize the full benefits from such research and development activities. Our ability to achieve and sustain profitability depends on our ability to successfully develop and market commercially profitable services.

Many Companies Could Compete With Us And Negatively Affect Our Business

As we introduce our products and services into the market place, we anticipate experiencing significant competition from different sources. We will compete with companies that offer modem telephone line meter reading services or drive by meter reading. For example, our H-Net Network meter reading business may compete with numerous companies, including Schlumberger, Itron, and Metricom, which have been in the business longer than us. Our potential customers, namely meter manufacturers may also decide to develop their own products or service offerings rather than outsource the product and services we intend to provide.

Although we believe that our H-Net Network will be competitive, we cannot assure you that these or other companies with greater resources than ours might enter the field sooner than we do and negatively affect our business prospects in the market.

Dependence Upon Key Personnel

The operations of the H-Net project largely depend upon the skill and effort of
Lawrence Muirhead, the Company's Chief Technical Officer. The advances made in the H-Net project over the past year have begun to minimize our dependence upon
Mr. Muirhead. The H-Net project is now at a stage in development where the absence of Mr. Muirhead would certainly slow the progress of the H-Net project, however, it would most certainly continue through fruition.

With the implementation of our business strategy, it may become necessary for us to hire additional experienced, professional individuals to meet its expanding needs. We have been very successful in utilizing the experience and economic advantages of specialized consultants to further speed our progress.  We intend to participate in the selection of new personnel, as required. Such individuals may include engineers, technicians, marketing personnel or more specialized consultants.

Enforceability Of Patents; Dependence On Proprietary Rights

We rely on our unique H-Net technology, as well as certain trademarked and patented pending products.  There can be no assurance that patents and/or confidentiality or invention assignment agreements will not be breached, or that will have adequate remedies for any such breaches.  Although we are not aware of any infringement of intellectual property rights held by third parties, there can be no assurance that we are not infringing on the intellectual property rights of others.  Litigation against the Company, whether or not successful, regarding patents, or infringement by the Company of the patent rights or trademarks of others, could have a material adverse effect on our business. There can be no assurance that patents or trademark registrations, which may be applied for and issued to us will not be challenged or circumvented by competitors or found to be overly broad so as to fail to protect adequately our technology or to provide it with any competitive advantage.

RISK RELATED TO OUR COMMON STOCK

Our Stock Is Thinly Traded And May Experience Price Volatility

Our common stock currently is quoted on the OTC Bulletin Board and the trading volume of our common stock historically has been limited at times. There can be no assurance that an active public market for our common stock will be sustained. As a result, once you purchase our common stock it may be difficult to sell the stock. In addition, trading in our securities is subject to the
"penny stock" rules (See "Penny stock rules may make buying or selling our common stock difficult" below). The trading price of our common stock in the past has been, and in the future could be, subject to wide fluctuations. These fluctuations may be caused by a variety of factors, including the following:

        Quarterly variations in our operating results

        Actual or anticipated announcements of new products or services by us or our competitors

        Changes in analysts' estimates of our financial performance.

The stock market in general also has experienced extreme price and volume fluctuations that have particularly affected the market prices for many rapidly expanding companies and often have been unrelated to the operating performance of such companies. These broad market fluctuations and other factors may adversely affect the market price of our common stock.

"Penny Stock" Rules May Make Buying Or Selling Our Common Stock Difficult

Trading in our securities is subject to the "penny stock" rules. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity.

We Do Not Expect To Pay Dividends And Investors Should Not Buy Our Common
Stock Expecting To Receive Dividends

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future.
Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends.

Voting Control By Existing Shareholders

As of the date of this Prospectus there are 30,507,601 shares of common stock issued and outstanding, and 140,020 shares of Class A Preferred Stock with 100 to 1 voting rights. That means that the Board of Directors and Officers of the
Company control 22,427,293 (Out of a total possible vote of 44,509,601, Common and Class A Preferred voting stock or 50.4% before the Offering).  Even if all the Offering Shares are sold, it is more than likely that Robert A. Spigno, the
Board of Directors and Officers of the Company would continue to control a large portion of the outstanding shares (46% of the voting stock after
Offering). Our Board of Directors would control the dividend policy, as well as other major decisions affecting the Company, such as management and personnel, wages, acquisitions, partnerships, and financing. These matters will be significantly influenced and controlled by such individuals.

Risk Of Dilution/Shares Eligible For Future Sale

Prior to this Offering, 30,507,601 shares of common stock were outstanding. Upon completion of the offering, we will have outstanding 34,919,366 shares of Common
Stock. All of the shares of common stock sold in this Offering will be freely tradeable without restriction or limitation under the Securities Act, except any shares purchased by any of our "affiliates," as the term is defined under the
Securities Act. Of the remaining 30,507,601 shares, approximately 13,000,000 will be "restricted" shares within the meaning of Rule 144 adopted under the Act
(the "Restricted Shares"). The Restricted Shares outstanding on the date hereof were issued and sold by us private transactions in reliance upon exemptions from registration under the Securities Act and may only be sold if they are registered under the Securities Act or unless an exemption from registration, such as an exemption provided by Rule 144 under the Securities Act, is available.

There are options outstanding to purchase 4,805,459 shares of restricted stock and 1,000,000 shares of Class B Preferred Stock, which is convertible at a rate of 10 to 1 into restricted common stock or 10,000,000 shares of restricted common stock. There are a total of 14,805,459 in Options for restricted common stock including the Options for Class B Preferred Stock.

The introduction of such common stock listed above in the form of options, warrants and restricted common stock into the public market could have an adverse effect upon the prices of the common stock and the issuance of these shares will dilute the common stock per share net tangible book value and may result in a decline in our stock price.

FORWARD-LOOKING STATEMENTS; NO ASSURANCE OF ATTAINING FINANCIAL RESULTS

Certain business and financial information given herein contains forward-looking statements and therefore may involve known and unknown risks and uncertainties and other factors that may cause the actual results, performance and achievements of the Company to be materially different from those expressed or implied by such forward-looking statements.  Some of the factors that may cause such material differences are set forth as risk factors under this section.
Although we intend to amend and/or update this information as changes occur, there can be no assurance that the information will be completely current in conjunction with our actual financial performance during 2001.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We will receive no proceeds from the sale of shares of common stock in this offering. The principal purpose of this offering is to effect an orderly disposition of the selling security holder's shares.

CAPITALIZATION

The following table sets forth the capitalization of the Company at September
30, 2000. This table should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the
Consolidated Financial Statements of the Company and the notes thereto appearing elsewhere in this prospectus.

Stockholders' Equity

Class A Preferred Stock, $1.00 par value;
   1,000,000 authorized; 140,020 issued                           140,020

Convertible Class B Preferred Stock, $1.00 par value;
   1,000,000 authorized; -0- issued                                     -

Common Stock, no par value; 250,000,000
   authorized; 23,527,738 issued                               16,187,421

Stock Options Exercisable (3,207,154 Common;
   9,980 Class A Preferred Stock &
   1,000,000 Class B Preferred Stock)                           1,235,005

Stock Subscriptions Receivable (61,800 Common Shares)             (15,450)

Accumulated Deficit                                           (18,416,864)
                                                              ------------
  Total Stockholders' Equity (Deficit)                           (869,668)

Debt                                                            1,155,406
                                                              ------------
  Total Capitalization                                            285,738

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes thereto included elsewhere in this prospectus. This document contains certain forward-
looking statements including, among others, anticipated trends in our financial condition and results of operations and our business strategy. These forward-
looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. Important factors to consider in evaluating such forward-looking statements include (i) changes in external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) unanticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in the industries in which we operate; and (iv) various competitive factors that may prevent the us from competing successfully in the marketplace.

The following is our plan of operation for the following 12 months.

We are in the process of the final development of an Automated Meter Reading
Network called H-Net. The products and services that we intend to offer are described in the "Business" description below. We have not begun to generate revenues, and the report of our independent auditors on our financial statements as of September 30, 2000 and 1999 contains an explanatory paragraph which raises substantial doubt about our ability to continue as a going concern. This going concern exception to the auditors' report highlights our need to actively pursue new debt and/or equity financing in order to continue operations and achieve our goals.

During the next 12 months, we expect to spend an estimated:

     $250,000 for the final hardware development and cost reduction of our H-Net product design;

     $500,000 for the initial beta testing and deployment of approximately 1000 units and the operating network to manage them;

     An estimated $250,000 to secure the further large scale testing (1000 units each)in various parts of the country;

     Approximately $500,000 to manage, operate, and implement these field tests;
     and

     An additional $2,000,000 to manufacture and delivery the test units to the field for testing deployment.

In conjunction with the deployment effort described above, H-Net will construct its own networks, which will feed into our main Net Operating Center for storage of the meter reading data from the field. The H-Net network will require computer servers known as Base stations in each test area.

As we develop our business, we expect to employ a yet undetermined number of additional people in accordance with our business plan. Additionally, we will be seeking to be qualified as a Meter Data Management Agent through various utilities in the State of California, as well as a Meter Service Provider.

We raised $300,000 in connection with the April 12, 2001 convertible note described below.

We have other notes payable with balances of $385,937 as of March 31, 2001. The notes bear interest at rates ranging between 10% to 18%, and are payable on demand.

We have at times issued shares of our common stock to creditors in lieu of monies, both principal and interest, owing to such creditors, and as compensation for expenses incurred.

During April 2001, we issued a convertible note in the amount of $300,000, and received gross proceeds of $300,000. The note bears interest at the rate of 8%
and maybe converted into our shares of common stock at a rate of the lower of
80% of the average of the three (3) lowest closing prices of the common stock during the thirty (30) days immediately preceding the (a) Subscription Date and
(b) conversion date.

If we are required to pay our outstanding notes before we have any additional funding, we will not have sufficient working capital to fund our operations.
Consequently, we need and hope to raise additional funds in the amount of
$2,000,000 through a combination of additional funding through equity or debt financings.

There can be no assurance, however, that such funds will be available. If we are not successful in raising additional funds, we might be forced to delay, scale back or eliminate certain product and service development programs or cease operations altogether.

The April 2001 Convertible Note

The agreements and instruments relating to the rights and obligations of the convertible note issued in April 2001 are filed as exhibits to the registration statement, of which this prospectus forms a part. We urge you to read them in their entirety.

On April 12, 2001, under the terms of a subscription agreement between Laurus
Master Fund, Ltd., and us, we sold an 8% convertible note with a face value of
$300,000. David Grin and Eugene Grin are the principals of Laurus Master Fund.
Its principal offices are located at c/o Onshore Corporate Services Ltd., P.O.
Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman
Islands.

The Terms Of The Notes Include:

      Maturity date of six (6) months from the date of issuance;

      Conversion price of the note in the principal amount of  $300,000 is the lower of:

      $.136 or 80% of the average of the three lowest closing bid prices for our common stock for the 30 trading days preceding the conversion date;

      As of August 3, 2001, the conversion price for the note was $0.136 which is below the market price of our common stock;

      Interest is payable on the notes at an annual rate of 8%; however, if we do not pay the principal or interest on the notes within 10 days of such amount becoming due, the interest rate will increase from 8% to 20%;

      The note holder has the right to convert the interest due under the note into shares of our common stock;

      If we are unable to issue the shares of common stock within five business days of when the note is convertible, then we must pay a late fee of $100 per business day after the date when the converted note shares were required to have been issued, for each $10,000 in principal amount of the note being converted and, at the note holder's election, we must also pay to the note holder a sum of money determined by multiplying the principal of the notes not convertible as a result of such failure by 125%, together with accrued but unpaid interest on the notes; for example, if we do not issue shares of common stock, in a timely manner, upon a full conversion of the $300,000 note, we could be required to pay a penalty of $75,000;

      If we do not deliver the shares of common stock to the holder upon a note holder's conversion of the note, the note holder may purchase such number of shares in the open market, or otherwise, in order to satisfy a sale by the note holder; we will then be required to pay to the note holder the amount in cash by which the note holder's total purchase price of the shares exceeds the aggregate principal amount of the note, plus interest.
      For example, if the note holder purchases shares having a purchase price of $11,000 to cover shares to be sold with respect to an attempted conversion of $10,000 of principal and/or interest,we will be required to pay the note holder $1,000 plus interest;

      We may not refuse to honor a conversion of a note holder on the grounds that the note holder, or its affiliates or associates, violated the law, unless a court order preventing the conversion has been obtained, and we have posted a surety bond for the benefit of the note holder in the amount of 130% of the amount of the note;

      We may not pay off the note prior to the maturity date without the consent of the note holder;

      The note has adjustment provisions for standard dilution events including stock splits, stock dividends and similar transactions;

      All principal and interest due on the outstanding April 12, 2001 note become immediately due and payable on October 12, 2001, or earlier in the event of a default;

Events Of Default Include:

      The registration statement, of which this prospectus is a part, is not declared effective on or before October 12, 2001;

      A breach by us of any material covenant or term or condition of the note;

      A breach by us of any material representation or warranty made in the
      Subscription Agreement, or in any agreements made in connection therewith;

      We make an assignment for the benefit of our creditors, or a receiver or trustee is appointed for us;

      Any form of bankruptcy or insolvency proceeding is instituted by or against us; and

      Our common stock is delisted from, or we do not comply with the conditions for listing on, a principal market.

The Warrant

      We issued a Warrant to purchase up to 1,000,000 shares of our common stock.

      The April 12, 2001 Warrant is exercisable at an exercise price equal to
      $.19 per share of our common stock.

      The Warrant has a term of four years, expiring April 11, 2005.

      The Warrant has adjustment provisions for standard dilution events including stock splits, stock dividends and similar transactions.

Registration Rights

Under the terms of the Subscription Agreement, we are required to file a registration statement registering for resale at least 200% of the shares of our common stock which would be issuable upon conversion of the note, and such shares must be reserved and set aside solely for the benefit of the note holder.

Restriction On Future Financing

Until the passage of the later of (a) 180 days after the effectiveness of the registration statement of which this prospectus is a part, or (b) April 12,
2003, we are restricted from issuing any equity, convertible debt or other securities which are or could be, by conversion or registration, free-trading securities, except if waived bythe Investors.

Limitation On The Investors' Ownership Of Our Shares

We cannot require the selling stockholder to convert the note, in full or in part, into shares of our common stock, or exercise its warrant, in full or in part, if it would result in it owning more than 9.99% of all of our common stock, as would be outstanding on that purchase date, conversion date or exercise date, when aggregated with all other shares of common stock then owned by the selling stockholder beneficially or deemed beneficially owned by such selling stockholder, including shares of common stock into which such note is convertible or into which such warrant is exercisable, as determined in accordance with Section 16 of the Exchange Act.

However, the selling stockholder may waive the conversion and/or exercise limitations. Additionally, this restriction does not prevent the selling stockholder from converting its note in whole or in part, or exercising its warrant in whole or in part, and selling some of its holdings, and then converting such note or exercising such warrant into additional shares. In this manner, the selling stockholder could sell more than 9.99% of our common stock, while never holding more than this limit.

Fund Manager's Fees

On April 12, 2001, at the closing of the sale of the convertible note, we paid the following fund manager's fees: $30,000, which is 10% of the aggregate purchase amount of the note. This fund manager's fee was paid to Laurus Capital
Management, L.L.C., which is the fund manager of the Investor. In addition, we agreed to pay fund manager's fees of 10% of actual cash proceeds from the exercise of the April 2001 warrant.

Failure to pay the fund manager's fees constitutes an event of default under the note. This default would result in all principal and interest due on the outstanding note becoming immediately due and payable.

Reasons For Our Accepting The Financing

At the time our Board of Directors approved the April 12, 2001 financing, these were the most attractive terms for viable funding that we could find. We carefully reviewed several different proposals before accepting funding from the Investors.  The stock market's significant volatility over the preceding months and lacking any other acceptable sources of funding, we accepted the financing in spite of some of the potentially adverse effects of the financing.

Dilution

As of August 7, 2001, we had issued and outstanding 30,507,601 shares of common stock and  50,000,000 shares of common stock reserved for possible future issuances upon conversion of the note, sale of stock pursuant to the
Private Equity Credit Line Agreement, and the warrants issuable with respect to the note and the Private Equity Credit Line Agreement. In addition, we have reserved an aggregate of 16,805,469 shares of common stock for issuance pursuant to warrants and options outstanding.

The existence of the note and warrant issued to the selling stockholder pursuant to the Subscription Agreement signed on April 12, 2001, may adversely affect the terms on which we may obtain additional equity financing. Moreover, the holders are likely to exercise their rights to acquire common stock at a time when we would otherwise be able to obtain capital with more favorable terms than we could obtain through the exercise of such securities.

Dilution Effects Of The Securities Underlying The Subscription Agreements

The following table represents the number of shares of our common stock issuable upon conversion of the note issued and the percentage of our outstanding shares such number of shares would represent, assuming the $300,000 note plus interest of $6,720 is fully converted, and assuming the purchase price is 0%, 25%, 50% and 75% respectively, discounted from the current trading price of our common stock. The conversion of note and/or exercise of warrant may result in a change of control of Conectisys.

                                                              Percentage of
                     Conversion Price                       Company's Common
     Market Price   80% of Market Price)  Number of Shares       Stock
         $0.18          $.136 (1)             2,255,294           6.9%
         $0.16          $.128                 2,396,250           7.3%
         $0.12          $.096                 3,195,000           9.5%
         $0.08          $.064                 4,792,500          13.6%  (2)
         $0.04          $.032                 9,585,000          23.9%  (2)

1.   The conversion price is the lower of 80% of the average of the three (3)
      lowest closing prices of the common stock during the thirty (30) days immediately preceding the (a) Subscription Date and (b) conversion date.
      Any market price above $.17 would allow conversion price to be based upon the Subscription Date market price of  $.17, which is a $.136 conversion price.

2.   Even though the selling shareholder may not convert the note into more than 9.99% of the then outstanding common stock, the selling security holders can waive the 9.99% limitation and thus allowing the conversion of the note into common stock with no upper limit on the number of shares that may be issued.

Private Equity Credit Line Agreement

On May 1, 2001, we entered into a New Private Equity Credit Line Agreement with a group of private investors ("Investors", see chart below) to provide financing to the Company in an aggregate amount of $15.0 million through the sale of restricted common stock for a period of thirty-six (36) months. This
New Agreement replaces the previous Agreement signed on February 1, 2001. The new Agreement entitles us to sell restricted common stock with registration rights, referred to as a  "Put". The amount of the Put may not exceed the lesser of $500,000 or ten percent (10%) of the daily volume weighted average price of the common stock for the twenty-two (22) Trading Days after the Put date ("Valuation Period"), multiplied by the reported daily trading volume of the common stock for each such day. Notwithstanding the maximum amount limits, the minimum Put amount is $250,000. There must be at least 30 days between each
Put and seven (7) days since the last closing of Put. The Purchase Price per
Put share of common stock shall be based on the Average Daily Price (the daily volume weighted average price of the common stock) on each separate Trading Day during the Valuation Period.  The number of Put shares to be purchased by the
Investors shall be determined on a daily basis during each Valuation Period and settled on two Closing Dates defined as the thirteenth (13th) Trading Day following the Put date and the second Trading Day following the Valuation
Period. The sale price of the stock is 84% of each Average Daily Price during the Valuation Period. If the daily volume of shares of common stock traded on any Trading Day during the Valuation Period is fewer than 100,000 shares of common stock ("Low Volume Day), the Investor shall not be required to purchase the Put shares otherwise to be purchased for such Low Volume Day.  In such case, one-twenty-second (1/22nd) of the Investment Amount shall be withdrawn from the Investment Amount for each such Low Volume Day, the Valuation Period will be extended one additional Trading Day for each such Low Volume Day and the withdrawn Investment Amount shall be applied to the corresponding extended day.  The maximum number of Low Volume Days for which such extensions shall be permitted is five days.  The Investors may elect not to have such amount withdrawn from the Investment Amount and instead purchase Put Shares corresponding to any Low Volume Day.  We have 45 days after close of the Put sale to file and have effective a registration statement in place for the Put shares purchased.

Warrants - The investors are also entitled to purchase common stock from us through warrants. The investors have the right to purchase one (1) share common stock for every $2.00 in common stock purchased pursuant to a Put by the

Company. The exercise price of the Warrants are equal to 120% of the lowest closing bid price during the Valuation Period of the Put. The warrants are exercisable for four (4) years from the date of issuance.  (For further details see "Plan of Distribution" section below page 44).

The following chart discloses the principal(s) of the "Investors" in the
Private Equity Credit Line Agreement and the person(s) with investment and dispositive power:

                                                        Investment/dispositive
          Investor                 Principal             Authority
      -------------------------  --------------       -------------------------
      Laurus Master Fund, Ltd.     Eugene Grin           Eugene Grin
                                   & David Grin          & David Grin

      The Keshet Fund, L.P.        Abraham Grin          John Clark

      Keshet L.P.                  Abraham Grin          John Clark

Laurus Master Fund, Ltd., Keshet Fund LP and Keshet LP are under common control and all shares registered hereunder may be deemed to be beneficially owned by such control person.

Results of Operations

We realized a net loss of $710,402 for the six (6) months ending March 31, 2001 as compared to a net loss of $3,011,472 for the same six- month period in 2000.
This 76% reduction was largely due to a reduction of $2,735,743 (from
$2,786,524 in the first six months of fiscal 2000 to $50,781 in the first six months of fiscal year 2001) of common stock issued in connection with the performance of various services to the Company. We had no revenue for the first six (6) months of the both fiscal years 2001 and 2000.

We realized a net loss of $3,812,140 for the fiscal year ending September 30,
2000, a 188% increase from the  fiscal year ending 1999, which had a net loss of $1,323,831. The increase was again due to the amount of stock issued in connection with the performance of various services for the Company.
$2,371,689 in common stock was issued for services in fiscal year 2000 and only
$315,082 in the fiscal year 1999.  We had no revenue for the fiscal year ending
September 30, 2000 and $25,655 for the fiscal year 1999.

Our net losses will continue for through the fiscal year 2001 and into the fiscal year 2002 until the acceptance of the H-Net product as a viable automated meter reading system. However, due to our Private Equity Credit Line
Agreement we will be able to fund our future development of the H-Net product without issuing common stock for services thus saving us substantial money.

Plan of Operation

We had losses for the six (6) month period ending March 31, 2001 decreased from the same period last year.  Our losses for the fiscal year ending September 30,
2000 increased 170% from the prior year for the same period.  These losses are attributed to our continued research and development associated with our H-Net
Wireless Network, marketing and general expenses.  We will over the next 12 months, rely on additional funding through the sale of common stock

Liquidity and Capital Resources

To date, we have been unable to generate any significant cash flows from our business operations. As a result, we have funded our operations through investor financing, including sales of common stock and the exercise of warrants and options. During the fiscal year 2000 and the six months ended
March 31, 2001 we raised a total of $918,196 through these means. We also issued stock for services amounting to $2,422,470. We have also used debt to fund our operations. Until such time as we are able to generate significant cash flow from operations through increased sales of our products, we will be required to continue our reliance on investor financing and debt to fund our operations. At March 31, 2001, cash and cash equivalents totaled $0. Current liabilities at March 31, 2001, consisting primarily of accounts payable, accrued compensation, and short-term debt, exceeded current assets by
$1,349,485.

As of fiscal year end September 30, 2000, we had a working capital deficit of
$888,172 consisting of $192,234 in current assets and $1,080,406 in current liabilities.  We had a working capital deficit of  $2,070,074 at fiscal year end 1999.

We had total assets of $231,870 as of March 31, 2001, and total liabilities of
$1,508, 031.  Shareholder deficit was $1,276,161, as compared to a deficit of
$1,631,362 as of March 31, 2000.

We had total assets of $285,538 as of the fiscal year end September 30, 2000 and total liabilities of $1,155,406.  Shareholder deficit is $869,868 as compared to a deficit of $1,935,002 fiscal year end 1999. We issued 9,539,376 shares of common stock for cash, reduction of debt and services during the fiscal year ending September 30, 2000.

As of March 31, 2001, we have no capital expenditure obligations.

We can sell up to $500,000 worth of our common stock through the Private Equity
Credit Line Agreement we entered into on May 1, 2001. The maximum amount we can sell is $15 million worth in the next 34 months.

We anticipate that that we will need $125,000 per month from now until the end of this calendar year to complete the final development of the H-Net product.
We will then need additional funding as outlined above in the amount of $3.25 million in 2002.

We used the initial funding received from the April 12, 2001 convertible note as follows:

        $50,000   H-Net Hardware Redesign for cost reduction
        $25,000   H-Net Network Operating Center Upgrades
       $193,000   General Operating Expenses

Even with the Private Equity Credit Line Agreement for $15 million there can be no assurance that the market for our stock will be such that adequate funding will be available to us. The report of our independent auditors on our financial statements for the years ended September 30, 2000 and 1999 contains an explanatory paragraph, which indicates that we have incurred losses and have a working capital deficiency. This report raises substantial doubt about our ability to continue as a going concern. This report is not viewed favorably by analysts or investors and may make it more difficult for us to raise additional debt or equity financing needed to run our business, and may have a negative effect on the market for our common stock.

Cash Flows

We had a net loss for the six (6) month period ending March 31, 2001 of
$710,402.  The cash used in operations toward this loss was $231,909.

We had a net loss for the fiscal year ended September 30, 2000 of  $3,812,140.
The cash used in operations toward this loss was $933,861.  The largest area of loss was the result of non-cash transactions to the Company. Services to the
Company that were not paid with cash totaled $2,371,889.  We issued shares for
$823,975 of stock restricted under Rule 144 and incurred $182,000 in debt to finance the operating losses for the fiscal year ended September 30, 2000.

BUSINESS - OUR COMPNY

Overview

What is H-Net?

H-Net is a system to remotely read electric meters without the necessity of someone going out and physically seeing the meter, as has been the traditional method of reading meters in the past.

H-Net hardware becomes an integral part of new electric meters put into service. Once installed, the new electric meters can then send the electric meter usage readings by H-Net's wireless radio system to a central computer for storage and retrieval.

H-Net's deployment costs are minimal since there are no towers to put up and no expensive infrastructure to erect. The data collected by H-Net is transmitted over the undesignated and unlicensed 900MhZ radio bandwidth for transmission.
The H-Net system allows for high density of transmissions, which makes it ideal for metropolitan areas. With every H- Net equipped electric meter that is installed the H-Net meters begin to self- configure by sending transmission data between H-Net meters. The H-Net meters can communicate to a distance of approximately .25 miles. For every H-Net meter area a small relay station called a Base Station is installed. A Base Station can operate with up to
20,000 H-Net meters transmitting to it. The Base Station continually receives
H-Net electric meter reading data every second with information being exchanged and verified for accuracy. Every 15 minutes the Base Station transmits the accumulated electric meter readings by telephone via modem to our central storage computer at our facility called the Network Operating Center. Once the readings from the H-Net meters arrive, the data can be assembled into various formats for billing customers as well as electric power purchasing and conservation programs.

H-Net Pilot Program

On February 15, 2000 we successfully launched our H-Net pilot test project in
Los Angeles, California. Although the initial pilot was small, it was a working model showing the capabilities of H-Net as an Automatic Meter Reading device.
The initial pilot demonstrated H-Net's technology, which acquires real time data from an electric meter, processes this data to show power usage and cost, and can display this information via the Internet.

In September 2000 we launched a second pilot test project and engineered a portable H-Net Wireless Network capable of demonstrating the H-Net System anywhere in the country.

Based upon H-Net's success in its initial pilots in proving H-Net as a viable system of administration and reporting for the reading of electric meters, we released a third pilot test project for 2001. We expect to begin testing H-Net with third parties (beta testing) in the 2nd quarter of 2002. We are in the process of developing the final cost reduced version of H-Net for commercial deployment in 2002.

H-Net At Work

H-Net is new technology developed to allow energy companies to have a wireless network of intelligent electric meters, each unit talking to each other and passing data back and forth, allowing real-time electric consumption data and statistics to be collected. Energy Service Providers will save money by efficiently collecting accurate electric usage profiles and using this nearly real-time electric usage data to competitively bid for electricity in the newly deregulated electricity market.

Detailed information and charts can be easily created to help plan for the electric needs of the future.  Through the use of the H-Net system an Energy
Service Provider can tell exactly how much electric power a metropolitan area, a neighborhood, or even an individual house is using since each individual H-
Net unit can individually identified in the field. Customers will have the ability to check their electric usage and billing rates in real time through the Internet thus promoting energy conservation.

The H-Net Wireless Network Vision

H-Net will provide an electric or utility company with the ability to provide its customers with information through the Internet. The site could provide electric usage data that would show when electricity is used every 15 minutes of every day and the related costs to each of its customers, allowing its customers to analysis, identify and capture cost savings opportunities.

The H-Net System will open both educational and sales opportunities for the customer and energy companies alike. The purchasing power produced by accurate historical and real time data facilitates efficiency and cost saving advanced electricity purchasing. The H-Net System will allow the monitoring of energy levels of its customers and will ensure that the utility companies are aware of any delivery problems including power outages and energy thefts.  When a regional area suffers a heavy storm, the H-Net System will provide a power company with the ability to determine which of its customers do not have electric power, without the aid of a customers' service phone calls allowing the service crews to be dispatched more efficiently. Using H-Net, the utility company knows precisely when each customer's service is restored and the exact duration of the outage.

H-Net will not only enhance safety but also convenience, allowing electricity to be remotely connected and disconnected, with all billing transactions completely automated. With H-Net's Internet connections, customers can request energy service on-line and discover that there are alternatives for time-of-use rates with incentives for reducing electricity consumption at different times of the day. Since H-Net allows the customer an information link directly to their electric meter, orders initiated by the customer can be automatically implemented. H-Net is monitoring the customer's electric meter constantly and meter reads are gathered and displayed on 15-minute intervals, 24 hours a day/
7 days a week/ 365 days a year.

Electric companies will be able to implement innovative sales offerings of electricity such as pre-payment plans, and provide customers with detailed usage and pricing information, allowing them to utilize the ability to purchase additional electricity via the Internet.

Electric prices are constantly changing, and electricity purchasing and trading is a critical function of electric companies. H-Net will provide customers and utilities with reliable and accurate electricity usage records. Customers could be offered special incentives to use electricity at off-peak times improving electricity utilization and conservation during critical peak periods.

H-Net would allow the distribution of electricity generation more simply and inexpensively with electricity usage and other vital information flowing directly, precisely and electronically through the entire electricity supply line. Electricity purchasers can make precise forecasts of purchasing, eliminating volatile wholesale electric prices. H-Net allows customers who are getting ready to terminate or switch electricity service providers to use the
Internet to inform the current electric company of the change. At a precise time, selected by the customer, H-Net reads the meter, passes the information to the current electricity provider's system to produce a final bill, and disconnects the meter. The new meter data from that point forward is automatically routed to the new electricity provider. Billing delays and settlement time lags are non-existent.  A customer can pay the bills electronically - all at a very low cost to the utility company. Low transaction costs will speed the path towards an open, competitive market.

H-Net can provide lower electricity costs, quicker transactions with less paperwork and less potential for errors, and increase asset utilization.
Customer satisfaction will be enhanced through choice and costs savings, thus increasing customer loyalty.

Electric Meter Market

There are 125 million electric meters in the United States. Out goal is to capture 1% national market share and 10% of the California energy market.

           National Automatic Electric Meter Reading Figures

Description                                 Electric Meters Total Electric
-----------------------------------         ------------------------------
Meters in United States                                 125,000,000
U.S. Market Share Approx. 1%                              1,250,000
Electric Meters in California                            12,500,000
California Market Share Approx. 10%                       1,250,000

Government Regulation

The restructuring of the utility market in the United States has required reading meters much more frequently than the current practice of once a month, thus making the manual meter reading techniques currently in use inadequate.
The market needs a new technology, which can simultaneously meet performance and price requirements of this market.

The utility industry in California is in disarray; energy prices are extremely high and deficits are growing. The utility industry is desperately preparing to comply with the mandates set by energy deregulation by requesting emergency price increases from the State of California. California has responded by preparing plans to increase production of energy within the state and increase the conservation of electricity, specifically that of residential users, in the future. The economic boom of the last eight years has created a tremendous increase in demand for electric power in California and throughout the country dictating that usually abundant surpluses of electric power are no longer available to states like California. Local utility companies have been searching for products to meet the requirements of conservation and deregulation, both of which require that an electric meter be read at least once an hour with real time readings. Less than 1/10 of one percent of all domestic electric meters are connected to an automated meter-reading device. So far government regulations have spawned the need for H-Net type technology. We do not anticipate any government regulations to hamper our efforts to sell H-
Net systems.

H-Net System Research & Development  Progress

      Alpha prototype units have been designed and tested.

      We expect to begin its full-scale beta test pilots in the first quarter of fiscal year 2002.

      Patents for the H-Net product lines have been filed with the U.S.
      Patent office. Current status is patent pending.

      H-Net hardware is in cost reduction development and completion is expected by the end of this year 2001.

      H-Net has been operating in a pilot program since February 2000.

      Our Network Operation Center is fully functional and ready to receive field data.

      We anticipate deployment of large-scale networks (1,000 units) in the 3rd quarter of fiscal 2002.

      We have spent nearly $3 million in the last two fiscal years and through
      March 31, 2001 on research and development of the H-Net System.

Operations

During the initial design and engineering phases for the products, we have maintained low overhead costs and will do so until manufacturing and sales are underway.  Additional staffing will take place as needed during the coming months, including Managerial, Clerical, Administration, Sales, Marketing, and
Customer Service.

We will lease suitable office facilities for our operations within the
Southern California area.  We will initially utilize existing manufacturers to produce our products and so will not have a short term need to lease or build manufacturing facilities.

Our Strategy

Our deployment strategy is to capture the priority placement of H-Net for testing. We have reached an agreement for the evaluation of H-Net in the
Advanced Power and Energy Program at University of California in Irvine,
California. The program is a three level program of extensive laboratory and field-testing, and evaluation consisting of the following:

        Level I Platform:       High Supervision Beta Test Laboratory
        Level II Platform:      Institutional Environment
        Level III Platform:     University Research Park Living Laboratory

The Advanced Power and Energy Program is engaged in the development of test protocols for Distributed Resources including micro turbine generators, fuel cells, and combined heat and power applications.  The plans are to undertake the development of test protocols for advanced metering and real time-of-use metering under the auspices of stakeholder agencies such as the California
Energy Commission.

As part of this program, the University of California Irvine through the
Advanced Power and Energy Program will include technologies such as that developed by ConectiSys with the understanding its mission is to accelerate the market viability of energy related technologies and systems, and this mission requires that the Advanced Power and Energy Program conduct objective research and development programs.

The Advanced Power and Energy Program will give H-Net the national platform upon which to prove itself out as a viable, efficient and reliable method of automated meter reading at a cost that is comparable to the current manual methods of meter reading.

In addition to University of California and the Advanced Power and Energy
Program, we plan to do beta field testing with various utilities and energy service providers across the country. Generally, we plan to begin in California and then move on to major cities across the country.

Anticipated Revenues And Marketing

Once we are in the deployment stage of our H-Net system we
anticipate the following gross revenues per meter per month

                         Meter Ownership         $1.21
                         Meter Service           $0.35
                         Meter Reads             $1.17
                         Network Service         $1.25
                         Meter Data Archive      $0.38
                         Internet Data Report    $0.30
                         Meter Billing           $1.02
                                                --------
                         Total Gross Revenues    $5.68

We will have costs totaling $3.00 per month per H-Net meter. These costs include the following:

  Meter Ownership to Meter Manufacturer                           $1.21
  Meter Service Royalties to Energy Service Provider              $0.27
  Network Service Credits to Energy Service Provider              $0.38
  Meter Data Archive Credits to Energy Service Provider           $0.11
  Internet Data Report Royalties to Internet Service Provider     $0.23
  Meter Billing Royalties to Internet Service Provider            $0.80
                                                                ---------
                        Total Costs                               $3.00

H-Net provides meter readings every 15 minutes. Considering that this corresponds to 96 reads per day or almost 3000 reads per month, even at a cost of one cent per read this would lead to an unacceptable monthly surcharge of thirty dollars ($30.00) per month. Manual monthly meter reads costs about one dollar ($1.00) per month. H-Net is designed to meet the low cost of the manual meter reading while providing 3000 times as many readings per month. The cost of running H-Net is roughly $.20 per meter per month or  $.000066 per reading.

We have developed a multi-faceted marketing plan to facilitate the following objectives:

      Acquire and retain strategic beta test placement locations;

      Forge synergy partnerships with Energy Service Providers, Utilities and Internet Service Providers, this includes joint ventures, license agreements and strategic alliances;

      Secure meter manufacturing partners and e-commerce sponsorship;

      Promote unique features and specialized services of the H-Net System;
      and

      Create industry awareness by implementing a public relations and marketing campaign along with establishing a relationship with the
      State of California and other states in an attempt to facilitate a long-term solution for the nation's energy needs.

We will be providing licenses to meter manufactures so that they incorporate our H-Net technology into their electric meters. We will derive a small royalty per meter sold with H-Net integrated inside. The true revenues for us are through the reoccurring monthly service charges revenues of reading and archiving the data from the meters in the field, since we are the only ones that can gather the data from the H-Net meters in the field. So the more meters out in the field the larger the reoccurring monthly service charge there is for
us.

     Competition

     ITRON          Itron provides Automated Meter Reading systems and has
                    installed systems worldwide, with a total of over
                    15 million units. Itron provides "drive-by" automated
                    meter reading equipment.

     CELL-NET       Cell-Net providers fixed-network wireless Automated
                    Meter Reading  systems and has installed 6 systems,
                    with a total of over 2 million units, in Kansas City
                    (KCPL),Minneapolis (NSP), San Francisco (PG&E),
                    Indianapolis (IP&L), and Puget Sound Power.  Cell-Net
                    has technology alliances with the major electric
                    meter manufacturers. Schlumberger owns Cell-Net.

     SCHLUMBERGER   Schlumberger's Resource Management Systems Division has
                    deployed 38-meter reading systems, with a total
                    of .75 million units, which includes low-tech hand-held
                    meter reading devices.  Their Electric Meter Division
                    is in an alliance with their recent acquisition of
                    Cell-Net.

     HUNT           Hunt provides of power line carrier Automated Meter
                    Reading. Hunt has installed 200 systems, with a total
                    of 200 thousand units.  System capabilities include
                    substation switching. The market niche for Hunt
                    Technologies are Rural Electric Cooperatives.

     METRICOM       Metricom is a provider of wireless communication
                    networks with fixed-wireless networks are installed
                    in the San Francisco Bay Area, Seattle, Washington
                    D.C., and 10 universities.  Metricom and Whisper
                    Communications, Inc., in Sunnyvale, California,
                    have formed an alliance to provide Automated Meter
                    Reading systems.  Systems are installed at KN Energy
                    and Pacific Gas & Electric Company. Recently they
                    have also teamed up with Schlumberger to form an
                    alliance.

Employees

We have five full time employees and a four person advisory board.  These employees are involved in executive, corporate administration, operations, and sales and marketing functions. We also use the services of outside consultants and experts on many of our projects to help reduce costs.

Properties

Our principal operation center is located at 24730 Avenue Tibbitts, Suite 130,
Valencia, California 91355.  This 1000 square foot space is leased for
$1,244.50 per month.  We believe that our facilities are adequate for our needs for the near future.

LEGAL PROCEEDINGS

We currently have no material litigation pending at the time of this Offering and do not anticipate any litigation in the near future. Past material litigation consists of the following:

In 1997 the case of the United States Securities and Exchange Commission v.
Smith, Benton & Hughes et. al., Civil Case number 96-4146 (MRP)  was amended by the Plaintiffs to add ConectiSys Corporation as a defendant. The case alleged that a fraudulent scheme was orchestrated and directed by the defendants to engage in the sale and distribution of unregistered shares of Conectisys by creating the appearance of an active trading market for the stock of Conectisys and artificially inflating the price of its shares.  In the suit, the SEC sought permanent injunctions from violating securities laws. The SEC did not seek any civil penalties from the Company.  The court, having conducted a trial of this matter without jury and found for the plaintiff as follows: against
Conectisys on the claim that the defendant violated section 5(a), 5(c), and
17(a). Conectisys was not found to have violated section 10(b), 10(b-5), or
15(c).  We were subsequently ordered to disgorge profits totaling $175,000.  On
March 5, 1999 we entered into an Amended Final Judgment of Permanent Injunctive
Relief with the SEC. We and the SEC agreed on a settlement in which we would dismiss its then pending appeal and take a permanent injunction that we would not in the future violate sections 5(a), 5(c), 17(a) d, 10(b), 10(b-5), or
15(c); in return the SEC would not demand the previously ordered disgorgement of  $175,000.00.

MANAGEMENT

      Name                    Age       Position
      ---------------------- -----      ---------------------------------------
      Mr. Robert A. Spigno     46       Chairman of the Board of Directors and
                                        CEO

      Mr. Rodney W. Lighthipe  54       President

      Mr. Lawrence Muirhead    41       Chief Technical Officer and Director

      Ms. Patricia A. Spigno   43       Chief Financial Officer, Treasurer and
                                        Secretary

      Ms. Melissa Weger        24       Corporate Administrator and Director

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. The next annual meeting of stockholders has not been set for 2002.

The following is a brief description of the business background of the directors/key employees of the Company.

Robert A. Spigno, Chairman of the Board of Directors & Chief Executive Officer

Mr. Spigno has been our Chief Executive Officer and Chairman of the Board since
August 1995.  Mr. Spigno brings over 25 years of experience in executive management and majority ownership of several privately held companies. Mr.
Spigno was President of S.W. Carver Corp. (a commercial builder of residential homes) for more than a decade. He has been instrumental from concept to profitability in each of his companies, and offers ConectiSys the vision needed for the years ahead.

Rodney W. Lighthipe, President

Mr. Lighthipe is the newly appointed President of the Company. Mr. Lighthipe was formerly the Power Contracts Manager from 1974-1980 for Southern California
Edison in which he opened new transmission paths throughout the Western United
States and Canada for the purchase and sale of bulk electrical power. He was also Research Manager from 1980-1987 and organized an International Consortium of Companies for the design, construction and operation of the world's largest
Coal Gasification plant.

Mr. Lighthipe also served as the Director of Research from 1992-1996 for San
Diego Gas & Electric and was responsible for the development and deployment of new technologies.  Major projects included the installation of photovoltaics in remote areas and the launch of a "smart card" project employing residential telephone systems.

Mr. Lighthipe also acted as a Consulting Engineer in the energy and telecommunications fields as well as serving two tours of duty in Vietnam as a
Lieutenant in the United States Navy.

Lawrence P. Muirhead, Member of the Board of Directors and
Chief Technology Officer

Mr. Muirhead, with his background in the high tech engineering , and  is the inventor of H-Net. He has been with us for three years and he combines his excellent record of academic achievement with 18 years of engineering and research experience in the aerospace industry including over 13 years of experience of work with TRW to help lead the Company in new product development and deployment.

Melissa Weger, Member of the Board of Directors and Corporate Administrator

Ms. Weger was appointed as a Director in November 1999 and she was elected as a
Director by the shareholders on March 15, 2000. Ms. Weger has been a great asset to the Company since her arrival in 1998 directly out of school. Along with her public relations responsibilities, Ms. Weger manages the daily office activities of the Company.  Her efforts include the drafting and publishing of the Company's press releases as well as responding to inquires of our shareholders.
Patricia A. Spigno, Chief Financial Officer, Secretary and Treasurer

Ms. Spigno has been an officer of the Company since 1995. She has served in past as a Director until 1997. She brings 22 years experience in accounting and asset management.  This multi-talented individual adds professional stability and is the cornerstone of our corporate staff. She and her former husband,
Robert Spigno, our CEO, started S.W Carver Corp. together, where Ms. Spigno served as the CFO and head of administration for over 10 years.

Committees of the Board of Directors

We have a Stock Option Committee, which currently is composed of Robert A.
Spigno, Lawrence Muirhead and Melissa Weger. The Committee reviews all option grants under the Company's Non-Qualified Stock Option and Stock Bonus Plan. We
have an Advisory Committee to advise the Board of Directors, its executive officers and its technical staff, from time to time on various industry-related issues. The Advisory Committee is headed by the Company's President, Rodney
Lighthipe and presently consists of the following energy industry experts:

Dr. Hugo Pomrehn

Dr. Pomrehn was nominated by former President Bush on June 28, 1992 to serve as the Under Secretary of Energy, and was confirmed by the United States Senate for that position on September 29, 1992. As Under Secretary to Admiral James
Watkins, Dr. Pomrehn was the third- ranking official at the U.S. Department of
Energy, which employed approximately 170,000 federal and contractor personnel and had an annual budget of $20 billion. Dr. Pomrehn's professional career covers a broad spectrum of energy and environmental technologies. He has been engaged in engineering and management consulting in the energy and nuclear fields for more than 30 years. He also was Vice President of the Bechtel
Corporation.

Aaron R. Sokol

Mr. Sokol is a Vice President at Deutsche Bank Alex Brown. Mr. Sokol's
responsibilities include providing innovative and customized solutions in order to preserve and enhance one's wealth. He is also responsible for new business development as well as global financial advisory services for existing and prospective clients. Mr. Sokol joined Deutsche Bank Alex Brown from Los
Angeles- based Scudder Kemper Investments, Inc. Mr. Sokol has also served as an
Assistant Vice President at First Chicago Capital Markets, Inc., and prior to that, worked in Corporate Finance at Nations Bank Capital Markets, Inc. Mr.
Sokol earned a J.D. from Boston University School of Law and a M.B.A. in
Finance and New Venture Management from the University of Southern California.

Larry W. Siler

Mr. Siler is currently Manager of Fuel Transportation for Edison Mission Energy
in Chicago, Illinois. Mr. Siler was the Coal Supply Superintendent for
Commonwealth Edison Company in Chicago from 1988 to 1999. From 1986 to 1988 he was a Management & Engineering Consultant in Austin, Texas. He also held positions as the Fuels Manager, Engineering Supervisor, Staff Engineer and
Fuels Engineer for the Lower Colorado River Authority from 1973 to 1986. Mr.
Siler graduated with a Bachelor of Science degree from the University of Texas at Austin in 1970.

Tod O'Connor

Mr. O'Connor acted as Director of Government Relations for two Edison
International Inc. subsidiaries, Southern California Edison RD&D Department and
Edison Technology Solutions from 1993 to 1999. He also worked with Pacific
Enterprises and its subsidiary, Southern California Gas Co. from 1989 to 1993, and MARC Associates' Status Group in Washington DC, 1988-1989. He was a
Legislative Aide in the United States House of Representatives where he advised
House Speaker Thomas P. (Tip) O'Neill on pending legislation and proposed federal regulations, as well as the Democratic Steering and Policy Committee from 1980 to 1981. Mr. O'Connor is currently President of O'Connor Consulting
Services, Inc. in Woodland Hills, California. Mr. O'Connor has Masters of Law
degree in Labor Law from Georgetown University Law Center, Washington, DC, 1983 and a Juris Doctor from Suffolk University Law School in 1980.

The Advisory Board members received each 100,000 shares of restricted common stock as compensation for their service.

EXECUTIVE COMPENSATION

Compensation for services in all capacities rendered to the Company for the fiscal years ending September 30, 1999,
2000 and with anticipated fiscal year 2001 compensation to all directors and officers, and as a total group as follows:

                                                                                          Long Term Compensation
                                                                                  ----------------------------------------
                                            Annual Compensation                     Awards                 Payouts
                             ---------------------------------------------------  ------------- --------------------------
                                                                                   Securities
     Name and                Fiscal   Salary          Other Annual   Restricted    Underlying   LTIP       All Other
     Principal Position      Year (1) Cash      Bonus Compensation  Stock Awards    Options     Payouts   Compensation (2)
     -------------------     -------  --------- ----- ------------  ------------   ----------   -------   ----------------

     Robert A. Spigno,       1999     $133,333    -0-      -0-        $80,000                                $12,500
     CEO & Director          2000     $160,000    -0-      -0-        $80,000                     -0-        $13,750
                             2001     $160,000    -0-      -0-        $80,000       6,453,634     -0-            -0-

     Rodney W. Lighthipe,    2000     $ 10,000    -0-      -0-        $25,000                     -0-            -0-
     President               2001     $120,000    -0-      -0-       $100,000 (3)     100,000     -0-            -0-

     Patricia A. Spigno,     1999     $ 66,000    -0-      -0-        $40,000                     -0-        $12,500
     Secretary & Treasurer   2000     $ 80,000    -0-      -0-        $40,000                     -0-        $13,750
                             2001     $ 80,000    -0-      -0-        $40,000         500,000     -0-            -0-

     Lawrence Muirhead,      1999     $125,000    -0-      -0-          -0-                       -0-            -0-
     CTO & Director          2000     $150,000    -0-      -0-          -0-                       -0-            -0-
                             2001     $150,000    -0-      -0-          -0-         2,000,000(4)  -0-            -0-

     Melissa Weger,Corp.     1999     $ 30,000    -0-      -0-        $14,000                     -0-            -0-
     Administrator& Director 2000     $ 36,000    -0-      -0-          -0-                       -0-            -0-
                             2001     $ 36,400    -0-      -0-         $5,290         100,000     -0-            -0-

     All Executive Officers  1999     $365,109    -0-      -0-        $134,000                    -0-        $25,000
     and Directors as a      2000     $436,400    -0-      -0-        $134,000                    -0-        $27,500
     group                   2001     $546,400    -0-      -0-        $225,290      9,153,634     -0-            -0-

                        (1)     1999 was a shortened fiscal year because we changed our fiscal year end from November 30 to September 30.

                        (2)     Represents compensation from the rental of office space to the Company in 1999 and 2000.
                                (See Certain Relationships and Related Transactions page 37).

                        (3)     Project bonuses based upon milestones achieved of up to 650,000 shares of restricted common stock.

                        (4)     Lawrence Muirhead, of 2,000,000 common stock options exercisable at $0.50 per share and expiring December 31, 2002. These common stock options will not vest until certain milestones have been attained.

As of fiscal year 2000, the Directors of the Company do not receive compensation for their services as directors but may be reimbursed for their reasonable expenses for attending board meetings.

We have plans for profit sharing, insurance, and stock option plans for the benefit of its officers, directors or other employees for fiscal year 2002, but has not yet adopted any such programs.

In November 1999, we established a Non-Qualified Stock Option and Stock Bonus
Plan for independent consultants to the Company. The Plan authorized the issuance of up to one (1) million shares of common stock. In furtherance of the
Plan we filed an S-8 Registration Statement in December 1999. The purpose of the Plan is to compensate independent consultants of the Company through the granting of non-qualified stock options (as described in Sections 83 and 421 of the Internal Revenue Code). Shares of stock covered by stock options and stock
bonuses consist of 1,000,000 shares of the common stock of the Company.   The
entire registration has been filled. 750,000 shares were issued to consultants under the Plan for services rendered and 250,000 shares were issued at $.50 per share pursuant to a Performance Award Option to a Consultant. The entire
250,000-share option was exercised during the 2nd quarter ending March 31, 2000 resulting in  $125,000 in cash to the Company.

In September 2000, we amended its Non-Qualified Stock Option and Stock Bonus
Plan for independent consultants to the Company. The Amended Plan authorized the issuance of up to one (1)million shares of common stock. In furtherance of the Amended Plan we filed an S-8 Registration Statement in September 2000. The purpose of the Amended Plan is to further compensate independent consultants of the Company through the granting of non-qualified stock options (as described in Sections 83 and 421 of the Internal Revenue Code).  Shares of stock covered by stock options and stock bonuses consist of 1,000,000 shares of the common stock of the Company. The entire registration has been filled. 600,000 shares were issued to consultants; and 400,000 shares were issued at $.085 per share pursuant to 500,000 shares in Stock Options to Consultants, which were exercised during the 2nd quarter resulting in $34,000 in cash to the Company.

Employment Agreements

1.  The CEO of the Company, Mr. Spigno, entered into an agreement dated October
2, 1995 (which was amended in July 24, 1996, August 11, 1997, September 1,
1999, and March 27, 2000) for a period of five years through April 1, 2005, and he is entitled to receive a base salary of $160,000 per year.  He shall further receive a bonus, paid at year- end, equal to 50% of the employee's salary, for continued employment.  The staying bonus will be compensated for with our restricted common stock.  He is also granted an option to purchase up to
2,000,000 shares of our restricted common stock at a price of $.3864 per share.

2.  The President of the Company, Mr. Lighthipe, entered into an agreement dated September 11, 2000 for an initial period of six months that has been extended through September 30, 2001, and he is entitled to receive a base salary of $120,000 per year.  Mr. Lighthipe was issued 100,000 shares of restricted common stock as hiring bonus. He shall further receive performance bonuses (paid in restricted common stock) upon successful completion of specific milestones pertaining to the implementation and deployment of H-Net.
The incentive package could net Mr. Lighthipe up to 650,000 shares of restricted common stock. He is also granted an option to purchase up to 100,000 shares of our restricted common stock at a price $.38 per share.

3.  The Secretary and Treasurer of the Company, Ms. Spigno, entered into an
Agreement dated October 2, 1995 (which was amended July 24, 1996, September 1,
1999 and on March 27, 2000) for a period of five years through April 1, 2005, and she is entitled to receive a base salary of $80,000 per year.  She shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment.  The staying bonus shall be compensated for with our restricted common stock.  She is also granted an option to purchase up to 500,000 shares of our restricted common stock at a price of $.38 per share.

4.  The Chief Technical Officer of the Company, Mr. Muirhead, entered into an
Agreement dated August 1, 1998 for an initial term of three years, and he is entitled to receive a base salary of $150,000 per year, with a minimum of
$90,000 to be paid annually in cash and the balance paid (at the option of the
Company) in cash or restricted common stock under rule 144.  He shall receive a hire-on bonus of $75,000 worth of our restricted common stock under rule 144, at one-half market price.  Mr. Muirhead shall further receive performance bonuses (paid in restricted common stock, as above) upon successful completion of specific milestones pertaining to the implementation and deployment of certain software (up to $862,500).  If substantially all performance milestones are met, he is also granted an option to purchase up to 500,000 shares of our restricted common stock at a price equal to 60% of the average market value for the prior 180 days of trading from the date of purchase.

Option Grants

The following table provides summary information regarding stock options and warrants granted to our executive officers during the fiscal year ended 2000.
The table excludes a contingent issuance to the Company's Chief Technical
Officer, Lawrence Muirhead, of 2,000,000 common stock options exercisable at
$0.50 per share and expiring December 31, 2002. These common stock options will not vest until certain milestones have been attained.

                                                Options Granted in 2000
                                                    Individual Grants
     -----------------------------------------------------------------------------------------------------------
                           Number of           Percent of Total
                           Securities          Options Granted
                           Underlying          in Fiscal Year 2000 Exercise Price     Expiration
     Name                  Options Granted     (%)                 ($/Share)            Date
     -------------------   ---------------     ------------------- --------------   ---------------

     Robert A. Spigno      1,453,634                 ---            $0.3864            12-2-05
                           5,000,000 (1)             ---            $0.50              11-1-02
                               9,980 (2)             ---            $1.00              12-1-01
     Rodney W. Lighthipe     100,000                 ---            $0.38              3-11-02
     Patricia Spigno         500,000                 ---            $0.38              12-2-05
     Melissa Weger           100,000                 ---            $0.38             12-31-02

          1.    Option to Purchase 500,000 shares of Class B Preferred Stock convertible to 5,000,000 shares of common stock.
          2.    Option to Purchase 9,980 shares of Class A preferred Stock

Option Exercises and Holdings

The following table provides summary information concerning the shares of common stock represented by outstanding stock options and warrants held by our executive officers as of September 30, 2000.

                                                                        Year-End Option Values
                                 -----------------------------------------------------------------------------------------------
                                              Number of Securities Underlying
                                                                                                   Value of Unexercised ($)
                                Shares                               Unexercised Options             In-the-Money Options
                                Acquired on     Value                September 30, 2000             September 30, 2000 (1)
     Name                       Exercise (#)    Realized ($)   Exercisable(#) Unexercisable(#)  Exercisable($)  Unexercisable($)
     ---------------------      ------------    ------------   -------------- ----------------  --------------  ----------------

     Robert A. Spigno           2,056,346       805,525 (2)     6,453,634          ---               ---             ---
     Rodney W. Lighthipe           ---             ---            100,000          ---               ---             ---
     Patricia Spigno               ---             ---            500,000          ---               ---             ---
     Melissa Weger                 ---             ---            100,000          ---               ---             ---
     Lawrence Muirhead             ---             ---              ---          2,000,000           ---             ---

          1.    The value of the unexercised  "in-the-money" options and warrants is based on the fair market value of $.38 per share as of September 30, 2000 minus the exercise price, multiplied by the numbers of shares underlying the option or warrant, as the case may be.

          2.    Realized value for Mr. Spigno calculated based a fair market value of $.63 per share on the issue date May 22,
                2000 as follows: 1 million shares at $.20 per share pursuant to a 1 million share Option with an expiration date 10-31-00; 500,000 shares for $.15 per share pursuant to a 500,000 share Option with an expiration date of 12-31-02; and 556,346 shares for $.3864 per share pursuant to a 2 million share Option granted in Mr.
                Spigno's employment agreement with an expiration date of 12-2-00. All 2,056,346 shares issued were restricted common stock, however no discount from the fair market value of free trading has been calculated into the

                "Value Realized" column in this table.

Limited Liability of Management

ConectiSys Corporation has adopted provisions to its Articles of Incorporation and By-Laws which limit the liability of its Officers and Directors, and, according to the Colorado Corporations Code, provide that a director shall not be personally liable to the Company or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless (a) the director breached or failed to perform his duties as a director;
and (b) the director's breach of, or failure to perform, those duties constitute: (i) a violation of the criminal law; (ii) a transaction from which the director derived an improper personal benefit; (iii) a circumstance under which the liability provisions for unlawful distributions are applicable; (iv)
in a proceeding by or in the right of the Company to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the Company, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the Company or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We previously leased office space from S.W. Carver Corporation, a company owned by Robert A. Spigno (Chairman of the Board and CEO of the Company) and Patricia
A. Spigno (Secretary and Treasurer of the Company). The original lease period was twelve months, renewable annually each April at the option of the lessee.
Effective April 1998, the monthly rent was increased from $2,000 to $2,500.
Lease expense for the ten-month period ended September 30, 1999 was $25,000.00 and for the year ended September 30, 2000 was $27,500.00. This office space lease was terminated in September 2000. We believe this lease was at fair market value.

PRINCIPAL SHAREHOLDERS

As of August 7, 2001, we had 30,507,601 outstanding shares of common stock. Each common share entitles the holder to one vote on any matter submitted to shareholders for approval.  We authorized 1,000,000 shares of Class A Preferred
Stock, $1.00 par value per share, of which 140,020 shares currently are issued and outstanding.  Class A Preferred stock has 100 to 1 voting rights.  Also authorized are 1,000,000 shares of Class B Preferred Stock, $1.00 par value per share. Class B Preferred stock has conversion rights of 10 common stock shares for each share Class B Preferred stock, of which there is no stock outstanding.

The following table sets forth information, as of the date hereof with respect to the beneficial ownership of shares of common stock by (i) each person known by the Company to be owner of more than 5% of the outstanding shares of Common
Stock; (ii) each director and officer; and (iii) all officers and directors as a group.  The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the
information is not necessarily indicative of beneficial ownership for any other purpose. The first column of the following chart represents the total number of actual outstanding shares owned by the named individual, including options and warrants exercisable within 60 days of August 7, 2001. The second column titled
"Portion Represented by Options and Warrants" shows the portion of the column one figure represented by options and warrants exercisable within 60 days of
August 7, 2001.

      Common Stock
                                                           Number of Shares
                                                           Represented by
                                    Total Beneficial       Options or           Percentage of
      Beneficial Owner (1)            Ownership (2)        Warrants             Common Stock
      ---------------------         ----------------       ----------------     -------------

      Laurus Master Fund, Ltd.(3)      3,205,883 (4)           1,000,000            5.8%
      C/o Onshore Corporate
      Services Ltd., P.O. Box
      1234 G.T., Queensgate
      House, South Church Street,
      Grand Cayman, Cayman Islands

      Security Ownership of
      Management
      Robert A. Spigno               26,436,210 (5)           7,441,654            47.3%
      Rodney W. Lighthipe               533,343 (6)             100,000              * %
      Patricia A. Spigno              2,423,863 (7)             500,000            4.33
      Lawrence P. Muirhead              971,393                    0               1.74%
      Melissa Weger                     204,138 (8)             100,000              * %

      Total Directors and
      Officers as a whole            30,568,947               8,141,654            54.7%

           *    Less than 1%.

          (1)   Unless otherwise indicated, the address of each beneficial owner is  24730 Avenue Tibbitts, Suite 130,
                Valencia, California 91355.

          (2)   Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

         (3)    David Grin is the fund manager of Laurus Master Fund, Ltd., and has investment control of Laurus Master Fund's shares.

         (4)    Represents shares of common stock issuable upon conversion of note by selling shareholder, at an assumed conversion price of $0.136 per share. Because the number of shares of common stock issuable upon conversion of the note is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. In any event it will not be less then 2,205,883. Plus an additional 1,000,000 pursuant to their Warrant rights.

         (5)    Mr. Spigno's owns 4,992,556 shares of common stock and 140,020 shares of Class A Preferred Stock, as well as on Option to purchase 1,443,654 shares of common stock; an Option to Purchase 500,0000 shares of Class B
                Preferred Stock; and an option to purchase 9,980 shares of Class A Preferred stock.

DESCRIPTION OF SECURITIES

1. The Common Stock

We are authorized to issue 250,000,000 shares of no par value common stock. As of the date of this Offering we had 30,507,601 shares of common stock issued.

ConectiSys Corporation's holders of common stock are each entitled to cast one vote for each Share held of record on all matters presented to shareholders.
Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors. There are however 140,020 shares of Class A Preferred Stock, $1.00 par value, outstanding and up to One
(1) million shares are authorized that can be issued with super voting rights of
100 to 1 (100 votes for each share of Class A Preferred Stock). (See section on
"Market For Common Equity and Related Stockholder Matters", specifically
"Preferred Stock" below).

Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of the
Company's assets after payment of liabilities.  The Board of Directors in not obligated to declare a dividend and it is not anticipated that dividends will be paid until achieves a  profit.

Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by the Company.  There are no conversion, redemptions, sinking fund or similar provisions regarding the common stock.

Holders of Shares of common stock will have full rights to vote on all matters brought before shareholders for their approval, subject to preferential rights of holders of any series of Preferred Stock.  The holders of common stock will have no conversion, preemptive or other subscription rights.

As of August 7, 2001 there were over 3,500 shareholders of record of the
Company's common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Price Range Of Common Stock

Our common stock is listed on the electronic bulletin board under the symbol
"CNES".  The following table sets forth the range of high and low sales prices for the common stock as reported by the electronic bulletin board for each period since 1999 (calendar years):

            Year    Quarter          Avg.Close     High    Low
            1999
                    First Quarter      0.644       0.712   0.589
                    Second Quarter     0.434       0.455   0.406
                    Third Quarter      0.782       0.833   0.743
                    Fourth Quarter     0.688       0.748   0.631
            2000
                    First Quarter       1.70       1.85    1.619
                    Second Quarter     0.746       1.11    0.468
                    Third Quarter      0.579       0.624   0.546
                    Fourth Quarter     0.219       0.251   0.199
            2001
                    First Quarter      0.188       0.740   0.090
                    Second Quarter     0.243       .0380   0.140

2. The Preferred Stock

The Company's Board of Directors is currently authorized to issue 50,000,000 shares of Preferred Stock; the Board of Directors has authorized the issuance of
1,000,000 shares of Class A Preferred Stock with 100 to 1 voting rights. At the present time there are 140,020 shares of Class A Preferred Stock issued and outstanding, all of which is owned by the CEO of the Company, Robert A. Spigno.

Further the Board of Directors has authorized the issuance of 1,000,000 shares of Class B Preferred Stock, which is convertible at any time at the rate of 10 shares of common stock for each share of Class B Preferred Stock. Such Preferred
Stock may have the effect of delaying or preventing a change in control of the
Company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock.

3. Voting Rights

Holders of our common stock are entitled to one vote per Share for each Common
Share held of record by Company shareholders. Class A Preferred stockholders are entitled to 100 votes per Share for each share of Class A Preferred Stock.

4. Dividend Policy

We do not currently intend to declare or pay any dividends on its common stock, except to the extent that such payment is consistent with our overall financial condition and plans for growth. As we obtain the projected profits, substantial dividends may be delivered to the shareholders of record.  Any future determination to declare and pay dividends will be at the discretion of our
Board of Directors and will be dependent on our financial condition, results of operations, cash requirements, plans for expansion, legal limitations, contractual restrictions and other factors deemed relevant by the Board of
Directors.

5. Shares Eligible For Future Sale

Prior to this Offering, 30,507,601 shares of common stock were outstanding.
Upon completion of the offering, we will have outstanding 34,919,366 shares of common stock. All of the shares of common stock sold in this Offering will be freely tradeable without restriction or limitation under the Securities Act, except any shares purchased by any of our "affiliates," as the term is defined under the Securities Act. Of the remaining 30,507,601 shares, approximately
13,000,000 will be "restricted" shares within the meaning of Rule 144 adopted under the Act (the "Restricted Shares"). The Restricted Shares outstanding on the date hereof were issued and sold by us in a private transactions in reliance upon exemptions from registration under the Securities Act and may only be sold if they are registered under the Securities Act or unless an exemption from registration, such as an exemption provided by Rule 144 under the Securities Act, is available.

Generally, Rule 144 provides that a holder of restricted shares of an issuer which maintains certain available public information, where such shares are held for a minimum of one year or more, may sell in "brokers' transactions"
every three months the greater of: (a) an amount equal to one percent of our outstanding shares (34,919,366 after giving effect to the Offering) or (b) an amount equal to the average weekly volume of trading in such securities during the preceding four calendar weeks prior to the sale.  A Form 144 must also be filed with SEC notifying that agency of the shares being sold pursuant to Rule
144.  Persons who are not affiliates of the Company may sell shares beneficially owned for at least two years at the time of the proposed sale without regard to volume or manner of sale restrictions.

There are options outstanding to purchase 4,805,459 shares of restricted stock and 1,000,000 shares of Class B Preferred Stock, which is convertible at a rate of 10 to 1 into restricted common stock or 10,000,000 shares of restricted common stock. We have a total of 14,805,459 in Options for restricted common stock including the Options for Class B Preferred Stock.

There are 1,561,805 warrants to purchase one (1) share of restricted Common
Stock each at $2.00 per share; 506,500 are exercisable until November 1, 2001,
446,305 are exercisable until September 1, 2002 and the remainder 609,000 are exercisable until March 3, 2003.

Laurus Master Fund, Ltd. has 1,000,000 warrants to purchase one (1) share of restricted common stock each at $0.192 per share exercisable until April 11,
2005.

Various Consultants have 100,000 shares of common stock options at a 15%
discount from the market price that are exercisable until September 1, 2001.

There are 1,000,000 shares of Class B Preferred Stock Options to purchase one
(1) share of Class B Preferred Stock, which is convertible to ten (10) shares of restricted common stock, at a price of $5.00 per share of Class B Preferred
Stock or if converted $.50 per share of restricted common stock; These Options are exercisable until November 1, 2002.

There are 9,980 shares of Class A Preferred Stock Options to purchase one (1)
share of Class A Preferred Stock, at a price of $1.00 per share; These Options are exercisable until December 1, 2001 and are vested with the Company's CEO,
Robert A. Spigno.

There are an additional 2,143,654 options to purchase one (1) share of restricted common stock held by various Directors and Officers of the Company.

Transfer Agent

The transfer agent for the common stock is Signature Stock Transfer, Addison,
Texas.

SELLING SECURITY HOLDERS

The shares being offered for resale by the selling security holder are issuable pursuant to a convertible note (see Exhibit 4.2).

Convertible Note

In this prospectus, Conectisys is registering 4,411,765 shares underlying convertible note in connection with a $300,000 bridge funding pursuant to a
Subscription Agreement dated April 12, 2001. The number of shares required  to convert the convertible note into shares of our common stock is 2,205,883 based on a conversion price of  $0.136 per share. Conectisys is required to register
200% of these shares, for a total of 4,411,765 shares.

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholder. ConectiSys will not receive any proceeds from the resale of the common stock by the selling stockholder.
Assuming all the shares registered below are sold by the selling stockholder, none of the selling stockholder will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                          Shares Beneficially Owned Prior to the Offering             Shares Beneficially Owned After the Offering
                          -----------------------------------------------             --------------------------------------------

     Name                       Total Shares Number      Percent            Offered          Number            Percent
     -----------------------    ----------------        ----------        ----------       ----------         ----------

     Laurus Master Fund, Ltd      3,205,883 (1)            5.7%           2,205,883         1,000,000            1.8%

(1)  The 3,205,883 shares owned by Laurus Mater Fund, Ltd. represents shares of common stock issuable upon conversion of the note and exercise of the warrant, at an assumed conversion price of $0.136 per share. Because the number of shares of common stock issuable  upon conversion of the note is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and  cannot be  determined at this time. In any case the number of shares will not be less than 3,205,883. However, the selling shareholder has contractually agreed to restrict its ability to convert its note and receive shares of our common stock such that the number of shares of common stock held by it and its  affiliates after such conversion or exercise exceed 9.99% of the then issued and outstanding shares of common stock  following such conversion. The Shares being offered for resale by the Selling Security
     Holder are issuable pursuant to a convertible note (see Exhibit 4.2).

Laurus Master Fund, Ltd.

Laurus Master Fund, Ltd. is engaged in the business of investing in publicly traded equity securities for its own account. Laurus Master Fund, Ltd.
principal offices are located at c/o Onshore Corporate Services Ltd., P.O. Box
1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands.
Laurus Master Fund, Ltd. does not currently own any of our securities as of the date of this prospectus. Laurus Master Fund, Ltd. has not held any positions or offices or has had a material relationship with us or any of our affiliates within the past three years other than as a result of the ownership of our securities. If, in the future, Laurus Master Fund, Ltd.'s relationship with us changes, we will amend or supplement this prospectus to update this disclosure.
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Laurus
Capital Management, L.L.C. may be deemed a control person of the shares owned by such entity. David Grin and Eugene Grin are the principals of Laurus Capital

Management, L.L.C. Laurus Master Fund is neither a registered broker-dealer nor affiliated with any registered broker-dealers.

PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, assignees and successors-
in- interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- short sales;

- broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

- a combination of any such methods of sale; and

- any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the
Securities Act, if available, rather than under this prospectus.

The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in securities of the Company or derivatives of
Company securities and may sell or deliver shares in connection with these trades. The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the
Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling shareholders. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

Convertible Note

On April 12, 2001 the Laurus Master Fund, Ltd. loaned us 300,000 pursuant to a
Subscription Agreement and secured by a six (6) month, eight (8) percent convertible note. The note conversion price is the lower of 80% of the average of the three (3) lowest closing prices of the common stock during the thirty
(30) days immediately preceding the (a) Subscription Date (April 12, 2001) and
(b) conversion date.  The Subscription Agreement requires us to file a
Registration Statement to register 200% of the shares that maybe required in anticipation of the note being converted to common stock. Additionally, three of the Company's officers further secured the loan through the use of their personal common stock holdings in the Company. The officers provided an aggregate of 4,772,860 shares of restricted common stock as further collateral for the loan pursuant to a Security Agreement.

Private Equity Credit Line Agreement

On May 1, 2001, we entered into a New Private Equity Credit Line Agreement with a group of private investors ("Investors", see chart below) to provide financing to the Company in an aggregate amount of $15.0 million through the sale of restricted common stock for a period of thirty-six (36) months. This
New Agreement replaced the previous Agreement signed on February 1, 2001. The new Agreement entitles us to sell restricted common stock with registration rights, referred to as a  "Put". The amount of the Put may not exceed the lesser of $500,000 or ten percent (10%) of the daily volume weighted average price of the common stock for the twenty-two (22) Trading Days after the Put date ("Valuation Period"), multiplied by the reported daily trading volume of the common stock for each such day. Notwithstanding the maximum amount limits, the minimum Put amount is $250,000. There must be at least 30 days between each
Put and seven (7) days since the last closing of Put. The Purchase Price per
Put share of common stock shall be based on the Average Daily Price (the daily volume weighted average price of the common stock) on each separate Trading Day during the Valuation Period.  The number of Put shares to be purchased by the
Investors shall be determined on a daily basis during each Valuation Period and settled on two Closing Dates defined as the thirteenth (13th) Trading Day following the Put date and the second Trading Day following the Valuation
Period. The sale price of the stock is 84% of each Average Daily Price during the Valuation Period. If the daily volume of shares of common stock traded on any Trading Day during the Valuation Period is fewer than 100,000 shares of common stock ("Low Volume Day), the Investor shall not be required to purchase the Put shares otherwise to be purchased for such Low Volume Day.  In such case, one-twenty-second (1/22nd) of the Investment Amount shall be withdrawn from the Investment Amount for each such Low Volume Day, the Valuation Period will be extended one additional Trading Day for each such Low Volume Day and the withdrawn Investment Amount shall be applied to the corresponding extended day. The maximum number of Low Volume Days for which such extensions shall be permitted is five days.  The Investors may elect not to have such amount withdrawn from the Investment Amount and instead purchase Put Shares corresponding to any Low Volume Day.  We have 45 days after close of the Put sale to file and have effective a registration statement in place for the Put shares purchased.

Warrants - The investors are also entitled to purchase common stock from the Company through Warrants. The investors have the right to purchase one (1)
share common stock for every $2.00 in common stock purchased pursuant to a Put by the Company. The exercise price of the Warrants shall be equal to 120% of the lowest closing bid price during the Valuation Period of the Put. The
Warrants are exercisable for four (4) years from the date of issuance.

Limitations And Conditions Precedent To A Put - We must cancel a particular Put if we discover an undisclosed material fact relevant to the
Private Equity Credit line Agreement; the registration statement registering of the previously issued common shares becomes ineffective; or shares are delisted from the then primary exchange.

Ten Percent (10%) Limitation - We can not request a Put from the
Investors if the number of shares of common stock in the Put amount would cause the number of shares that, when aggregated with all other shares of common stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than 9.9% of all of such common stock of the Company, as determined in accordance with Section 16 of the
Securities Exchange Act of 1934 and the regulations promulgated thereunder. The
Investors have the right to waive the 9.99% provision and accept as much common stock as they desire.

Shareholder Approval - We may issue more than 20% of our outstanding shares. If we become listed on the Nasdaq Small Cap Market or Nasdaq National
Market, then we must get shareholder approval to issue more than 20% of our outstanding shares. Since we are currently a bulletin board company, we do not need shareholder approval.

Right Of Indemnification - We are obligated to indemnify the Investors from all liability and losses resulting from any misrepresentations or breaches we make in connection with the Agreement, other related agreements, or the registration statement.

Fees - We also have to pay a Finders Fee of ten (10) percent of the amount of cash proceeds of each Put to the Investors. This 10% fee also applies to all cash proceeds from the exercise of any Warrants by the Investors.
Additionally, we have to pay a legal fee to the Investor's counsel in an amount of  $5,500 in connection with each of the first and second closings and $1,000 for each closing thereafter. We paid $3,000.00 at the signing of the Agreement.

The following chart discloses the principal(s) of the Investors in the Private
Equity Credit Line Agreement and the person(s) with investment and dispositive power:

                                                       Investment/Dispositive
Investor                   Principal                        Authority
-----------------------    ------------------------   -------------------------
Laurus Master Fund, Ltd.   Eugene Grin & David Grin    Eugene Grin & David Grin

The Keshet Fund, L.P.      Abraham Grin                    John Clark

Keshet L.P.                Abraham Grin                    John Clark

Laurus Master Fund, Ltd., Keshet Fund LP and Keshet LP are under common control and all shares registered hereunder may be deemed to be beneficially owned by such control person.

EXPERTS

Legal Matters

The validity of the securities being offered hereby will be passed upon for the
Company by Mr. Arnold Y. Steinberg, P.C., 1420 Center Avenue, Suite 1711,
Pittsburgh, PA 15219.

Accounting

The consolidated financial statements of the Company and its subsidiaries for the fiscal years ending November 30, 1998, September 30, 1999 and 2000 have been audited by Hurley  & Company, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm experts in accounting and auditing.

Changes In Registrant's Certifying Accountant

We engaged Hurley & Company as its auditors on August 4, 1999 and we dismissed
BDO Seidman, LLP as our auditor.

During the two years the Company's financials were audited by BDO Seidman, LLP, they did not contain any adverse opinion, disclaimer of opinion, or qualified or modified as to uncertainty, audit scope or accounting principles by BDO
Seidman, LLP. However, the opinion was qualified with a going concern explanatory paragraph.

BDO Seidman, LLP and the Company have never had a dispute or disagreement over
(1) internal financial controls necessary for reliable financial statements;
(2) the Company's management's representations; (3) scope of the audits; or (4)
previously issued audit or financial reports.

BDO Seidman, LLP was the only auditor used during their engagement with the
Company and there are no issues, disputes or other matters outstanding between the Company and BDO Seidman.

ADDITIONAL INFORMATION

We filed a registration statement with the SEC on Form SB-2 relating to the shares offered in this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about the Company and shares that are offered in this prospectus, refer to the registration statement and its exhibits. We currently file annual and quarterly reports and other information with the SEC. Such reports and other information can be inspected and copied at the public reference facility of the SEC at Room
1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at
the SEC's Regional Offices located at Seven World Trade Center, Suite 1300, New
York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago,
Illinois 60661. Copies of such materials can be obtained by mail from the
Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth
Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally we are required to file electronic versions of these documents with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system.
The SEC maintains a Web site at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

      INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
      CONECTISYS CORPORATION AND SUBSIDIARIES

      SEPTEMBER 30, 2000 (Audited)
                                                              Page No.
      INDEPENDENT AUDITORS' REPORT                              F-1
      CONSOLIDATED FINANCIAL STATEMENTS
      Consolidated Balance Sheet                                F-3
      Consolidated Statements of Operations                     F-5
      Consolidated Statements of Changes in
       Shareholders' Equity (Deficit)                           F-6
      Consolidated Statements of Cash Flows                     F-11
      Notes to Consolidated Financial Statements                F-14

      DECEMBER 31, 2000 (Unaudited)

      CONSOLIDATED FINANCIAL STATEMENTS
      Consolidated Balance Sheet                                F-40
      Consolidated Statements of Operations                     F-42
      Consolidated Statements of Changes in
       Shareholders' Equity (Deficit)                           F-44
      Consolidated Statements of Cash Flows                     F-48
      Notes to Consolidated Financial Statements                F-51

      MARCH 31, 2001 (Unaudited)

      CONSOLIDATED FINANCIAL STATEMENTS
      Consolidated Balance Sheet                                F-68
      Consolidated Statements of Operations                     F-70
      Consolidated Statements of Changes in
      Shareholders' Equity (Deficit)                            F-71
      Consolidated Statements of Cash Flows                     F-77
      Notes to Consolidated Financial Statements                F-80

INDEPENDENT AUDITORS' REPORT

Board of Directors
Conectisys Corporation and Subsidiaries
Valencia, California

We have audited the accompanying consolidated balance sheet of Conectisys
Corporation and Subsidiaries (a development stage company) (the "Company") as of September 30, 2000, and the related consolidated statements of operations, changes in shareholders' equity (deficit), and cash flows for the year ended
September 30, 2000, the ten month period beginning December 1, 1998 and ending
September 30, 1999, and the cumulative period from December 1, 1990 (inception of development stage) through September 30, 2000, except that we did not audit these financial statements for the period December 1, 1990 (inception of development stage) through November 30, 1997; these financial statements were audited by other auditors, whose reports dated March 6, 1998 (for the period
December 1, 1994 through November 30, 1997) and January 9, 1995 (for the period
December 1, 1990 (inception of development stage) through November 30, 1994), respectively, expressed a going concern uncertainty.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of
Conectisys Corporation and Subsidiaries as of September 30, 2000, and the
results of their operations and their cash flows for the year ended September
30, 2000, the ten month period beginning December 1, 1998 and ending September
30, 1999, and the cumulative period from December 1, 1990 (inception of development stage) through September 30, 2000, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a deficiency in working capital at September 30,
2000.  These matters raise substantial doubt about its ability to continue as a going concern.  Management's plans concerning these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Hurley & Company

Granada Hills, California December 19, 2000

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED BALANCE SHEET September 30, 2000

ASSETS

Current assets:
Cash and cash equivalents                       $    33,688
     Prepaid expenses and deposits                  158,546
                                                  -----------
Total current assets                                192,234

Property and equipment, net of
     accumulated depreciation of
     $220,987                                        93,304

Other assets:
License rights and technology, net of
  accumulated amortization of
  $421,478                                              -
                                                  -----------

     Total assets                                 $   285,538
                                                  ===========

The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED BALANCE SHEET (continued)
September 30, 2000

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                                   $     97,827
  Accrued compensation                                    438,647
  Due to officer                                           75,000
  Other current liabilities                               152,995
  Notes payable and
    current portion of long-term debt                     315,937
                                                     ------------
Total current liabilities                               1,080,406

Long-term debt, net of current portion                     75,000

Commitments and contingencies                                 -

SHAREHOLDERS' DEFICIT:

Preferred stock - Class A, $1.00 par value;
  1,000,000 shares authorized, 140,020
  shares issued and outstanding                           140,020
Convertible preferred stock - Class B,
  $1.00 par value; 1,000,000 shares
  authorized, -0- shares issued and outstanding               -
Common stock, no par value; 250,000,000
  shares authorized, 23,527,738
  shares issued and outstanding                        16,187,421
Stock options exercisable, convertible preferred
  stock - Class B, 1,000,000 stock options
  issued and outstanding, common stock -
  3,207,154 stock options issued and outstanding        1,235,005
Stock subscriptions receivable (61,800 common shares)     (15,450)
Deficit accumulated during the development stage      (18,416,864)
                                                     ------------
Total shareholders' deficit                              (869,868)
                                                      ------------
Total liabilities and
 shareholders' deficit                               $    285,538
                                                      ============

The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended September 30, 2000,
the Ten Month Period Beginning December 1, 1998 and Ending
September 30, 1999, and the Cumulative Period
From December 1, 1990 (Inception) Through September 30, 2000

                               Year      Ten Months    Dec. 1, 1990
                              Ended         Ended       (Inception)
                          September 30, September 30,     Through
                               2000          1999     Sept. 30, 2000
                           -----------   -----------  --------------
Net revenues               $       -     $    25,655    $    517,460

Cost of sales                  110,466        94,434         529,791
                           -----------   -----------  --------------
Gross loss                    (110,466)      (68,779)        (12,331)

Operating expenses:
 General and administrative  3,622,561       928,186      13,581,053
 Bad debt expense                  -             -         1,680,522
                           -----------   -----------  --------------
Loss from operations        (3,733,027)     (996,965)    (15,273,906)

Other income (expense):
 Settled damages                   -          25,000          25,000
 Other income                   12,072           -            12,072
 Interest income                     3           227         102,918
 Interest expense              (91,188)      (68,960)       (967,845)
 Write-off of
  intangible assets                -        (283,133)     (1,299,861)
 Minority interest                 -             -            62,500
                           -----------   -----------  --------------
Net loss                   $(3,812,140)  $(1,323,831) $  (17,339,122)
                           ===========   ===========  ==============

Weighted average number
 of shares outstanding -
 basic and diluted          17,948,218    12,244,646

Net loss per share -
 basic and diluted         $      (.21)  $      (.11)
                           ===========   ===========

The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2000

                                                                           Common                  Deficit
                                                                             and                 Accumulated       Total
                                  Preferred Stock      Common Stock        Pref. B      Stock     During the  Shareholders'
                                     Class A           No Par Value         Stock     Subscript.  Development      Equity
                                  Shares    Value    Shares       Value    Options    Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------

Balance,
 December 1, 1990
(re-entry
  development stage)                 -   $      -       10,609 $ 1,042,140 $      -   $      -   $ (1,042,140)$       -

Shares issued in exchange for:
 Cash, May 31, 1993                  -          -        1,000       1,000        -          -            -         1,000
 Capital contribution,
  May 31, 1993                       -          -        2,000         515        -          -            -           515
 Services, March 26, 1993            -          -        2,000         500        -          -            -           500
 Services, March 26, 1993            -          -        1,200         600        -          -            -           600
Net loss for the year                -          -          -           -          -          -         (5,459)     (5,459)
                               --------- ----------  --------- ----------- ---------- ------------ ---------- -----------
Balance,
 November 30, 1993                   -          -       16,809   1,044,755        -          -     (1,047,599)     (2,844)

Shares issued in exchange for:
 Services, May 1, 1994               -          -        2,400       3,000        -          -            -         3,000
 Cash, September 1, 1994             -          -       17,771      23,655        -          -            -        23,655
 Services, September 15, 1994        -          -        8,700      11,614        -          -            -        11,614
 Cash, September 26, 1994            -          -        3,000      15,000        -          -            -        15,000
 Cash, October 6, 1994            16,345     16,345        -           -          -          -            -        16,345
 Cash, September and October,
  1994                               -          -        1,320      33,000        -          -            -        33,000
Net loss for the year                -          -          -           -          -          -        (32,544)    (32,544)
                               --------- ----------  --------- ----------- ---------- ------------ ---------- -----------
Balance,
 November 30, 1994                16,345     16,345     50,000   1,131,024        -          -     (1,080,143)     67,226

The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2000

                                                                           Common                  Deficit
                                                                             and                 Accumulated       Total
                                  Preferred Stock      Common Stock        Pref. B      Stock     During the  Shareholders'
                                     Class A           No Par Value         Stock     Subscript. Development      Equity
                                  Shares    Value    Shares       Value    Options    Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
 Cash, February 13, 1995             -   $      -        1,160 $   232,000 $      -   $      -   $        -   $   232,000
 Debt repayment, February 13,
  1995                               -          -        2,040     408,000        -          -            -       408,000
 Debt repayment, February 20,
  1995                               -          -        4,778     477,810        -          -            -       477,810
 Acquisition of assets, CIPI
  February, 1995                     -          -       28,750   1,950,000        -          -            -     1,950,000
 Acquisition of assets, April 5,
  1995                               -          -       15,000         -          -          -            -           -
 Cash and services, April and
  May 1995                           -          -       16,000     800,000        -          -            -       800,000
 Cash, June 1, 1995                  -          -          500      30,000        -          -            -        30,000
 Acquisition of assets and
  services, September 26, 1995       -          -        4,000     200,000        -          -            -       200,000
 Cash, September 28, 1995            -          -           41       3,000        -          -            -         3,000
 Acquisition of assets,
  September 1995                     -          -       35,000   1,750,000        -          -            -     1,750,000
 Return of assets, CIPI
  September, 1995                    -          -      (27,700) (1,950,000)       -          -            -    (1,950,000)
Net loss for the year                -          -          -           -          -          -     (2,293,867) (2,293,867)
                               ---------  ----------- -------- -----------   -------- ------------ ---------- -----------
Balance,
 November 30, 1995                16,345     16,345    129,569   5,031,834        -          -     (3,374,010)  1,674,169

Shares issued in exchange for:
 Cash, February, 1996                -          -        1,389     152,779        -          -            -       152,779
 Debt repayment, February 1996       -          -       10,000     612,000        -          -            -       612,000
 Services, February, 1996            -          -        3,160     205,892        -          -            -       205,892
 Cash, March, 1996                   -          -          179      25,000        -          -            -        25,000

The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2000

                                                                           Common                  Deficit
                                                                             and                 Accumulated       Total
                                  Preferred Stock      Common Stock        Pref. B      Stock     During the  Shareholders'
                                     Class A           No Par Value         Stock     Subscript. Development      Equity
                                  Shares    Value    Shares       Value    Options    Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares returned and canceled,
  March, 1996                        -   $      -      (15,000)$       -   $      -   $      -   $        -   $       -
 Services, April, 1996               -          -           13       2,069        -          -            -         2,069
 Services, September, 1996         4,155      4,155        586      36,317        -          -            -        40,472
 Services, October, 1996             -          -        6,540     327,000        -          -            -       327,000
 Debt repayment, November, 1996      -          -        2,350      64,330        -          -            -        64,330
Net loss for the year                -          -          -           -          -          -     (2,238,933) (2,238,933)
                               --------- ---------- ---------- -----------  ---------- --------- ------------ -----------
Balance,
 November 30, 1996                20,500     20,500    138,786   6,457,221        -          -     (5,612,943)    864,778

Shares issued in exchange for:
 Services, March, 1997               -          -          228       6,879        -          -            -         6,879
 Services, April, 1997               -          -          800      13,120        -          -            -        13,120
 Services, July, 1997                -          -        1,500      16,200        -          -            -        16,200
 Cash, July, 1997                    -          -       15,000     300,000        -          -            -       300,000
 Services, August, 1997              -          -        5,958      56,000        -          -            -        56,000
Adjustment for partial shares due
 to reverse stock split (1:20)       -          -          113         -          -          -            -           -
 Services, October, 1997             -          -    1,469,666     587,865        -          -            -       587,865
 Debt repayment, October, 1997       -          -    1,540,267     620,507        -          -            -       620,507
 Cash, October, 1997                 -          -    1,500,000     281,250        -          -            -       281,250
 Services, November, 1997            -          -        4,950      10,538        -          -            -        10,538
Net loss for the year                -          -          -           -          -          -     (2,739,268) (2,739,268)
                               --------- ---------- ---------- ----------- ---------- ----------  ----------- -----------
Balance,
 November 30, 1997                20,500     20,500  4,677,268   8,349,580        -          -     (8,352,211)     17,869

The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2000

                                                                           Common                  Deficit
                                                                             and                 Accumulated       Total
                                  Preferred Stock      Common Stock        Pref. B      Stock     During the  Shareholders'
                                     Class A           No Par Value         Stock     Subscript. Development      Equity
                                  Shares    Value    Shares       Value    Options    Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares issued in exchange for:
 Services, December, 1997
  through November, 1998             -   $      -    2,551,610 $ 2,338,264 $      -   $      -            -   $ 2,338,264
 Debt repayment, April, 1998
  through September, 1998            -          -      250,000     129,960        -          -            -       129,960
 Cash, January, 1998 through
  July, 1998                         -          -    4,833,334   1,139,218        -          -            -     1,139,218
 Acquisition of assets,
  July, 1998                         -          -      300,000     421,478        -          -            -       421,478
 Acquisition of remaining 20%
  minority interest in
  subsidiary, July, 1998             -          -       50,000      59,247        -          -            -        59,247
 Services, November, 1998         60,000     60,000        -           -          -          -            -        60,000
Net loss for the year                -          -          -           -          -          -     (4,928,682) (4,928,682)
                               --------- ---------- ---------- ----------- ---------- ------------ ---------- -----------
Balance,
 November 30, 1998                80,500     80,500 12,662,212  12,437,747        -          -    (13,280,893)   (762,646)

Shares issued in exchange for:
 Shares returned and canceled,
  December, 1998                     -          -   (1,350,000)   (814,536)       -          -            -      (814,536)
 Services, December, 1998
  through September, 1999            -          -      560,029     349,454    150,000        -            -       499,454
 Cash, December, 1998
  through September, 1999            -          -    1,155,800     129,537        -          -            -       129,537
 Debt repayment, Sept., 1999      39,520     39,520    960,321     197,500    100,000        -            -       337,020
Net loss for the period              -          -          -           -          -          -     (1,323,831) (1,323,831)
                               --------- ---------- ---------- -----------   -------- ------------ ---------- -----------
Balance,
 September 30, 1999              120,020    120,020 13,988,362  12,299,702    250,000        -    (14,604,724) (1,935,002)

The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2000

                                                                           Common                  Deficit
                                                                             and                 Accumulated       Total
                                  Preferred Stock      Common Stock        Pref. B      Stock     During the  Shareholders'
                                     Class A           No Par Value         Stock     Subscript. Development      Equity
                                  Shares    Value    Shares       Value    Options    Receivable    Stage        (Deficit)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Shares re-acquired and
  canceled, October, 1999            -   $      -      (17,500)$   (12,000)$      -   $      -   $        -   $   (12,000)
Shares issued in exchange for:
 Services, October, 1999 through
  September, 2000, valued from
  $0.25 to $0.80 per share           -          -    2,405,469     990,949        -          -            -       990,949
 Retainers, debt and accrued
  liabilities, October, 1999
  through September, 2000, valued
  from $0.25 to $1.57 per share      -          -    2,799,579   1,171,638        -          -            -     1,171,638
 Cash, October, 1999 through
  September, 2000, with subscription
  prices ranging from $0.25 to
  $0.66 per share                    -          -    2,295,482     839,425        -      (15,450)         -       823,975
Issuance of 563,500 consultant
  stock options, March, 2000,
  at an exercise price of $2.00
  per share                          -          -          -           -      214,130        -            -       214,130
Reduction of exercise prices
  on 2,600,000 officer and employee
  common stock options, March, 2000,
  to $0.38 and approximately $0.39
  per share                          -          -          -           -    1,113,610        -                  1,113,610
Exercise of 2,056,346 common and
  20,000 preferred officer stock
  options, May, 2000, with
  common stock strike prices
  ranging from $0.15 to approx.
  $0.39 per share, in exchange
  for officer debt                20,000     20,000  2,056,346     897,707   (407,735)       -            -       509,972
Issuance of 500,000 consultant
  stock options, September, 2000,
  with floating exercise prices
  set at 15% below current market    -          -          -           -       65,000        -            -        65,000
Net loss for the year                -          -          -           -          -          -     (3,812,140) (3,812,140)
                               --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
Balance,
 September 30, 2000              140,020 $  140,020 23,527,738 $16,187,421 $1,235,005 $  (15,450)$(18,416,864)$(869,868)
                               ========= ========== ========== =========== ========== ========== ============ ===========

The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Year Ended September 30, 2000,
the Ten Month Period Beginning December 1, 1998 and Ending
September 30, 1999, and the Cumulative Period
From December 1, 1990 (Inception) Through September 30, 2000

                                Year     Ten Months      Dec. 1, 1990
                                Ended       Ended         (Inception)
                           September 30, September 30,       Through
                                2000         1999        Sept. 30, 2000
                            -----------  ------------    -------------
Cash flows from operating
 activities:
  Net loss                  $(3,812,140) $ (1,323,831)    $(17,339,122)

Adjustments to reconcile
 net loss to net cash used
 in operating activities:
  Stock issued for services   2,371,689      (315,082)       6,519,067
  Stock issued for interest         -             -            535,591
  Provision for bad debt
   write-offs                       -             -          1,422,401
  Minority interest                 -             -            (62,500)
  Settled damages                   -         (25,000)         (25,000)
  Write-off of intangible
    assets                          -         283,133        1,299,861
  Depreciation and
    amortization                 86,701       121,413        1,610,588
  Changes in:
   Accounts receivable              -             -             (4,201)
   Accrued interest
    receivable                      -             -            (95,700)
   Prepaid exp. and deposits    (18,000)       (7,000)         (25,000)
   Accounts payable             (16,305)      (13,096)         246,036
   Accrued compensation         286,835       478,440        1,236,740
   Due to officer               154,683       555,193          709,876
   Other current liabilities     12,676       161,088          371,566
                            -----------  ------------    -------------
Total adjustments             2,878,279     1,239,089       13,739,325
                            -----------  ------------    -------------
Net cash used in
 operating activities         (933,861)      (84,742)      (3,599,797)
                            -----------  ------------    -------------

The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Year Ended September 30, 2000,
the Ten Month Period Beginning December 1, 1998 and Ending
September 30, 1999, and the Cumulative Period
From December 1, 1990 (Inception) Through September 30, 2000

                                Year      Ten Months      Dec. 1, 1990
                               Ended        Ended          (Inception)
                           September 30, September 30,        Through
                                2000         1999        Sept. 30, 2000
                            -----------  ------------    -------------
Cash flows from investing
 activities:
  Issuance of
   notes receivable         $       -    $        -      $  (1,322,500)
  Costs of license rights
   and technology                   -             -            (94,057)
  Purchase of equipment         (44,933)      (12,255)        (181,109)
                            -----------   -----------    -------------
Net cash used in
 investing activities          (44,933)      (12,255)      (1,597,666)
                            -----------   -----------    -------------
Cash flows from financing
 activities:
  Common stock issuance         823,975       129,537        2,953,385
  Preferred stock issuance          -             -             16,345
  Proceeds from debt, other     182,000           -          1,852,691
  Proceeds from debt, related       -             -            206,544
  Proceeds from stock purchase      -             -            281,250
  Payments on debt, other       (20,497)      (11,270)         (46,407)
  Payments on debt, related         -             -            (53,172)
  Decrease in stock
   subscription receivable          -             -             20,000
  Contributed capital               -             -                515
                            -----------   -----------    -------------
Net cash provided by
  financing activities          985,478       118,267        5,231,151
                            -----------   -----------    -------------
Net increase in
  cash and cash equivalents       6,684        21,270           33,688

Cash and cash equivalents
  at beginning of period         27,004         5,734              -
                           ------------   -----------    -------------
Cash and cash equivalents
  at end of period         $     33,688   $    27,004    $      33,688
                           ============   ===========    =============

The accompanying notes are an integral part of these consolidated financial statements.

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Year Ended September 30, 2000,
the Ten Month Period Beginning December 1, 1998 and Ending
September 30, 1999, and the Cumulative Period
From December 1, 1990 (Inception) Through September 30, 2000

                                Year      Ten Months      Dec. 1, 1990
                               Ended        Ended          (Inception)
                           September 30, September 30,        Through
                                2000         1999        Sept. 30, 2000
                            -----------   -----------    -------------
Supplemental disclosures of
  cash flow information:

  Cash paid for interest    $    45,020   $        92    $     175,937
                            ===========   ===========    =============

  Cash paid for income taxes$     1,600   $       -      $       3,250
                              ===========   ===========    =============

Non-cash investing and financing activities:

  Common stock issued
   in exchange for:
    Note receivable         $       -     $       -      $     281,250
    Prepaid expenses        $   133,546   $       -      $     133,546
    Property and equipment  $       -     $       -      $     130,931
    Licenses and technology $       -     $       -      $   2,191,478
    Acquisition of remaining
     minority interest in
     subsidiary             $       -     $       -      $      59,247
    Repayment of debt and
     interest               $ 1,548,064   $   197,500    $   3,352,859
    Services and interest   $       -     $       -      $   4,949,192
  Preferred stock issued
   in exchange for:
    Services                $       -     $       -      $      60,000
    Repayment of debt       $    20,000   $    39,520    $      59,520
  Preferred stock options
   issued in exchange for:
    Repayment of debt       $       -     $   100,000    $     100,000

The accompanying notes are an integral part of these consolidated financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2000

Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization

Conectisys Corporation (the "Company") was incorporated under the laws of
Colorado on February 3, 1986, to analyze and invest in business opportunities as they may occur.

In September 1995, the Company acquired 80% of the outstanding stock of
TechniLink, Inc., a California corporation, and 80% of the outstanding stock of
PrimeLink, Inc., a Kansas corporation, in exchange for an aggregate of 10,000 shares of the Company's common stock.  The acquisitions were accounted for as purchases.  At the date of acquisition, both PrimeLink and TechniLink are start-up companies with no material operating activity.

The acquisitions of these companies occurred in connection with the signing of the license agreements discussed in Note 10.  The Company issued a total of
35,000 shares of common stock and assumed a loan of $400,000 to acquire the licenses and the Corporations.  The only major asset acquired from PrimeLink and TechniLink was the license and technology.  The aggregate transactions were valued at $1,750,000, the fair market value of common stock issued, and recorded in licenses and technology on the balance sheet.

TechniLink has developed the Cube 2001 series for the monitoring and controlling of various devices in the petroleum and gas industry.  PrimeLink has developed a product line that uses cutting edge communications to assist in the monitoring of meters for utility companies and the petroleum industry.
This technology, while eliminating the need for a meter reader, is more significant in enabling the utility companies to utilize energy conservation and, in the case of power companies, re-routing of electrical power to areas where it is needed.  The devices are also in use in vending machines to monitor sales and functions of the vending machine without the physical inspection usually needed.

On July 15, 1998, United Telemetry Company, Inc. was incorporated in the State of Nevada as a wholly-owned subsidiary of the Company.

On July 22, 1998, the Company acquired the remaining 20% interest

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2000

 Organization (continued)

in TechniLink, Inc. for 50,000 shares of the Company's common stock valued at
$59,247.

On January 11, 2000, a new Nevada corporation, eEnergyServices.com, Inc., was formed, which has no net assets and which has not, as yet, commenced operations.  PrimeLink, Inc. and TechniLink, Inc. are in the process of winding down.  Upon dissolution, their assets will be distributed to Conectisys
Corporation.  PrimeLink, Inc. will do its future business in California as
United Telemetry Company.

Basis of presentation and going concern uncertainty

The accompanying consolidated financial statements include the accounts and transactions of Conectisys Corporation, its wholly-owned subsidiaries
TechniLink, Inc. and United Telemetry Company, Inc., and its 80% owned subsidiary PrimeLink, Inc.  All material intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements.
Certain prior period balances in the accompanying consolidated financial statements have been reclassified to conform to the current year's presentation.

The Company returned to the development stage in accordance with SFAS No. 7 on
December 1, 1990 and during the fiscal year ended November 30, 1995.  The
Company has completed two mergers and is in the process of developing its technology and product lines.

As of September 30, 2000, the Company had a deficiency in working capital of approximately $890,000, and had incurred continual net losses since its return to the development stage ($2.2 million in 1996, $2.7 million in 1997, $4.9 million in 1998,  $1.3 million in 1999 (ten months), and $3.6 million in 2000, which raise substantial doubt about the Company's ability to continue as a going concern.

Management's plans for correcting these deficiencies include the future sales of their newly licensed products and to raise capital through the issuance of common stock and from continued officer advances to assist in providing the
Company with the liquidity necessary to retire its outstanding debt and meet operating expenses (See Notes 14(a) and 14(b)).  In the longer term, the
Company plans to achieve profitability through the operations

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2000

Basis of presentation and going concern uncertainty (continued)

of its subsidiaries.  The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Use of estimates

The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair
Value of Financial Instruments", requires that the Company disclose estimated fair values for its financial instruments.  The following summary presents a description of the methodologies and assumptions used to determine such amounts.  Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision.  These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument.  Changes in assumptions could significantly affect the estimates.

Since the fair value is estimated at September 30, 2000, the amounts that will actually be realized or paid at settlement of the instruments could be significantly different.  The carrying amount of cash and cash equivalents is assumed to be the fair value because of the liquidity of these instruments.
Accounts payable, accrued compensation, due to officer, other current liabilities, and notes payable approximate fair value because of the short maturity of these instruments.  Long-term debt is recorded at face value because the principal amount is convertible into common stock.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2000

Fiscal year

Effective December 1, 1998, the Company changed its fiscal year-end from
November 30 to September 30.

Research and development costs

The Company has been engaged in researching, engineering, and developing its
HNet technologies since August 1995, and has recently begun deployment of a pilot project, which did not generate any revenue during the past fiscal year.
Although still a development stage company, the Company plans to engage large-
scale cost reduction runs for the production and subsequent sale of the HNet
System in 2001.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and on deposit and highly liquid debt instruments with original maturities of three months or less.  All funds on deposit are with one financial institution.

Property and equipment

Property and equipment are stated at cost.  Depreciation is computed on property and equipment using the straight-line method over the expected useful lives of the assets, which are generally five years for vehicles and office equipment and seven years for furniture and fixtures.

Licensing agreements

The costs of acquiring license rights are capitalized and amortized over the shorter of the estimated useful life of the license or the term of the license agreement.  The licenses are being amortized over a period of five years.
During the year ended November 30, 1998, the Company acquired additional license rights in the amount of $421,478 from TechniLink.  Although the license remains viable, the Company currently lacks the resources to develop and market
it.  Accordingly, during the ten month period ended September 30, 1999, the
Company accelerated amortization on this asset by writing it down to its net
realizable value of $40,000, incurring a charge of $283,133.     The balance
was fully amortized at September 30, 2000.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES
TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2000

Technology

Deferred technology costs include capitalized product development and product improvement costs incurred after achieving technological feasibility and are amortized over a period of five years.  At September 30, 2000, no deferred technology costs were recognized.

Impairment of long-lived assets

Statement of Financial Accounting Standards No. 121, "Accounting for the
Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of"
(SFAS No. 121) issued by the Financial Accounting Standards Board (FASB) has
been effective for financial statements for fiscal years beginning after
December 15, 1995.  The standard established new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment, certain identifiable intangible assets and goodwill, should be recognized and how impairment losses should be measured.  The Company wrote-off the balance of the carrying value of older licenses and deferred technology during the year ended November 30, 1998, as a consequence of persistent competitive pressure.
The expense incurred was $632,257.

 Accounting for stock-based compensation

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-
based Compensation" (SFAS No. 123) establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments.  The Company adopted this accounting standard on January 1, 1996.
SFAS No. 123 also encourages, but does not require, companies to record compensation cost for stock-based employee compensation.  The Company has chosen to account for stock-based compensation utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting
for Stock Issued to Employees."  Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market price of the
Company's stock at the date of grant over the amount an employee must pay to acquire the stock.  Also, in accordance with SFAS No. 123, the Company has provided footnote disclosures with respect to stock-based employee compensation.  The cost of stock-based

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES
TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2000

Accounting for stock-based compensation (continued)

compensation is measured at the grant date on the value of the award, and this cost is then recognized as compensation expense over the service period.  The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair market value of the stock as determined by the model at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

Stock issued for non-cash consideration

Shares of the Company's no par value common stock issued in exchange for goods or services are valued at the cost of the goods or services received or at the market value of the shares issued, depending on the ability to estimate the value of the goods or services received.

Income taxes

The Company files a consolidated income tax return.  The Company has adopted
Statement of Financial Accounting Standards ("SFAS") No. 109, which requires the Company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of assets using the enacted rates in effect in the years in which the differences are expected to reverse.
The Company has recognized a valuation allowance covering 100% of the net deferred tax assets (primarily tax benefits from net operating loss carryforwards), because it is more likely than not that the tax benefits attributable to the deferred tax assets will not be realized in the future.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2000

 Net loss per common share - basic and diluted

Net loss per common share - diluted is based on the weighted average number of common and common equivalent shares outstanding for the periods presented.
Common equivalent shares representing the common shares that would be issued on exercise of convertible securities and outstanding stock options and warrants reduced by the number of shares which could be purchased from the related exercise proceeds are not included since their effect would be anti-dilutive.

Recent accounting pronouncements

Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive
Income," (SFAS No. 130) issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997.  SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.  The adoption of SFAS No. 130 did not have a material effect on the Company's financial position or its results of operations.  Statement of Financial
Accounting Standard No. 131, "Disclosure About Segments of an Enterprise and
Related Information," (SFAS No. 131) issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997.  SFAS
No. 131 requires that public companies report certain information about operating segments, products, services and geographical areas in which they operate and their major customers.  Adoption of SFAS No. 131 did not have an effect on the Company's financial position or its results of operations;
however, additional disclosures may have to be made in the future relating to the above items.

Statement of Financial Accounting Standard No. 132, "Employers' Disclosures
about Pensions and Other Postretirement Benefits," SFAS No. 132) issued by the
FASB is also effective for financial statements with fiscal years beginning after December 15, 1997.  It revises employers' disclosure requirements for pensions and other postretirement benefits and eliminates certain disclosures that are no longer as useful as they were when SFAS No. 87, SFAS No. 88, and
SFAS No. 106 were issued.  Adoption of SFAS No. 132 did not have an effect on the Company's financial position or results of operations.

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES
TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2000

New accounting pronouncements

The Financial Accounting Standards Board has established the following new pronouncements, none of which have (will) materially affect the Company: SFAS
No. 133, "Accounting for Derivative Instruments and Hedging Activities
(effective for years beginning after June 15, 2000)," SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage
Loans Held for Sale by a Mortgage Banking Enterprise - an amendment of SFAS No.
65 (effective for fiscal quarters beginning after December 15, 1998)," SFAS No.
135, "Rescission of SFAS No. 75 and Technical Corrections (effective for fiscal years ending after December 15, 1999)," SFAS No. 136, "Transfer of Assets to a
Not-for-Profit Organization or Charitable Trust That Raises Contributions for
Others (generally effective for financial statements issued for fiscal periods beginning after December 15, 1999)," SFAS No. 137, "Accounting for Derivative
Instruments and Hedging Activities - Deferral of the Effective Date of SFAS No.
133 - an amendment of SFAS No. 133 (effective June 1999)," SFAS No. 138,
"Accounting for Certain Derivative Instruments and Certain Hedging Activities -
an amendment of SFAS No. 133 (effective for years beginning after June 15,
2000)," SFAS No. 139, "Rescission of SFAS No. 53 and amendments to SFAS No. 63,
89, and 121 (effective for fiscal years beginning after December 15, 2000),"
and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets
and Extinguishments of Liabilities - a replacement of SFAS No. 125 (effective for certain disclosures for fiscal years ending after December 15, 2000)."

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2000

NOTE 2. RELATED PARTY TRANSACTIONS

Until recently, the Company leased office space in Agua Dulce, California from
S.W. Carver Corporation, a company owned by a major shareholder of the Company.
The lease was for a period of one year, renewable annually in April at the option of the lessee.  Effective April, 1998, the monthly rent was increased from $2,000 to $2,500.  Around September 1, 2000, the lease was terminated due to the sale of the building.  At that time the Company moved certain property and equipment to its Valencia locations.  Rent expense for the year ended
September 30, 2000 and the ten-month period ended September 30, 1999 was
$27,500 and $25,000, respectively.

NOTE 3.    PREPAID EXPENSES AND DEPOSITS

During the year ended September 30, 2000, the Company issued 462,487 shares of its common stock as retainers for consulting services ($128,611) and accounting fees ($4,935).  In addition, the Company recorded the unearned portion of an engineering contract ($25,000) as a prepaid asset, bringing the total prepaid expense balance at September 30, 2000 to $158,546.

NOTE 4.    PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2000 consisted of the following:

Office equipment                             $   262,320
Furniture and fixtures                            16,609
Vehicles                                          35,362
                                             -----------
Total cost                                       314,291
Accumulated depreciation                        (220,987)
                                             -----------
Net book value                               $    93,304

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2000

NOTE 5.    LICENSE RIGHTS AND TECHNOLOGY

License rights and technology at September 30, 2000 consisted of the following:

      License rights                               $   421,478
      Accumulated amortization                        (421,478)
                                                    -----------
 Net book value                             $       -
                                                    ===========

NOTE 6.    DUE TO OFFICER

During the ten month period ended September 30, 1999, the Company received cash advances from its CEO totaling $555,193.  At September 30, 1999,
$197,500 of these advances were exchanged for the assumption of a promissory note to S.W. Carver, due on demand (and in no event later than October 1,
2000) at an annual interest  rate of 10%, and another $287,020 of these advances were exchanged for equity. Also at September 30, 1999, $62,522 in accrued compensation was transferred to the officer advance account,resulting in a balance of $133,195 at that date. This balance was converted into a promissory note due on demand (and in no event later than October 1, 2000)
at an annual interest rate of 10%.

During the first half of the year ended September 30, 2000, the Company's CEO advanced the Company an additional $68,500 (net of a $5,000 repayment) at an annual interest rate of 10%.  Total interest on the advances and promissory notes amounted to $21,766 through May 22, 2000 (including $10,583 on the S.W.
Carver note), at which time the total principal plus accrued interest on the aggregate loans ($420,961) was effectively paid-off through the exercise of
2,056,346 common stock options and 20,000 Preferred Class A stock options.  The total exercise price for these stock options was $509,972.  The balance of the proceeds of $89,011 was applied against accrued officer compensation.  During
August and September 2000, the Company's CEO advanced the Company another
$75,000, which remained unpaid through year-end.  See Note 14(a).

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2000

NOTE 7.    NOTES PAYABLE

Notes payable at September 30, 2000 consisted of the following:

      Note payable to Devon Investment Advisors,
      unsecured, due on demand, interest payable
      at an annual rate of 10%                      $ 241,824

     Note payable to Black Dog Ranch LLC,
      unsecured, semi-monthly payments of $2,500,
      including interest at an annual rate
      of 18%, with remaining balance due and
      payable on June 1, 2001                          74,113

 Note payable to Deauville (now MMDS)
      Capital Partners, unsecured,
      convertible into common stock at
      $1.00 per share through March 6, 2002,
      at which time interest at an annual
      rate of 10% begins to accrue                     75,000
                                             ---------
 Total notes pale                              390,937
 Current portio                               (315,937)
                                                     ---------
       Long-term portio                             $  75,000
                                                     =========

The maturity of long-term debt at September 30, 2000 was as follows:

 Year ended September 30,:      2001            $ 315,937
                                Thereafter         75,000
                                                       ---------
        Total notes payable                            $ 390,937
                                                       =========

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2000

NOTE 8. SHAREHOLDERS' EQUITY (DEFICIT)

The Company is authorized to issue 50,000,000 shares of $1.00 par value preferred stock, no liquidation preference.  One million of the preferred shares are designated as Class A preferred shares which have super voting power wherein each share receives 100 votes and has anti-dilution rights.  One million of the preferred shares are designated as Class B preferred shares which have conversion rights wherein each share may be converted into ten shares of common stock.

In December, 1998, the Company canceled 1,350,000 shares of its common stock previously issued to a consultant and valued at $814,536, which were contingent on the establishment of a $5,000,000 line of credit (never achieved).

In December, 1998, the Company issued 750,000 shares of its common stock valued at $50,000 to a consultant for services rendered.

In January and September, 1999, the Company issued a total of 152,548 shares of its common stock for consultant services rendered of $45,360.

During the months March, 1999 through September, 1999, the Company issued a total of 405,800 shares of its common stock valued at $79,537 in a private placement.

In September, 1999, the Company issued 100,000 shares of its common stock for consultant fees rendered of $84,644.

In September, 1999, the Company issued 960,321 shares of its common stock to repay related party debt of $197,500.

In September, 1999, the Company issued a total of 47,481 shares of its common stock valued at $15,957 as hiring bonuses for two employees.

In September, 1999, the Company issued 260,000 shares of its common stock to its president as compensation for director fees of $203,493 and also issued him
39,520 of its Class A $1.00 par value preferred stock to partially repay debt.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2000

NOTE 8. SHAREHOLDERS' EQUITY (DEFICIT) (continued)

In September, 1999, the Company issued options to purchase 500,000 shares each
(a total of 1,000,000) of its Class B convertible preferred stock at a price of
$5.00 per share in exchange for debt reduction of $50,000 each (a total of
$100,000) to a note holder and the Company's president.

In September, 1999, the Company issued options to purchase 600,000 shares of the Company's common stock (500,000 options to its president and 100,000 options to an employee) valued at $150,000.

In October, 1999, the Company re-acquired and canceled 17,500 common shares from the former president of PrimiLink, in return for a $12,000 consulting agreement.

During the months October, 1999 through March, 2000, the Company issued a total of 241,200 shares of its common stock valued at $52,919 in a private placement.
In conjunction with this issuance and the March through September, 1999 issuance noted above, certain shareholders received warrants to purchase
506,500 shares of common stock at $2.00 per share through November 1, 2001.

During the period October, 1999 through September, 2000, the Company issued a total of 2,612,796 shares of its common stock to various consultants for services rendered and to be rendered (retainer of $128,611) totaling
$1,051,932.

In November, 1999, the Company received cash of $66,927 to pay the balance due on an old subscription for 300,000 shares of the Company's common stock.

In November, 1999 through September, 2000, the Company issued 240,000 shares of its common stock to its outside accountant for services rendered and to be rendered (retainer of $4,935) in the amount of $130,000.

In December, 1999 and February, 2000, the Company issued 879,309 shares of its common stock to current and former officers for accrued compensation in the amount of $419,747.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2000

NOTE 8. SHAREHOLDERS' EQUITY (DEFICIT) (continued)

In December, 1999, the Company issued an additional 19,804 shares of its common stock valued at $7,195 (net of 6,283 canceled shares valued at $10,805) in full settlement of a vendor dispute.

In February and March, 2000, a consultant exercised 250,000 common stock options at $125,000 ($0.50 per share)

In March, 2000, the Company issued 20,000 shares of its common stock for
$16,000 in legal services.

In March, 2000, the Company issued 500,672 shares of its common stock in subscriptions and private placements totaling $195,000.

In March, 2000, the Company issued 135,000 shares of its common stock to an officer for $89,042 in cash.

In March, 2000, the Company issued 563,500 common stock options to a consultant valued at $214,130.

In March, 2000, the Company adjusted the exercise price on 2,600,000 common stock options previously issued to two officers and an employee, resulting in an increase in compensation expense of $1,113,610.

In April, 2000 through September, 2000, the Company issued 1,019,800 shares of its common stock through cash subscriptions totaling $242,450, for which
$15,450 (representing 61,800 shares) had not yet been collected as of September
30, 2000.

During April, 2000 through September, 2000, an additional 242,560 shares of the
Company's common stock were issued in a private placement totaling $68,087.  In conjunction with these and previous issuances, certain shareholders received warrants to purchase 446,305 shares of the Company's common stock at $2.00 per share through September 1, 2002.

In May, 2000, the Company's CEO exercised 2,056,346 common stock options and
20,000 Class A Preferred stock options in exchange for debt and accrued compensation aggregating $509,972.  $407,735 was transferred from stock options exercisable to common stock as a result of this transaction.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2000

NOTE 8. SHAREHOLDERS' EQUITY (DEFICIT) (continued)

In June, 2000, a note holder converted $200,000 principal value of debt into
800,000 shares of the Company's common stock (at $0.25 per share).

In August and September, 2000, three officers and an employee received 539,389 shares of the Company's common stock as payment for $229,693 of accrued compensation.

In September, 2000, old liabilities of $108,020 were transferred to shareholders' equity (deficit) in recognition of additional paid-in capital.

In September, 2000, the Company issued 500,000 common stock options to a consultant valued at $65,000 (representing a floating exercise price that was
15% below the current market price of the Company's common stock).

NOTE 9.   INCOME TAXES

Deferred income taxes consisted of the following at September 30, 2000:

      Deferred tax asset, benefit
      of net operating loss
      carryforward                                $ 5,000,000
 Valuation allowance                        (5,000,000)
                                                   -----------
 Net deferred taxes                        $       -
                                                  ===========
The valuation allowance offsets the net deferred tax asset, since it is more likely than not that it would not be recovered.

The Company has approximately $12,600,000 in respective federal and California net operating loss carryforwards.  The federal net operating loss carryforwards expire as follows: $2,700,000 in the year 2012, $5,300,000 in 2018, $1,200,000 in 2019, and $3,400,000 in 2020.  The California net operating loss carryforwards expire as follows: $2,700,000 in the year 2002, $5,300,000 in
2003, $1,200,000 in 2004, and $3,400,000 in 2005.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2000

NOTE 10. COMMITMENTS AND CONTINGENCIES

Employment agreements

The Company has entered into seven employment agreements with key
Individuals, the terms of the agreements are as follows:

1) The former President and CEO of PrimeLink entered into an agreement dated September 15, 1995 for a period of three years.  This agreement, along with his royalty agreement, were mutually terminated.  The separation agreement, as of October 31, 1997, called for a settlement of $12,000 to be paid $1,000 monthly for the following twelve months.  As of September 30, 2000,
$4,000 remained unpaid.

2) The former President and CEO of TechniLink entered into an agreement dated September 15, 1995 for a period of three years.  He is entitled to receive a base salary of $90,000 per year and an annual bonus equal to 15% of the net profits before taxes earned by TechniLink, Inc.  He is also granted an option to purchase up to 250,000 shares of the Company's restricted common stock at a price equal to 50% of the average market value of the stock on the date of purchase.  In December, 1998, he resigned from the Company, releasing it from any further bonus and stock option obligations.

3) The CEO (now former President) of the Company entered into an agreement dated October 2, 1995 (which was amended September 1, 1997 and
September 1, 1999) for a period of five years, and he is entitled to receive a base salary of $160,000 per year.  The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued
employment.  The staying bonus will be compensated for with the Company's restricted common stock.  He is also granted an option to purchase up to
2,000,000 shares of the Company's restricted common stock at a price equal to
50% of the average market value for the prior 30 trading days before exercise.
On March 27, 2000, the exercise price was adjusted to a flat $0.3864 per share, with an expiration date of December 2, 2003.  These stock options are fully vested and irrevocable as of the commencement of the agreement, except in the event the employee refuses to carry out the reasonable and lawful directions of the employer or engages in proven fraud or dishonesty in the performance of his duties, in which case the stock options are automatically revoked upon discovery.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2000

NOTE 10. COMMITMENTS AND CONTINGENCIES (continued)

Employment agreements (continued)

4)    The Acting President of the Company entered into an agreement dated
September 11, 2000 for a period of six months through March 11, 2001, and he is entitled to receive a base salary (consulting fees) of $120,000 per year, of which 50% shall be paid in cash and 50% shall be paid in restricted common stock at a rate equal to 50% of the average market closing price for the last 5 trading days of each quarter.  He shall be issued 100,000 shares of restricted common stock as a hiring bonus, at a per share price of $0.28415, equivalent to
50% of the average market closing price for the prior 30 trading days before the agreement date.  He shall further receive performance bonuses (paid in restricted common stock) upon successful completion of specific milestones pertaining to the implementation and deployment of the HNET System.  The incentive package could net him up to 650,000 shares of restricted common stock.  As of September 30, 2000, none of these milestones were met.  He is also granted an option through March 11, 2001 to purchase up to 100,000 shares of the Company's restricted common stock at a price of $0.38 per share.

5) The Chief Financial Officer of the Company entered into an agreement dated October 2, 1995 (which was amended September 1, 1997) for a period of three years, and he is entitled to receive a base salary of $80,000 per year and an annual bonus of 2% of the Company's pretax income.  The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment.  The staying bonus shall be compensated for with the Company's restricted common stock.  He is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 50% of the average market value at the date of purchase.
Effective February, 1999, he resigned from the Company, releasing it from any further bonus and stock option obligations.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2000

NOTE 10. COMMITMENTS AND CONTINGENCIES (continued)

Employment agreements (continued)

6) The Secretary and Treasurer of the Company entered into an Agreement dated October 2, 1995 (which was amended September 1, 1997, September 1, 1999, and March 31, 2000) for a period of five years (extended through April 1,
2005), and she is entitled to receive a base salary of $80,000 per year.  The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment.  The staying bonus shall be compensated for with the Company's restricted common stock.  She is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 60% of the average market value for the prior
180 trading days before exercise.  On March 27, 2000, the exercise price was adjusted to a flat $0.38 per share, with an expiration date of December 31,
2004.

7) The Chief Technical Officer of the Company entered into an agreement dated August 1, 1998 for an initial term of three years, and he is entitled to receive a base salary of $150,000 per year, with a minimum of
$90,000 to be paid annually in cash and the balance paid (at the option of the
Company) in cash or restricted common stock under rule 144.  The employee shall receive a hire-on bonus of $75,000 worth of the Company's restricted common stock under rule 144, at one-half market price.  The employee shall further receive performance bonuses (paid in restricted common stock, as above) upon successful completion of specific milestones pertaining to the implementation and deployment of certain software (up to $862,500).  If substantially all performance milestones are met, he is also granted an option to purchase up to
500,000 shares of the Company's restricted common stock at a price equal to 60%
of the average market value at the date of purchase.  As of September 30, 2000, none of the aforementioned milestones had been successfully completed.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2000

NOTE 10. COMMITMENTS AND CONTINGENCIES (continued)

License agreements

The Company has entered into license agreements with the former Presidents of both PrimeLink and TechniLink.  The license agreements were entered into on
September 20, 1995, in connection with the acquisition of PrimeLink and
TechniLink (see Note 1 above), and are for a period of five years.  As consideration for these license agreements, the Company issued each licensee
12,500 shares of its restricted common stock and will pay each licensee a royalty of 5% of net sales of the applicable product.  In addition, in the event of the sale or merger of TechniLink or PrimeLink, a royalty sum of 20% of the sales price of the license shall be paid to the licensee; the sales price shall not be less than $1,500,000.  The licenses were valued at the fair market value of the stock issued to obtain the licenses.  In 1997, there was a separation agreement between the President of PrimeLink and the Company, whereby the President of PrimeLink agreed to forfeit royalty rights and return all shares of the Company's common stock obtained pursuant to the license agreement for a $12,000 settlement.

Litigation

There have been three recent legal proceedings in which the Company has been a party:

The first case, Securities and Exchange Commission (the "Plaintiff") vs. Andrew
S. Pitt, Conectisys Corp., Devon Investments Advisors, Inc., B&M Capital Corp.,
Mike Zaman, and Smith Benton & Hughes, Inc. (Defendants) Civil Case # 96-4164.
The case alleges that a fraudulent scheme was orchestrated and directed by the defendants to engage in the sale and distribution of unregistered shares of
Conectisys by creating the appearance of an active trading market for the stock of Conectisys and artificially inflating the price of its shares.  In the suit, the SEC sought permanent injunctions from violating securities laws.  The SEC did not seek any civil penalties from the Company.  The courts, having conducted a trial of this matter without jury and taken it under submission, found for the plaintiff as follows: against Conectisys on the claim that the defendant violated section 5(a), 5(c), and 17(a).  Conectisys was not found to have

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2000

NOTE 10. COMMITMENTS AND CONTINGENCIES (continued)

Litigation (continued)

violated section 10(b), 10(b-5), or 15(c).  The Company was subsequently ordered to disgorge profits totaling $175,000.  On March 5, 1999, the Company entered into an Amended Final Judgment of Permanent Injunctive Relief with the
Securities and Exchange Commission ("SEC").  The Company and the SEC agreed on a settlement in which the Company would dismiss its then pending appeal and take a permanent injunction that it would not in the future violate sections
5(a), 5(c), 17(a), 10(b), 10(b-5), or 15(c); in return the SEC would not demand the previously ordered disgorgement of $175,000.

The second case was brought by Clamar Capital Corp. (the "Plaintiff") against
Smith Benton & Hughes; Michael Zaman; Claudia Zaman; Andrew Pitt and Conectisys
Corp. (collectively the "Defendants").  The case was brought before the
District Court of Arapahoe, State of Colorado, Case # 97-CV-1442, Division 3,
alleging the defendants conspired to artificially inflate the price of the
Company's common stock and withheld material facts from investors.  The
Plaintiff did not specify an amount of damages that it sought from the
Defendants.  On March 26, 1999, the District Court of Arapahoe, State of
Colorado, dismissed the civil case against Conectisys Corp. brought by Clamar
Capital Corp.

The third case was brought by Southern Arizona Graphic Associates, Inc. (the
"Plaintiff") against Conectisys Corporation (the "Defendant").  The case was brought before the Superior Court of the State of Arizona, County of Pima, Case
# 333852.  The claim was for goods, printing services, and funds advanced by the Plaintiff.  On December 8, 1999, the Company's Board of Directors approved the issuance of 26,087 shares of the Company's common stock valued at $18,000 in full settlement of the defendant's claim.  The matter was subsequently dismissed with prejudice.

The Company, during its normal course of business, may be subjected from time to time to disputes and to legal proceedings against it.  Both counsel and management do not expect that the ultimate outcome of any current claims will have a material adverse effect on the Company's financial statements.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES
TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2000

NOTE 11. MAJOR CUSTOMERS

The Company, as a development stage enterprise, did not have revenues during the year ended September 30, 2000 and had limited revenue during the ten months ended September 30, 1999; the Company had sales to one customer comprising 100%
of total sales.  The Company had no additional revenue during the ten months ended September 30, 1999 other than the aforementioned sales.

NOTE 12. STOCK OPTIONS

During the fiscal year ended September 30, 1999, the Company issued to a note
holder options to purchase 500,000 shares of the   Company's Class B preferred
stock at an exercise price of $5.00 per share.  As consideration, the Company reduced its debt to the note holder by $50,000 and received an extension of time to pay-off its promissory note.  The Company also issued to its CEO options to purchase another 500,000 shares of the Company's Class B preferred stock at an exercise price of $5.00 per share in exchange for a reduction in debt of $50,000.  Total consideration received on the above issued options, as evidenced by debt reduction, was $100,000.  These options can be exercised through November 1, 2002 and can also be converted into common stock at the rate of 10 common shares for each Class B preferred share.

The Company's CEO currently owns 140,020 shares of the Company's Class A preferred stock, of which 20,000 shares were purchased during the year ended
September 30, 2000, and has options to purchase another 9,980 shares for $1.00 per share through June 16, 2001.

The Company accounts for stock-based compensation under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25.  Had
compensation cost for stock options granted during the year ended September 30,
2000 been determined based on the fair value at the grant dates consistent with the method of FASB Statement No. 123 (utilizing the Black-Scholes model, assuming a risk-free annual rate of return of 6% and a volatility factor of
50%), the Company's net loss would have increased by $25,000, attributable to
100,000 common stock options issued to the Company's acting president at an exercise price of $0.38 per share, exercisable over an approximate six-month period.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES
TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2000

NOTE 12. STOCK OPTIONS (continued)

The pro forma effect on the net loss for the year ended September 30, 2000 is indicated below:

                               As Reported          Pro Forma
                               -----------         -----------
Net loss                       $(3,812,140)        $(3,837,140)

Net loss per share -
 basic and diluted                   $(.21)              $(.21)

In February, 2000, the Company's Board of Directors approved the issuance of a performance bonus award option of 250,000 shares of common stock to a consultant under the Company's Non-qualified Stock Option Plan at an exercise price of $0.50 per share (the approximate market value of the common stock).
These options were all exercised by March, 2000.  For services rendered during the year ended September 30, 2000, the Company issued 563,500 common stock options to a consultant at an exercise price of $2.00 per share, exercisable over an approximate three-year period.  As a retainer, the Company also issued another 500,000 common stock options to a consultant at an exercise price set at 15% below the current market value of the Company's common stock, exercisable over a twelve-month period.  Under the Black-Scholes model
(assuming the same risk-free interest and volatility factors as noted above), the above stock options were recorded at a value of $214,130 and $65,000, respectively.

During the ten month period ended September 30, 1999, 500,000 common stock options were issued to the Company's CEO and another 100,000 common stock options were issued to an employee.  These options were valued at $150,000 in aggregate.  No pro forma information required by SFAS No. 123 is included, as the disclosure would not be materially different from the amounts and disclosures already presented.  On March 27, 2000, the Company fixed the exercise prices of 2,600,000 common stock options previously issued at (higher)
floating exercise prices to the Company's CEO, the Company's secretary, and the employee, resulting in an additional compensation cost of approximately
$1,113,610, increasing the total common stock options exercisable by the same amount.  In May, 2000, the Company's CEO exercised 2,056,346 common stock options, resulting in the transfer of

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2000

NOTE 12. STOCK OPTIONS (continued)

$407,735 of common stock options exercisable to common stock.  Adding in the value of 1,163,500 common stock options corresponding to consultant issuances in March, 2000 and September, 2000 in the amount of $279,130 (as noted above)
brought the balance of common stock options exercisable at September 30, 2000 to $1,135,005.  The total balance of stock options exercisable at September 30,
2000 was $1,235,005, including $100,000 attributable to the Company's Class B preferred stock.

The Company has granted various common stock options and warrants to employees and consultants.  Generally, the options and warrants were granted at approximately the fair market value of the Company's common stock at the date of grant and vested immediately, except that when restricted rule 144 common stock was issued, the options and warrants were granted at an average market discount of 50% (ranging from between 20% to 75%).  Compensation expense for options and warrants issued to employees for services were recorded as the difference between the intrinsic value of those services as measured by the
(discounted) market value of the common stock at the date of grant and the exercise price in accordance with APB Opinion No. 25, with pro forma disclosure of the excess market value as required by FASB No. 123.  All options and warrants issued to consultants and other non-employees were recorded at the fair value of the services rendered and equivalent to the market value (as discounted, if applicable) of the equity instruments received as per FASB No.
123.   The market value was determined by utilizing an averaging convention of between 5 to 30 days of the closing price of the Company's common shares as traded on the over-the-counter bulletin board (stock symbol CNES) through the grant date and applying certain mathematical assumptions as required under the
Black-Scholes model. Such assumptions, pertaining to the risk-free annual rate of return and stock volatility, were the same as those mentioned above when making fair value disclosures for the issuance of officer and employee stock options.

The common stock option activity during the fiscal years ended September 30,
2000 and September 30, 1999 was as follows:

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2000

NOTE 12. STOCK OPTIONS (continued)

                                                 Common Stock
                                              Options       Weighted
                                                 and        Average
                                              Warrants      Price
                                              ----------    --------
     Balance outstanding, December 1, 1998    3,000,000    $    .59
      Granted                                   600,000         .89
                                             ----------    --------
     Balance outstanding, September 30, 1999  3,600,000         .64
      Granted                                 1,913,500         .86
      Exercised                              (2,306,346)        .27
                                             ----------    --------
     Balance outstanding, September 30, 2000  3,207,154    $    .69 (1)
                                             ==========    ========

(1) Due to floating strike prices, weighted average price upon issuance is
$0.94, upon exercise is $0.69.

The following table summarizes information about common stock options at
September 30, 2000:

                          Outstanding                  Exercisable
                           Weighted    Weighted               Weighted
   Range of      Common    Average      Average      Common    Average
   Exercise       Stock      Life      Exercise       Stock   Exercise
    Prices      Options    (Months)      Price       Options    Price
-------------   ---------   -------     -------      --------- -------
$ .38 - $ .38     100,000         5     $   .38        100,000 $   .38
$ .50 - $ .50     500,000        11     $   .50        500,000 $   .50#
$2.00 - $2.00     563,500        29     $  2.00        563,500 $  2.00
$ .39 - $ .39   1,443,654        38     $   .39      1,443,654 $   .39*
$ .38 - $ .38     100,000        51     $   .38        100,000 $   .38*
$ .38 - $ .38     500,000        63     $   .38        500,000 $   .38*

$ .38 - $2.00   3,207,154        35     $   .69      3,207,154 $   .69
=============   =========        ==     =======      ========= =======

# Currently a floating exercise price
*  Formerly a floating exercise price

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2000

NOTE 12. STOCK OPTIONS (continued)

The above table excludes 952,805 warrants exercisable at $2.00 per share, which have nominal value and which were issued to certain stock subscription investors.  Of these warrants, 506,500 expire November 1, 2001 and 446,305 expire September 1, 2002.  The table also excludes a contingent issuance to the
Company's Chief Technical Officer of 2,000,000 common stock options exercisable at $0.50 per share and expiring December 31, 2002.  These common stock options will not vest until certain milestones have been attained.

NOTE 13. FORM S-8 FILINGS

In December 1999, the Company filed a Form S-8 registration statement for the
Conectisys Corporation Non-Qualified Stock Option and Stock Bonus Plan (the
"Plan").  The purpose of the Plan is to compensate independent consultants of the Company through the granting of non-qualified stock options (as described in Sections 83 and 41 of the Internal Revenue Code).  Shares of stock covered by stock options and stock bonuses consist of 1,000,000 shares of the common stock of the Company.  The entire registration has been filled.  750,000 shares were issued to consultants for services rendered in the amount of $323,725 and
250,000 shares were issued at $0.50 per share pursuant to a Performance Award
Option to a consultant.  The entire 250,000 share option was exercised during the quarter ended March 31, 2000, resulting in a $125,000 cash inflow to the
Company.

In September 2000, the Company filed another S-8 registration statement, amending its Non-Qualified Stock Option and stock Bonus Plan for independent consultants to the Company.  The Amended Plan authorizes the issuance of up to
1,000,000 shares of common stock.  The purpose of the Amended Plan is to further compensate independent consultants of the Company through the granting of non-qualified stock options (as described in Sections 83 and 421 of the
Internal Revenue Code).  Through September 30, 2000, 500,000 shares under the
Amended Plan had been issued as retainers on ongoing consulting contracts, valued at $142,075.  Subsequent to September 30, 2000, an additional 100,000 shares were issued to consultants for services.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2000

NOTE 14. SUBSEQUENT EVENTS

(a) Subsequent to September 30, 2000, the Company's CEO advanced the
Company an additional $15,000.  On December 15, 2000, this advance, along with prior advances totaling $75,000 were consolidated into a $90,000 promissory note, due on demand, with interest at the rate of 10% per annum.  All unpaid principal and interest is fully due and payable on June 1, 2001.  Subsequent to
September 30, 2000, the Company's Vice President advanced the Company a total of $60,000.  On December 7, 2000, these advances were incorporated into a promissory note, due on demand, with interest at the rate of 10% per annum.
All unpaid principal and interest is fully due and payable on June 1, 2001.

(b) The Company intends to register an offering of 10,000,000 new common shares via Form SB-2.  Additionally, approximately 2,450,000 shares owned by existing shareholders will be registered for sale.

(c) The Company has filed corporate certificates of dissolution with the
California Secretary of State for its 80%-owned subsidiary PrimiLink, Inc. and its wholly-owned subsidiary TechniLink, Inc.  These will become effective when valid tax clearance certificates have been issued by the Franchise Tax Board.
Upon dissolution, the assets of the dissolved subsidiaries will be distributed to the parent corporation.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
CONSOLIDATED BALANCE SHEET
December 31, 2000

                                            Dec. 31      Dec. 31       Sep. 30
                                              2000         1999          2000
                                            Unaudited    Unaudited      Audited
ASSETS

  Current assets
  Cash and cash equivalents                  6,651            0       33,688
  Prepaid expenses                         158,546            0      158,546

Total current assets                       165,197      (15,401)     192,234

Property and equipment, net                 85,046       82,621       93,304

License and technology, net                      0       30,000            0

Other asset                                      0        7,000            0

TOTAL ASSETS                               250,243      119,621      285,538

                                          Dec. 31      Dec. 31       Sep. 30
                                           2000         1999          2000
                                         Unaudited    Unaudited      Audited

LIABILITIES AND SHAREHOLDERS'
EQUITY (DEFICIT)

Current liabilities
Bank overdraft                                   0       15,401            0
  Accounts payable                         143,922      423,060       97,827
  Accrued compensation                     540,020      731,336      438,647
  Due to officer                           150,000            0       75,000
  Other current liabilities                178,539      181,447      152,995
          Notes payable
            Related                            0      344,195            0
            Other                          308,437      416,434      315,937
Total current liabilities                1,395,918    2,111,833    1,080,406
Long Term Debt                              75,000            0       75,000
TOTAL LIABILITIES                        1,395,918    2,111,833    1,155,406

SHAREHOLDERS' EQUITY (DEFICIT)
 Preferred stock - Class A 1,000,000
 shares authorized
Preferred stock - Class A, $1.00 par value;
   1,000,000 shares authorized,
   140,020 shares issued and
   outstanding                             140,020      120,020      140,020
   Convertible preferred stock - Class B,
   $1.00 par value; 1,000,000
   shares authorized, no shares
   issued and outstanding                        0            0            0
   Stock options exercisable, convertible
   preferred stock - Class B, 1,000,000 stock
   options issued and outstanding, common
   stock - 3,207,154;3,600,000 and
   3,207,154 respectfully
   options issued and outstanding          999,775      250,000      999,775
      Common stock, no par value;
   250,000,000 shares authorized,
   23,985,429 for Dec. 31, 2000;
   15,609,958 for Dec. 31, 2000;and
   23,527,738 for Sept. 30, 2000
   issued and outstanding                 16,269,533   13,077,299   16,187,421
   Stock subscription receivable                                       (15,450)

Accumulated (deficit)                    (18,555,003) (15,439,571) (18,181,634)
TOTAL STOCKHOLDERS' (DEFICIT)             (1,145,675)  (1,992,252)    (869,868)
TOTAL LIABILITIES AND
STOCKHOLDERS DEFICIT                         250,243      119,621      285,538

        CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
        CONSOLIDATED STATEMENTS OF OPERATIONS
        For the Three Months Ended December 31, 2000 and 1999 and the
        Cumulative Period From December 1, 1990 (Inception) Through
        December 31, 2000

                                                                  Dec. 1, 1990
                                                                    (Inception)
                                         Three Months Three Months    Through
                                           Dec. 31      Dec. 31      Dec. 31
                                              2000         1999         2000
                                           Unaudited    Unaudited    Unaudited

Revenues                                          0            0      517,460

Cost of goods sold                                0       17,536      529,791

Gross profit (loss)                               0      (17,536)     (12,331)

General and administrative                  365,659      754,813   13,946,712
Bad debt write-offs                               0            0    1,680,522

(Loss) from operations                     (365,659)    (772,349) (15,637,565)

Non-operating income (expense)               (7,710)           1   (2,135,426)

Minority interest                                 0            0       62,500

Net (loss)                                 (373,369)    (772,348) (17,712,491)

Weighted average shares
  outstanding -
  basic and diluted                       23,963,478   15,382,154

Net (loss) per share                           (0.02)       (0.05)

        CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
        CONSOLIDATED STATEMENTS OF CASH FLOWS
        For the Three Months Ended December 31, 2000 and 1999
        and the Cumulative Period
        From December 1, 1990 (Inception) Through December 31, 2000

                                                                  Dec. 1, 1990
                                                                    (Inception)
                                        Three Months Three Months    Through
                                           Dec. 31      Dec. 31      Dec. 31
                                            2000         1999         2000

Net income (loss)                         (373,369)    (772,348) (17,477,261)
  Adjustments to reconcile net income(loss)
  to net cash provided by (used by)
  operating activities:
  Provision for bad debt                     8,258            0    1,430,659
  Depreciation and amortization                  0       22,451    1,610,588
  Stock issued for services                 82,112      672,178    6,365,949
  Stock issued for interest                      0            0      535,591
     Minority interest                           0            0      (62,500)
     Write-off of intangible                     0            0    1,299,861
     Settlements                                 0            0      (25,000)
Changes in operating assets and liabilities
     (Increase) decrease in assets
 Accounts receivable                             0            0       (4,201)
 Interest receivable                             0            0      (95,700)
 Deposits                                        0            0      (25,000)
 Increase (decrease) in liabilities
 Accounts payable                           46,095      160,719      292,131
 Accrued compensation                      101,373     (156,047)   1,338,113
 Due to officer                                  0            0      709,876
 Other current liabilities                  25,544      (12,778)     397,110

Net cash provided (used) by
Operating activities                      (109,987)     (85,825)  (3,709,784)

        CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
        CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
        For the Cumulative Period December 1, 1990 (Inception) Through December 31, 2000

                                    Preferred Stock          Common Stock                              Total
                                    Class A and Options     No Par Value                      Accumulated  Shareholders'
                                    Class B and Common    Value      Shares      Value        Deficit        Equity (Deficit)

        Balance, Dec. 1, 1990
        (re-entry
        development stage)                   0               0        10,609     1,042,140    (1,042,140)            0

        Shares issued in exchange for:
        Cash, Aug. 1993                      0               0         1,000         1,000             0         1,000
        Capital contribution,
         Aug. 1993                           0               0         2,000           515             0           515
        Services, Mar. 1993                  0               0         2,000           500             0           500
        Services, Mar. 1993                  0               0         1,200           600             0           600
        Net loss for the year                0               0             0             0        (5,459)       (5,459)

        Balance, Sep. 30, 1993               0               0        16,809     1,044,755    (1,047,599)       (2,844)

        Shares issued in exchange for:
        Services, May 1994                   0               0         2,400         3,000             0         3,000
        Cash, Sep. 1994                      0               0        17,771        23,655             0        23,655
        Services, Sep. 1994                  0               0         8,700        11,614             0        11,614
        Cash, Sep. 1994                      0               0         3,000        15,000             0        15,000
        Cash, Oct. 1994                 16,345 A        16,345             0             0             0        16,345
        Cash, Sep. and Oct. 1994                             0         1,320        33,000             0        33,000
        Net loss for the year                0               0             0             0       (32,544)      (32,544)

        Balance, Sep. 30, 1994          16,345          16,345        50,000     1,131,024    (1,080,143)       67,226

        Shares issued in exchange for:
        Cash, Feb. 1995                      0               0         1,160       232,000             0       232,000
        Debt repayment, Feb. 1995            0               0         2,040       408,000             0       408,000
        Debt repayment, Feb. 1995            0               0         4,778       477,810             0       477,810
        Acquisition of assets, CIPI
         Feb. 1995                           0               0        28,750     1,950,000             0     1,950,000
        Acquisition of assets,
         Apr. 1995                           0               0        15,000             0             0             0
        Cash and services, Apr.
         and May 1995                        0               0        16,000       800,000             0       800,000
        Cash, Jun. 1995                      0               0           500        30,000             0        30,000
        Acquisition of assets and
         services, Sep. 1995                 0               0         4,000       200,000             0       200,000
        Cash, Sep. 1995                      0               0            41         3,000             0         3,000
        Acquisition of assets,
         Sep. 1995                           0               0        35,000     1,750,000             0     1,750,000
        Return of assets, CIPI
         Sep. 1995                           0               0       (27,700)   (1,950,000)            0    (1,950,000)
        Net loss for the year                0               0             0             0    (2,293,867)   (2,293,867)

        Balance, Sep. 30, 1995          16,345          16,345       129,569     5,031,834    (3,374,010)    1,674,169

        Shares issued in exchange for:
        Cash, Feb. 1996                      0               0         1,389       152,779             0       152,779
        Debt repayment, Feb. 1996            0               0        10,000       612,000             0       612,000
        Services, Feb. 1996                  0               0         3,160       205,892             0       205,892
        Cash, Mar. 1996                      0               0           179        25,000             0        25,000
        Shares returned and
         canceled Mar. 1996                  0               0       (15,000)            0             0             0
        Services, Apr. 1996                  0               0            13         2,069             0         2,069
        Services, Sep. 1996              4,155 A         4,155           586        36,317             0        40,472
        Services, Oct. 1996                  0               0         6,540       327,000             0       327,000
        Debt repayment, Nov. 1996            0               0         2,350        64,330             0        64,330
        Net loss for the year                0               0             0             0    (2,238,933)   (2,238,933)

        Balance, Sep. 30, 1996          20,500          20,500       138,786     6,457,221    (5,612,943)      864,778

        Shares issued in exchange for:
        Services, Mar. 1997                  0               0           228         6,879             0         6,879
        Services, Apr. 1997                  0               0           800        13,120             0        13,120
        Services, Jul. 1997                  0               0         1,500        16,200             0        16,200
        Cash, Jul. 1997                      0               0        15,000       300,000             0       300,000
        Services, Aug. 1997                  0               0         5,958        56,000             0        56,000
        Adjustment for partial
         shares due to reverse
         stock split (1:20)                  0               0           113             0             0             0
        Services, Oct. 1997                  0               0     1,469,666       587,865             0       587,865
        Debt repayment, Oct 1997             0               0     1,540,267       620,507             0       620,507
        Cash, Oct. 1997                      0               0     1,500,000       281,250             0       281,250
        Services, Nov. 1997                  0               0         4,950        10,538             0        10,538
        Net loss for the year                0               0             0             0    (2,739,268)   (2,739,268)

        Balance, Sep. 30, 1997          20,500          20,500     4,677,268     8,349,580    (8,352,211)       17,869

        Shares issued in exchange for:
        Services, Dec. 1997
        through Nov. 1998                    0               0     2,551,610     2,338,264             0     2,338,264
        Debt repayment, Apr. 1998
        through Sep. 1998                    0               0       250,000       129,960             0       129,960
        Cash, Jan. 1998 through
         Jul. 1998                           0               0     4,833,334     1,139,218             0     1,139,218
        Acquisition of assets,
         Jul. 1998                           0               0       300,000       421,478             0       421,478
        Acquisition of 20% minority
         interest in subsidiary,
         Jul. 1998                           0               0        50,000        59,247             0        59,247
        Services, Nov. 1998             60,000 A        60,000             0             0             0        60,000
        Net loss for the year                0               0             0             0    (4,928,682)   (4,928,682)

        Balance, Sep. 30, 1998          80,500          80,500    12,662,212    12,437,747   (13,280,893)     (762,646)

                                    Preferred Stock                Common Stock                                 Total
                                     Class A and B                 No Par Value                Accumulated  Shareholders'
                                        Shares           Value        Shares         Value       Deficit   Equity (Deficit)
        Shares issued in exchange for:
        Shares returned and canceled
         Dec. 1998                           0               0    (1,350,000)     (814,536)                   (814,536)
        Services, Dec. 1998
         through Sep. 1999                   0               0       560,029       349,454                     349,454
        Cash, Dec. 1998
         through Sep. 1999                   0               0     1,155,800       129,537                     129,537
        Debt repayment, Sep. 1999       39,520 A        39,520       960,321       197,500                     237,020
        Services, Dec. 1998
         through Sep. 1999             150,000 B       150,000             0             0                     150,000
        Debt repayment, Sep. 1999      100,000 A       100,000             0             0                     100,000
        Net loss for the period              0               0             0             0    (1,323,831)   (1,323,831)

        Balance, Sep. 30, 1999         370,020         370,020    13,988,362    12,299,702   (14,604,724)   (1,935,002)

        Shares issued in exchange for:
        Shares reacquired and canceled, Oct. 1999
        Services, Oct. 1999                                          (17,500)      (12,000)                    (12,000)
         through Sep. 2000                   0               0     2,405,469       990,949                     990,949
        Cash, Oct. 1999
         through Sep. 2000                   0               0     2,295,482       839,425                     839,425
        Stock subscription receivable,
         Sep. 2000                           0               0             0       (15,450)                    (15,450)
        Issuance if Consultant Stock
         Options Mar. 2000            $214,130                                                                 $214,130
        Reduction of exercise price on
         officer and employee stock
         options, Mar. 2000            Options       1,113,610             0             0                   1,113,610
        Exercise officer stock options
         in exchange for officer's debt
         May 2000                      Options        (407,735)            0             0                    (407,735)
        Consultant's stock options,
         Sep. 2000                     Options          65,000                                                  65,000
        Exercise officer stock options
         in exchange for officer's debt
         May 2000                       20,000 - A      20,000     2,056,346       897,707                     917,707
        Retainers, debt and accrued
         liabilities, Oct. 1999
         through Sep. 2000                   0               0     2,799,579     1,171,638                   1,171,638

        Net loss for the period              0               0             0             0    (3,812,140)   (3,820,140)

        Balance, Sep. 30, 2000         390,020       1,375,025    23,527,738    16,171,971   (18,416,864)     (869,868)

        Shares issued in exchange for:
        Services, Oct. 2000
         through Dec. 2000                   0               0       388,191        82,112                      82,112
        Stock subscription receivable,
         Oct. 2000                           0               0             0        15,450                      15,450

        Net loss for the period              0               0             0             0      (373,369)     (373,369)

        Balance, Dec. 31, 2000         390,020       1,375,025    23,915,929    16,269,533   (18,790,233)   (1,145,675)

        CONSOLIDATED STATEMENTS OF CASH FLOWS
        For the Three Months Ended December 31, 2000 and 1999 and the Cumulative Period
        From December 1, 1990 (Inception) Through December 31, 2000
                                                                              Dec. 1, 1990
                                                                               (Inception)
                                                     Three Months Three Months   Through
                                                        Dec. 31      Dec. 31     Dec. 31
                                                         2000         1999         2000

        Net income (loss)                             (373,369)    (772,348)  (17,712,491)
            Adjustments to reconcile net income (loss)
              to net cash provided by (used by)
              operating activities:
                Provision for bad debt                   8,258            0    1,430,659
                Depreciation and amortization                0       22,451    1,610,588
                Stock issued for services               82,112      672,178    6,601,179
                Stock issued for interest                    0            0      535,591
                Minority interest                            0            0      (62,500)
                Write-off of intangibles                     0            0    1,299,861
                Settlements                                  0            0      (25,000)
        Changes in operating assets and liabilities
          (Increase) decrease in assets
            Accounts receivable                              0            0       (4,201)
            Interest receivable                              0            0      (95,700)
            Deposits                                         0            0      (25,000)
          Increase (decrease) in liabilities
            Bank overdraft                                   0       15,401            0
            Accounts payable                            46,095      160,719      292,131
            Accrued compensation                       101,373     (156,047)   1,338,113
            Due to officer                                   0            0      709,876
            Other current liabilities                   25,544      (12,778)     397,110

        Net cash provided (used) by
         operating activities                         (109,987)     (101,226)  (3,725,185)

        Investing activities
          Increase in notes receivable                       0            0   (1,322,500)
          Cost of license & technology                       0            0      (94,057)
          Purchase of equipment                              0            0     (181,109)

        Net cash provided (used) by
         investing activities                                0            0   (1,597,666)

        Financing activities
          Common stock issued for cash                  15,450       42,920    2,968,835
          Preferred stock issued for cash                    0            0       16,345
          Proceeds from stock purchase                       0            0      281,250
          Proceeds from debts
            Related party                               75,000          500      281,544
            Other                                            0            0    1,852,691
          Payments on debt
            Related party                                    0            0      (46,407)
            Other                                       (7,500)           0      (60,672)
            Subscription receivable                          0            0       20,000
          Contributed capital                                0            0          515

        Net cash provided(used) by
         financing activities                           82,950       43,420    5,314,101

                                                                              Dec. 1, 1990
                                                                               (Inception)
                                                     Three Months Three Months   Through
                                                        Dec. 31      Dec. 31     Dec. 31
                                                         2000         1999         2000

        Net increase (decrease) in cash                (27,037)     (27,040)       6,651

        Cash beginning of period                        33,688       27,004            0

        Cash end of period                               6,651             0       6,651

        Cash paid during the year for
          Interest                                           0            0      175,937
          Taxes                                              0            0        3,250

        Non-cash activities
          Common stock issued for
            Purchase of stock                                0            0      281,250
            Prepaid expenses                                 0            0      133,546
            PP&E                                             0            0      130,931
            Deposit                                          0            0            0
            License & technology                             0            0    2,191,478
            Repayment of debt                                0            0    3,352,859
            Service & interest                               0            0    4,949,192

        CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        December 31, 2000

Note 1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Conectisys Corporation (the "Company") was incorporated under the laws of
Colorado on February 3, 1986, to analyze and invest in business opportunities as they may occur.

TechniLink has developed the Cube 2001 series for the monitoring and controlling of various devices in the petroleum and gas industry.

PrimeLink has developed a product line that uses cutting edge communications to assist in the monitoring of meters for utility companies and the petroleum industry.  This technology, while eliminating the need for a meter reader, is more significant in enabling the utility companies to utilize energy conservation and, in the case of power companies, re-routing of electrical power to areas where it is needed.  The devices are also in use in vending machines to monitor sales and functions of the vending machine without the physical inspection usually needed.

In September 1995, the Company acquired 80% of the outstanding stock of
TechniLink, Inc., a California corporation, and 80% of the outstanding stock of
PrimeLink, Inc., a Kansas corporation, in exchange for an aggregate of 200,000 shares of the Company's common stock.  The acquisitions were accounted for as purchases.  Both PrimeLink and TechniLink are start-up companies with no material operating activity and therefore no pro forma statements of operations were provided for 1995.

The acquisitions of these companies occurred in connection with the signing of the license agreements discussed in Note 10.  The Company issued a total of
700,000 shares of common stock and assumed a loan of $400,000 to acquire the licenses and the Corporations.  The only major asset acquired from PrimeLink and TechniLink was the license and technology.  The aggregate transactions were valued at $1,750,000, the fair market value of common stock issued, and recorded in licenses and technology on the balance sheet.

On July 22, 1998, the Company acquired the remaining 20% interest in
TechniLink, Inc. for 50,000 shares of the Company's common stock valued at
$59,247.

On January 11, 2000, a new Nevada corporation, eEnergyServices.com, Inc., was formed, which has not, as yet, commenced operations.  PrimeLink, Inc. and
TechniLink, Inc. are in the process of winding down.  Upon dissolution, their assets will be distributed to Conectisys Corporation.  PrimeLink, Inc. will do its future business in California as United Telemetry Company.

Basis of presentation and going concern uncertainty

The accompanying consolidated financial statements include the transactions of
Conectisys Corporation, its wholly-owned subsidiary TechniLink, Inc., and its
80% owned subsidiary  PrimeLink, Inc.  All material intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements.  Certain prior period amounts in the accompanying consolidated financial statements have been reclassified to conform to the current year's presentation.

The Company returned to the development stage in accordance with SFAS No. 7 on
December 1, 1990 and during the fiscal year ended November 30, 1995.  The
Company has completed two mergers and is in the process of developing its technology and product lines.

As of December 31, 2000, the Company had a deficiency in working capital of approximately $1,231,000, and had incurred continual operating losses since its return to the development stage ($1.8 million in 1996, $2.3 million in 1997,
$4.2 million in 1998, $1.0 million in 1999 (ten months), $3.5 million in 2000 and 0.37 million for the three months ended December 31, 2000, which raise substantial doubt about the Company's ability to continue as a going concern.

Management's plans for correcting these deficiencies include the future sales of their newly licensed products and to raise capital through the issuance of common stock and from continued officer advances to assist in providing the
Company with the liquidity necessary to retire the outstanding debt and meet operating expenses (See Notes 14(a), 14(b), and 14(c)).  In the longer term, the Company plans to achieve profitability through the operations of the subsidiaries.  The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Use of estimates

The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair
Value of Financial Instruments", requires that the Company disclose estimated fair values for its financial instruments.  The following summary presents a description of the methodologies and assumptions used to determine such amounts. Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision.  These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument.  Changes in assumptions could significantly affect the estimates.

Since the fair value is estimated at December 31, 2000, the amounts that will actually be realized or paid at settlement of the instruments could be significantly different.  The carrying amount of cash and cash equivalents is assumed to be the fair value because of the liquidity of these instruments.
Accounts payable, accrued compensation, other current liabilities, and notes payable approximate fair value because of the short maturity of these instruments.  Long-term debt is recorded at face value because the principal amount is convertible into common stock.

Fiscal year Effective December 1, 1998, the Company changed its fiscal year-end from November 30 to September 30.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and on deposit and highly liquid debt instruments with original maturities of three months or less.  All funds on deposit are with one financial institution.

Property and equipment

Property and equipment are stated at cost.  Depreciation is computed on property and equipment using the straight-line method over the expected useful lives of the assets, which are generally five years for vehicles and office equipment and seven years for furniture and fixtures.

Licensing agreements

The costs of acquiring license rights are capitalized and amortized over the shorter of the estimated useful life of the license or the term of the license agreement.  The licenses are being amortized over a period of five years.
During the year ended November 30, 1998, the Company acquired additional license rights in the amount of $421,478 from TechniLink.  Although the license remains viable, the Company currently lacks the resources to develop and market
it. Accordingly, during the ten month period ended September 30, 1999, the
Company accelerated amortization on this asset by writing it down to its net
realizable value of $40,000, incurring a charge of $283,133.     The balance
was fully amortized at September 30, 2000.

Technology

Deferred technology costs include capitalized product development and product improvement costs incurred after achieving technological feasibility and are amortized over a period of five years.  At both September 30, 2000 and 1999, respectively, no deferred technology costs were recognized.

Impairment of long-lived assets

Statement of Financial Accounting Standards No. 121, "Accounting for the
Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of"
(SFAS No. 121) issued by the Financial Accounting Standards Board (FASB) has
been effective for financial statements for fiscal years beginning after
December 15, 1995.  The standard established new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment,certain identifiable intangible assets and goodwill, should be recognized and how impairment losses should be measured.  The Company wrote-off the balance of the carrying value of older licenses and deferred technology during the year ended November 30, 1998, as a consequence of persistent competitive pressure.  The expense incurred was $632,257.

Accounting for stock-based compensation

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-
based Compensation" (SFAS No. 123) establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments.  The Company adopted this accounting standard on January 1, 1996.
SFAS No. 123 also encourages, but does not require, companies to record compensation cost for stock-based employee compensation.  The Company has chosen to account for stock- based compensation utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting
for Stock Issued to Employees." Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market price of the
Company's stock at the date of grant over the amount an employee must pay to acquire the stock.  Also, in accordance with SFAS No. 123, the Company has provided footnote disclosures with respect to stock-based employee compensation.  The cost of stock-based compensation is measured at the grant date on the value of the award, and this cost is then recognized as compensation expense over the service period.  The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair market value of the stock as determined by the model at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

Stock issued for non-cash consideration

Shares of the Company's no par value common stock issued in exchange for goods or services are valued at the cost of the goods or services received or at the market value of the shares issued, depending on the ability to estimate the value of the goods or services received.

Income taxes

The Company has adopted Statement of Financial Accounting Standards ("SFAS")
No. 109, which requires the Company to  recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns.
Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of assets using the enacted rates in effect in the years in which the differences are expected to reverse.

Net loss per common share - diluted

Net loss per common share - diluted is based on the weighted average number of common and common equivalent shares outstanding for the periods presented.
Common equivalent shares representing the common shares that would be issued on exercise of convertible securities and outstanding stock options and warrants reduced by the number of shares which could be purchased from the related exercise proceeds are not included since their effect would be anti-dilutive.

Recent accounting pronouncements

Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive
Income," (SFAS No. 130) issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997.  SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.  The adoption of SFAS No. 130 did not have a material effect on the Company'
financial position or its results of operations.

Statement of Financial Accounting Standard No. 131, "Disclosure About Segments
of an Enterprise and Related Information," (SFAS No. 131) issued by the FASB is effective for financial statements with fiscal years beginning after December
15, 1997.  SFAS No. 131 requires that public companies report certain information about operating segments, products, services and geographical areas in which they operate and their major customers.  Adoption of SFAS No. 131 did not have an effect on the Company's financial position or its results of operations; however, additional disclosures may have to be made in the future relating to the above items.

Statement of Financial Accounting Standard No. 132, "Employers' Disclosures
about Pensions and Other Postretirement Benefits," SFAS No. 132) issued by the
FASB is also effective for financial statements with fiscal years beginning after December 15, 1997.  It revises employers' disclosure requirements for pensions and other postretirement benefits and eliminates certain disclosures that are no longer as useful as they were when SFAS No. 87, SFAS No. 88, and
SFAS No. 106 were issued.  Adoption of SFAS No. 132 did not have an effect on the Company's financial position or results of operations.

New accounting pronouncements

The Financial Accounting Standards Board has established the following new pronouncements, none of which have (will) materially affect the Company: SFAS
No. 133, "Accounting for Derivative Instruments and Hedging Activities
(effective for years beginning after June 15, 2000)," SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage
Loans Held for Sale by a Mortgage Banking Enterprise - an amendment of SFAS No.
65 (effective for fiscal quarters beginning after December 15, 1998)," SFAS No.
135, "Rescission of SFAS No. 75 and Technical Corrections (effective for fiscal years ending after December 15, 1999)," SFAS No. 136, "Transfer of Assets to a
Not-for-Profit Organization or Charitable Trust That Raises Contributions for
Others (generally effective for financial statements issued for fiscal periods beginning after December 15, 1999)," SFAS No. 137, "Accounting for Derivative
Instruments and Hedging Activities - Deferral of the Effective Date of SFAS No.
133 - an amendment of SFAS No. 133 (effective June 1999)," SFAS No. 138,
"Accounting for Certain Derivative Instruments and Certain Hedging Activities -
an amendment of SFAS No. 133 (effective for years beginning after June 15,
2000)," SFAS No. 139, "Rescission of SFAS No. 53 and amendments to SFAS No. 63,
89, and 121 (effective for fiscal years beginning after December 15, 2000),"
and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets
and Extinguishments of Liabilities - a replacement of SFAS No. 125 (effective for certain disclosures for fiscal years ending after December 15, 2000)."

NOTE 2. RELATED PARTY TRANSACTIONS

Until recently, the Company leased office space in Agua Dulce, California from
S.W. Carver Corporation, a company owned by a major shareholder of the Company.
The lease was for a period of twelve months, renewable annually in April at the option of the lessee.  Effective April, 1998, the monthly rent was increased from $2,000 to $2,500.  Around September 1, 2000, the lease was terminated due to the sale of the building.  At that time the Company moved certain property and equipment to its Valencia locations.  Lease expense for the year ended
September 30, 2000.

NOTE 3.    PREPAID EXPENSES AND DEPOSITS

During the year ended September 30, 2000, the Company issued 462,487 shares of its common stock as retainers for consulting services ($128,611) and accounting fees ($4,935).  In addition, the Company recognized the unearned portion of an engineering contract ($25,000) as a prepaid asset, bringing the total prepaid expense balance at September 30, 2000 to $158,546.

        NOTE 4.    PROPERTY AND EQUIPMENT

        Property and equipment at September 30, 2000 consisted of the following:

        Office equipment                             $   262,320
        Furniture and fixtures                            16,609
        Vehicles                                          35,362
                                                     -----------
        Total cost                                       314,291
        Accumulated depreciation                        (229,245)
                                                     -----------
        Net book value                               $    95,046
                                                     ===========

        NOTE 5.    LICENSES AND TECHNOLOGY

        Licenses and technology at December 31, 2000 consisted of the following:

              License                                   421,478
              Accumulated amortization                 (421,478)
                                                      -----------
                Net book value                        $       -
                                                      ===========

 NOTE 6.    DUE TO OFFICER

During the ten month period ended September 30, 1999, the Company received cash advances from its CEO totaling $555,193.  At September 30, 1999, $197,500 of these advances was exchanged for the assumption of a promissory note to S.W.
Carver, due on demand (and in no event later than October 1, 2000) at an annual interest rate of 10%, and another $287,020 of these advances was exchanged for equity.  Also at September 30, 1999, $62,522 in accrued compensation was transferred to the advance account, resulting in a balance of $133,195.  This balance was converted into a promissory note due on demand (and in no event later than October 1, 2000) at an annual interest rate of 10%.

During the first half of the year ended September 30, 2000, the Company's CEO advanced the Company an additional $68,500 (net of a $5,000 repayment) at an annual interest rate of 10%.  Total interest on the advances and promissory notes amounted to $21,766 through May 22, 2000, at which time the total principal plus accrued interest on the aggregate loans ($420,961) was effectively paid-off through the exercise of 2,056,346 common stock options and
20,000 Preferred Class A stock options.  The total exercise price for these stock options was $509,972. The balance of the proceeds of $89,011 was applied against accrued officer compensation.  During August and September 2000, the
Company's CEO advanced the Company another $75,000, which remained unpaid through year-end.  During the three months ended December 31, 2000, the officer advance the Company an additional $15,000 bringing the total to $90,000 which has been converted to a note.

Another officer of the Company advanced the Company $60,000 during the three months ended December 31, 2000 which has been converted to a note.

NOTE 7.    NOTES PAYABLE

        Notes payable at September 30, 2000 consisted of the following:

          Note payable to Devon Investment Advisors,
              unsecured, due on demand, interest payable
              at an annual rate of 10%                        $ 241,824

          Note payable to Black Dog Ranch LLC,
              unsecured, semi-monthly payments of $2,500,
              including interest at an annual rate
              of 18%, with remaining balance due and
              payable on June 1, 2001                            66,613

                Note payable to Deauville (now MMDS)
              Capital Partners, unsecured,
              convertible into common stock at
              $1.00 per share through March 6, 2002,
              at which time interest at an annual
              rate of 10% begins to accrue                      75,000
                                                               ---------
                Total notes payable                             383,437
                Current portion                                (383,437)
                                                               ---------
                Long-term portion                              $     -
                                                               =========

        The maturity of long-term debt at September 30, 2000 was as follows:

                Year ended September 30,:      2001           $ 383,437
                                                              ---------
               Total notes payable                            $ 383,437
                                                              =========

NOTE 8. SHAREHOLDERS' EQUITY (DEFICIT)

The Company is authorized to issue 50,000,000 shares of $1.00 par value preferred stock, no liquidation preference.  One million of the preferred shares are designated as Class A preferred shares which have super voting power wherein each share receives 100 votes and has anti-dilution rights.  One million of the preferred shares are designated as Class B preferred shares which have conversion rights wherein each share may be converted into ten shares of common stock.

In December, 1998, the Company canceled 1,350,000 shares of its common stock previously issued to a consultant and valued at $814,536, which were contingent on the establishment of a $5,000,000 line of credit (never achieved).

In December, 1998, the Company issued 750,000 shares of its common stock valued at $50,000 to a consultant for services rendered.

In January and September, 1999, the Company issued a total of 152,548 shares of its common stock for consultant services rendered of $45,360.

During the months March, 1999 through September, 1999, the Company issued a total of 405,800 shares of its common stock valued at $79,537 in a private placement.

In September, 1999, the Company issued 100,000 shares of its common stock for consultant fees rendered of $84,644.

In September, 1999, the Company issued 960,321 shares of its common stock to repay related party debt of $197,500.

In September, 1999, the Company issued a total of 47,481 shares of its common stock valued at $15,957 as hiring bonuses for two employees.

In September, 1999, the Company issued 260,000 shares of its common stock to its president as compensation for director fees of $203,493 and also issued him
39,520 of its Class A $1.00 par value preferred stock to partially repay debt.

In September, 1999, the Company issued options to purchase 500,000 shares each
(a total of 1,000,000) of its Class B convertible preferred stock at a price of
$5.00 per share in exchange for debt reduction of $50,000 each (a total of
$100,000) to a note holder and the Company's president.

In September, 1999, the Company issued options to purchase 600,000 shares of the Company's common stock (500,000 options to its president and 100,000 options to an employee) valued at $150,000.

In October, 1999, the Company re-acquired and canceled 17,500 common shares from the former president of PrimeLink, in return for a $12,000 consulting agreement.

During the months October, 1999 through March, 2000, the Company issued a total of 241,200 shares of its common stock valued at $52,919 in a private placement.
In conjunction with this issuance and the March through September, 1999 issuance noted above, certain shareholders received warrants to purchase
506,500 shares of common stock at $2.00 per share through November 1, 2001.

During the period October, 1999 through September, 2000, the Company issued a total of 2,612,796 shares of its common stock to various consultants for services rendered and to be rendered (retainer of $128,611) totaling
$1,051,932.

In November, 1999, the Company received cash of $66,927 to cover the balance due on an old subscription for 300,000 shares of the Company's common stock.

In November, 1999 through September, 2000, the Company issued 240,000 shares of its common stock to its outside accountant for services rendered and to be rendered (retainer of $4,935) in the amount of $130,000.

In December, 1999 and February, 2000, the Company issued 879,309 shares of its common stock to current and former officers for accrued compensation in the amount of $419,747.

In December, 1999, the Company issued an additional 19,804 shares of its common stock valued at $7,195 (net of 6,283 canceled shares valued at $10,805) in full settlement of a vendor dispute.

In February and March, 2000, a consultant exercised 250,000 common stock options at $125,000 ($0.50 per share)

In March, 2000, the Company issued 20,000 shares of its common stock for
$16,000 in legal services.

In March, 2000, the Company issued 500,672 shares of its common stock in subscriptions and private placements totaling $195,000.

In March, 2000, the Company issued 135,000 shares of its common stock to an officer for $89,042.

In March 2000, the Company issued 563,500 common stock options to a consultant valued at $214,130.

In March, 2000, the Company adjusted the exercise price on 2,600,000 common stock options previously issued to two officers and an employee, resulting in an increase in compensation expense of $1,113,610.

In April, 2000 through September, 2000, the Company issued 1,019,800 shares of its common stock through cash subscriptions totaling $242,450, for which
$15,450 (representing 61,800 shares) had not yet been collected as of September
30, 2000.

During April, 2000 through September, 2000, an additional 242,560 shares of the
Company's common stock were issued in a private placement totaling $68,087.  In conjunction with these and previous issuances, certain shareholders received warrants to purchase 446,305 shares of the Company's common stock at $2.00 per share through September 1, 2002.

In May, 2000, the Company's CEO exercised 2,056,346 common stock options and
20,000 Class A Preferred stock options in exchange for debt and accrued compensation aggregating $509,972. $407,735 was transferred from stock options exercisable to common stock as a result of this transaction.

In June, 2000, a note-holder converted $200,000 principal value of debt into
800,000 shares of the Company's common stock (at $0.25 per share).

In August and September, 2000, three officers and an employee received 539,389 shares of the Company's common stock as payment for $229,693 of accrued compensation.

In September, 2000, old liabilities of $108,020 were transferred to shareholders' equity (deficit) in recognition of additional paid-in capital.

In September, 2000, the Company issued 500,000 common stock options to a consultant valued at $65,000 (representing a floating exercise price that was
15% below the current market price of the Company's common stock).

In October, 2000, the Company issued 141,777 share of common stock valued at
$30,907 to the officers for compensation.

In October, 2000, the Company issued 66,414 share of common stock valued at
$19,200 to a consultant for services rendered.

In November, 2000, the Company issued 50,000 share of common stock valued at
$20,000 to a consultant for services rendered.

In December, 2000, the Company issued 110,000 share of common stock valued at
$12,005 to two consultants for services rendered.

NOTE 9.   INCOME TAXES

        Deferred income taxes consisted of the following at September 30, 2000:

              Deferred tax asset, benefit
              of net operating loss
              carryforward                                $7,000,000
                Deferred tax liability                             -
                Valuation allowance                       (7,000,000)
                                                          -----------
                Net deferred taxes                        $       -
                                                          ===========

The valuation allowance offsets the net deferred tax asset, since it is more likely than not that it would not be recovered.

NOTE 10.        COMMITMENTS AND CONTINGENCIES

Employment agreements

The Company has entered into seven employment agreements with key Individuals, the terms of the agreements are as follows:

1)      The President and CEO of PrimeLink entered into an agreement dated
September 15, 1995 for a period of three years.  This agreement, along with his royalty agreement, were mutually terminated.  The separation agreement, as of
October 31, 1997, called for a settlement of $12,000 to be paid $1,000 monthly for the following twelve months.  As of September 30, 2000, $4,000 remained unpaid.

2)      The President and CEO of TechniLink entered into an agreement dated
September 15, 1995 for a period of three years.  He is entitled to receive a base salary of $90,000 per year and an annual bonus equal to 15% of the net profits before taxes earned by TechniLink, Inc.  He is also granted an option to purchase up to 250,000 shares of the Company's restricted common stock at a price equal to 50% of the average market value of the stock on the date of purchase.  In December, 1998, he resigned from the Company.

3)      The CEO (now former President) of the Company entered into an agreement dated October 2, 1995 (which was amended September 1, 1997 and September 1,
1999) for a period of five years, and he is entitled to receive a base salary of $160,000 per year.  The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment.  The staying bonus will be compensated for with the Company's restricted common stock.  He is also granted an option to purchase up to 2,000,000 shares of the
Company's restricted common stock at a price equal to 50% of the average market value for the prior 30 trading days before exercise.  On March 27, 2000, the exercise price was adjusted to a flat $0.3864 per share, with an expiration date of December 2, 2003.

4)      The Acting President of the Company entered into an agreement dated
September 11, 2000 for a period of six months through March 11, 2001, and he is entitled to receive a base salary (consulting fees) of $120,000 per year, of which 50% shall be paid in cash and 50% shall be paid in restricted common stock at a rate equal to 50% of the average market closing price for the last 5 trading days of each quarter.  He shall be issued 100,000 shares of restricted common stock as a hiring bonus, at a per share price of $0.28415, equivalent to
50% of the average market closing price for the prior 30 trading days before the agreement date.  He shall further receive performance bonuses (paid in restricted common stock) upon successful completion of specific milestones pertaining to the implementation and deployment of the HNET System.  The incentive package could net him up to 650,000 shares of restricted common stock.  He is also granted an option through March 11, 2001 to purchase up to
100,000 shares of the Company's restricted common stock at a price of $0.38 per share.

5)      The Chief Financial Officer of the Company entered into an agreement dated October 2, 1995 (which was amended September 1, 1997) for a period of three years, and he is entitled to receive a base salary of $80,000 per year and an annual bonus of 2% of the Company's pretax income.  The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment.  The staying bonus shall be compensated for with the Company's restricted common stock.  He is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 50% of the average market value at the date of purchase.
Effective February, 1999, he resigned from the Company.

6)      The Secretary and Treasurer of the Company entered into an Agreement dated October 2, 1995 (which was amended September 1, 1997, September 1, 1999, and March 31, 2000) for a period of five years (extended through April 1,
2005), and she is entitled to receive a base salary of $80,000 per year. The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment.  The staying bonus shall be compensated for with the Company's restricted common stock.  She is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 60% of the average market value for the prior
180 trading days before exercise.  On March 27, 2000, the exercise price was adjusted to a flat $0.38 per share, with an expiration date of December 31,
2004.

7)      The Chief Technical Officer of the Company entered into an agreement dated August 1, 1998 for an initial term of three years, and he is entitled to receive a base salary of $150,000 per year, with a minimum of $90,000 to be paid annually in cash and the balance paid (at the option of the Company) in cash or restricted common stock under rule 144.  The employee shall receive a hire-on bonus of $75,000 worth of the Company's restricted common stock under rule 144, at one-half market price.  The employee shall further receive performance bonuses (paid in restricted common stock, as above) upon successful completion of specific milestones pertaining to the implementation and deployment of certain software (up to $862,500).  If substantially all performance milestones are met, he is also granted an option to purchase up to
500,000 shares of the Company's restricted common stock at a price equal to 60%
of the average market value at the date of purchase.  As of September 30, 2000, none of the aforementioned milestones had been successfully completed.

License agreements

The Company has entered into license agreements with the Presidents of both
PrimeLink and TechniLink.  The license agreements were entered into on
September 20, 1995, in connection with the acquisition of PrimeLink and
TechniLink (see Note 1 above), and are for a period of five years.  As consideration for these license agreements, the Company issued each licensee
250,000 shares of its restricted common stock and will pay each licensee a royalty of 5% of net sales of the applicable product.  In addition, in the event of the sale or merger of TechniLink or PrimeLink, a royalty sum of 20% of the sales price of the license shall be paid to the licensee; the sales price shall not be less than $1,500,000.  The licenses were valued at the fair market value of the stock issued to obtain the licenses.  In 1997, there was a separation agreement between the President of PrimeLink and the Company, whereby the President of PrimeLink agreed to forfeit royalty rights and return all shares of the Company's common stock obtained pursuant to the license agreement for a $12,000 settlement.

Litigation

There have been three recent legal proceedings in which the Company has been a party:

The first case, Securities and Exchange Commission (the "Plaintiff") vs. Andrew
S. Pitt, Conectisys Corp., Devon Investments Advisors, Inc., B&M Capital Corp.,
Mike Aaman, and Smith Benton & Hughes, Inc. (Defendants) Civil Case # 96-4164.
The case alleges that a fraudulent scheme was orchestrated and directed by the defendants to engage in the sale and distribution of unregistered shares of
Conectisys by creating the appearance of an active trading market for the stock of Conectisys and artificially inflating the price of its shares.  In the suit, the SEC sought permanent injunctions from violating securities laws.  The SEC did not seek any civil penalties from the Company.  The courts, having conducted a trial of this matter without jury and taken it under submission, found for the plaintiff as follows: against Conectisys on the claim that the defendant violated section 5(a), 5(c), and 17(a).  Conectisys was not found to have violated section 10(b), 10(b-5), or 15(c).  The Company was subsequently ordered to disgorge profits totaling $175,000.  On March 5, 1999, the Company entered into an Amended Final Judgment of Permanent Injunctive Relief with the
Securities and Exchange Commission ("SEC").  The Company and the SEC agreed on a settlement in which the Company would dismiss its then pending appeal and take a permanent injunction that it would not in the future violate sections
5(a), 5(c), 17(a), 10(b), 10(b-5), or 15(c); in return the SEC would not demand the previously ordered disgorgement of $175,000.

The second case was brought by Clamar Capital Corp. (the "Plaintiff") against
Smith Benton & Hughes; Michael Zaman; Claudia Zaman; Andrew Pitt and Conectisys
Corp. (collectively the "Defendants").  The case was brought before the
District Court of Arapahoe, State of Colorado, Case # 97-CV-1442, Division 3.
The Plaintiff did not specify an amount of damages that it sought from the
Defendants.  On March 26, 1999, the District Court of Arapahoe, State of
Colorado, dismissed the civil case against Conectisys Corp. brought by Clamar
Capital Corp.

The third case was brought by Southern Arizona Graphic Associates, Inc. (the
"Plaintiff") against Conectisys Corporation (the "Defendant").  The case was brought before the Superior Court of the State of Arizona, County of Pima, Case
# 333852.  The claim was for goods, printing services, and funds advanced by the Plaintiff.  On December 8, 1999, the Company's Board of Directors approved the issuance of 26,087 shares of the Company's common stock valued at $18,000 in full settlement of the defendant's claim.  The matter was subsequently dismissed with prejudice.

The Company, during its normal course of business, may be subjected from time to time to disputes and to legal proceedings against it.  Both counsel and management do not expect that the ultimate outcome of any current claims will have a material adverse effect on the Company's financial statements.

NOTE 11.        MAJOR CUSTOMERS

The Company, as a development stage enterprise, did not have revenues during three months ended December 31, 2000 and the year ended September 30, 2000.

NOTE 12.        STOCK OPTIONS

During the fiscal year ended September 30, 1999, the Company issued to a note holder options to purchase 500,000 shares of the Company's Class B preferred stock at an exercise price of $5.00 per share.  As consideration, the Company reduced the debt by $50,000 and received an extension of time to pay-off its promissory note.  The Company also issued to its CEO options to purchase another 500,000 shares of the Company's Class B preferred stock at an exercise price of $5.00 per share in exchange for a reduction in debt of $50,000.  Total consideration received on the above issued options, as evidenced by debt reduction, was $100,000.  These options can be exercised through November 1,
2002 and can also be converted into common stock at the rate of 10 common shares for each Class B preferred share.

The Company's CEO currently owns 140,020 shares of the Company's Class A preferred stock, of which 20,000 shares were purchased during the year ended
September 30, 2000, and has options to purchase another 9,980 shares for $1.00 per share through June 16, 2001.

The Company accounts for stock-based compensation under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25.  Had
compensation cost for stock options granted during the year ended September 30,
2000 been determined based on the fair value at the grant dates consistent with the method of FASB Statement No. 123 (utilizing the Black-Scholes model assuming a risk-free annual rate of return of 6% and volatility factor of 50%), the Company's net loss would have increased by $25,000 attributable to 100,000 common stock options issued to the Company's acting president at an exercise price of $0.38 per share, exercisable over an approximate six month period.

During the ten month period ended September 30, 1999, 500,000 common stock options were issued to the Company's CEO and another 100,000 common stock options were issued to an employee.  These options were valued at $150,000 in aggregate.  No pro forma information required by SFAS No. 123 is included, as the disclosure would not be materially different from the amounts and disclosures already presented.  On March 27, 2000, the Company fixed the exercise prices of 2,600,000 common stock options previously issued at (higher)
floating exercise prices to the Company's CEO, the Company's secretary, and the employee, resulting in an additional compensation cost of approximately
$1,113,610, increasing the total common stock options exercisable by the same amount. In May, 2000, the Company's CEO exercised 2,056,346 common stock options, resulting in the transfer of $407,735 of common stock options exercisable to common stock. Adding in the value of 1,163,500 common stock options corresponding to consultant issuances in March, 2000 and September,
2000 in the amount of $279,130 (as noted above) brought the balance of common stock options exercisable at September 30, 2000 to $1,235,005. The total balance of stock options exercisiable at Septemeber 30, 2000 was 4`1,235,005, including $100,000 attributable to the Company's Class B preferred stock.

The Company has granted various common stock options and warrants to employees and consultants. Generally, the options and warrants were granted at approximately the fair market value of the Company's common stock at the date of grant and vested immediately, except that when restricted rule 144 common stock was issued, the options and warrants were granted at an average market discount of 50% (ranging from 20% to 75%). Compensation expense for options and warrants issued to employees for services as measured by the (discounted)
market value of the common stock at the date of grant and the exercise price in accordance with APB Opinion No. 25, with pro forma disclosure of the  excess of market value as required by FASB No. 123. All options and warrants issued to consultants and other non-employees were recorded at the fair value of the services rendered and equivalent to market value (as discounted, if applicable)
of the equity instruments received as per FASB No. 123. The market value was determined by utilizing an averaging convention of between 5 to 30 days of the closing price of the Company's common shares as traded on the over-the-counter bulletin board (stock symbol CNES) through the grant date and applying certain mathematical assumptions as required under the Black-Scholes model.

The common stock option activity during the fiscal years ended September 30,
2000 and September 30, 1999 was as follows:

                                                 Common Stock
                                                    Options     Weighted
                                                      and        Average
                                                    Warrants      Price
                                                  ----------    --------
          Balance outstanding, September 30, 1999  3,600,000    $    .64
           Granted                                 1,913,500         .86
           Exercised                              (2,306,346)        .27
                                                  ----------    --------
          Balance outstanding, September 30, 2000  3,207,154    $    .69(1)
                                                  ----------    --------
          Balance outstanding, December 31, 2000   3,207,154    $    .69(1)
                                                  ==========    ========

        (1)     Due to floating strike prices, weighted average price upon issuance is $0.94, upon exercise is $0.69.

The following table summarizes information about common stock options at
December 31, 2000:

                                  Outstanding                  Exercisable
                                   Weighted    Weighted               Weighted
           Range of      Common    Average      Average      Common    Average
           Exercise       Stock      Life      Exercise       Stock   Exercise
            Prices      Options    (Months)      Price       Options    Price
        -------------   ---------   -------     -------      --------- -------
        $ .38 - $ .38     100,000         2     $   .38        100,000 $   .38
        $ .50 - $ .50     500,000         8     $   .50        500,000 $   .50#
        $2.00 - $2.00     563,500        26     $  2.00        563,500 $  2.00
        $ .39 - $ .39   1,443,654        35     $   .39      1,443,654 $   .39*
        $ .38 - $ .38     100,000        48     $   .38        100,000 $   .38*
        $ .38 - $ .38     500,000        60     $   .38        500,000 $   .38*

        $ .38 - $2.00   3,207,154        32     $   .69      3,207,154 $   .69
        =============   =========        ==     =======      ========= =======

        #       Currently a floating exercise price
        *       Formerly a floating exercise price

The above table excludes 952,805 warrants exercisable at $2.00 per share, which have nominal value and which were issued to certain stock subscription investors.  Of these warrants, 506,500 expire November 1, 2001 and 446,305 expire September 1, 2002.  The table also excludes a contingent issuance to the
Company's Chief Technical Officer of 2,000,000 common stock options exercisable at $0.50 per share and expiring December 31, 2002.  These common stock options will not vest until certain milestones have been attained.

NOTE 13.        FORM S-8 FILING

In September 2000, the Company filed a Form S-8 registration statement for the
Conectisys Corporation Amended Non-Qualified Stock and Stock Bonus Plan (the
"Amended Plan").  The purpose of the Amended Plan is to compensate independent consultants of the Company through the granting of non-qualified stock options
(as described in Sections 83 and 421 of the Internal Revenue Code).  Shares of
stock covered by stock options and stock bonuses shall consist of 1,000,000 shares of the common stock of the Company.  Unless amended by the Board in writing, the Plan shall terminate at midnight, January 31, 2003.  To date, all the common shares have been issued to consultants under the Plan.  600,000 of these shares were for past services rendered and 400,000 represented options earned and exercised by consultants.

NOTE 14.        SUBSEQUENT EVENTS

The Company intends to register an offering of 20,000,000 new common shares via
Form SB-2.  Additionally, approximately 3,102,472 shares owned by existing shareholders will be registered for sale.

The Company has filed corporate certificates of dissolution with the California
Secretary of State for its 80%-owned subsidiary PrimeLink, Inc. and its wholly-
owned subsidiary TechniLink, Inc.  These will become effective when valid tax clearance certificates have been issued by the Franchise Tax Board.  Upon dissolution, the assets of the dissolved subsidiaries will be distributed to the parent corporation.

        CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
        CONSOLIDATED BALANCE SHEET
        March 31, 2001

                                                    Mar. 31      Mar. 31      Sep. 30
                                                      2001         2000         2000
                                                    Unaudited    Unaudited     Audited

        ASSETS

        Current assets
          Cash and cash equivalents                          0      290,528       33,688
          Prepaid expenses                             158,546            0      158,546

        Total current assets                           158,546      290,528      192,234

        Property and equipment, net                     73,324       76,932       93,304

        License and technology, net                          0       20,000            0

        Other asset                                          0            0            0

        TOTAL ASSETS                                   231,870      387,460      285,538

        CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
        CONSOLIDATED BALANCE SHEET
        March 31, 2001

                                                     Mar. 31      Mar. 31      Sep. 30
                                                      2001         2000         2000
                                                    Unaudited    Unaudited     Audited

        LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

        Current liabilities
           Bank overdraft                               10,902            0            0
          Accounts payable                             119,892      178,929       97,827
          Accrued compensation                         639,107      603,076      438,647
          Due to officer                               136,833      208,355       75,000
          Other current liabilities                    215,360      236,610      152,995
          Notes payable
            Related                                          0      344,195            0
            Other                                      385,937      372,357      315,957
         Total current liabilities                   1,508,031    1,943,522    1,080,402
         Long Term Debt                                      0       75,000       75,000

          TOTAL LIABILITIES                            1,508,031      497,129    2,018,522

        SHAREHOLDERS' EQUITY (DEFICIT)
        Preferred stock - Class A 1,000,000 shares authorized
        Preferred stock - Class A, $1.00 par value;
          1,000,000 shares authorized,
          140,020 shares issued and
          outstanding                                  140,020      120,020      140,020
        Convertible preferred stock - Class B,
          $1.00 par value; 1,000,000
          shares authorized, no shares
          issued and outstanding                             0            0            0
        Stock options exercisable, convertible
          preferred stock - Class B, 1,000,000 stock
          options issued and outstanding, common
          stock - 3,207,154;4,663,500 and
          3,207,154 respectfully
          stock options issued and outstanding       1,235,005    1,577,440    1,235,025
        Common stock, no par value;
          250,000,000 shares authorized,
          25,735,429 for Mar. 31, 2001;
          17,563,347 for Mar. 31, 2000; and
          23,527,738 for Sept. 30, 2000
          issued and outstanding                     16,476,080   14,287,374   16,187,421
         Stock subscription receivable                        0            0      (15,450)

         Accumulated (deficit)                      (19,127,266) (17,616,196) (18,416,864)

        TOTAL STOCKHOLDERS' (DEFICIT)                (1,276,161)  (1,631,362)    (869,868)

        TOTAL LIABILITIES AND
         STOCKHOLDERS DEFICIT                          231,870      387,160      285,538

        CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
        CONSOLIDATED STATEMENTS OF OPERATIONS

        For the Six Months Ended March 31, 2001 and 2000 and the Cumulative Period
        From December 1, 1990 (Inception) Through March 31, 2001

                                                                             Dec. 1, 1990
                                                                             (Inception)
                                                  Six Months     Six Months    Through
                                                     Mar. 31      Mar. 31      Mar. 31
                                                      2001         2000         2001
                                                    Unaudited    Unaudited    Unaudited

        Revenues                                             0            0      517,460

        Cost of goods sold                                   0            0      529,791

        Gross profit (loss)                                  0            0      (12,331)

        General and administrative                     694,982    2,958,892   14,276,035
        Bad debt write-offs                                  0            0    1,680,522

        (Loss) from operations                        (694,982)  (2,958,812) (15,968,888)

        Non-operating income (expense)                 (15,420)     (52,580)  (2,143,136)

        Minority interest                                    0            0       62,500

        Net (loss)                                    (710,402)  (3,011,472) (18,049,524)

        Weighted average shares
         outstanding -
         basic and diluted                          25,154,170   15,399,052

        Net (loss) per share                             (0.03)       (0.20)

        CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
        CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
        For the Cumulative Period December 1, 1990 (Inception) Through March 31, 2001

                                   Preferred Stock                    Common Stock                       Total
                                 Class A and Options                   No Par Value             Accumulated  Shareholders'
                                 Class B and Common      Value      Shares       Value       Deficit          Equity (Deficit)

        Balance, Dec. 1, 1990
        (re-entry
        development stage)                   0               0        10,609     1,042,140    (1,042,140)            0

        Shares issued in exchange for:
        Cash, Aug. 1993                      0               0         1,000         1,000             0         1,000
        Capital contribution,
         Aug. 1993                           0               0         2,000           515             0           515
        Services, Mar. 1993                  0               0         2,000           500             0           500
        Services, Mar. 1993                  0               0         1,200           600             0           600
        Net loss for the year                0               0             0             0        (5,459)       (5,459)

        Balance, Sep. 30, 1993               0               0        16,809     1,044,755    (1,047,599)       (2,844)

        Shares issued in exchange for:
        Services, May 1994                   0               0         2,400         3,000             0         3,000
        Cash, Sep. 1994                      0               0        17,771        23,655             0        23,655
        Services, Sep. 1994                  0               0         8,700        11,614             0        11,614
        Cash, Sep. 1994                      0               0         3,000        15,000             0        15,000
        Cash, Oct. 1994                 16,345 A        16,345             0             0             0        16,345
        Cash, Sep. and Oct. 1994                             0         1,320        33,000             0        33,000
        Net loss for the year                0               0             0             0       (32,544)      (32,544)

        Balance, Sep. 30, 1994          16,345          16,345        50,000     1,131,024    (1,080,143)       67,226

        CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
        CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
        For the Cumulative Period December 1, 1990 (Inception) Through March 31, 2001

                                   Preferred Stock                    Common Stock                       Total
                                 Class A and Options                   No Par Value             Accumulated  Shareholders'
                                 Class B and Common       Value      Shares       Value       Deficit          Equity (Deficit)

        Shares issued in exchange for:
        Cash, Feb. 1995                      0               0         1,160       232,000             0       232,000
        Debt repayment, Feb. 1995            0               0         2,040       408,000             0       408,000
        Debt repayment, Feb. 1995            0               0         4,778       477,810             0       477,810
        Acquisition of assets, CIPI
         Feb. 1995                           0               0        28,750     1,950,000             0     1,950,000
        Acquisition of assets,
         Apr. 1995                           0               0        15,000             0             0             0
        Cash and services, Apr.
         and May 1995                        0               0        16,000       800,000             0       800,000
        Cash, Jun. 1995                      0               0           500        30,000             0        30,000
        Acquisition of assets and
         services, Sep. 1995                 0               0         4,000       200,000             0       200,000
        Cash, Sep. 1995                      0               0            41         3,000             0         3,000
        Acquisition of assets,
         Sep. 1995                           0               0        35,000     1,750,000             0     1,750,000
        Return of assets, CIPI
         Sep. 1995                           0               0       (27,700)   (1,950,000)            0    (1,950,000)
        Net loss for the year                0               0             0             0    (2,293,867)   (2,293,867)

        Balance, Sep. 30, 1995          16,345          16,345       129,569     5,031,834    (3,374,010)    1,674,169

        Shares issued in exchange for:
        Cash, Feb. 1996                      0               0         1,389       152,779             0       152,779
        Debt repayment, Feb. 1996            0               0        10,000       612,000             0       612,000
        Services, Feb. 1996                  0               0         3,160       205,892             0       205,892
        Cash, Mar. 1996                      0               0           179        25,000             0        25,000
        Shares returned and
         cnaceled Mar. 1996                  0   0       0           (15,000)            0 0    $                    0
        Services, Apr. 1996                  0               0            13         2,069             0         2,069
        Services, Sep. 1996              4,155 A         4,155           586        36,317             0        40,472
        Services, Oct. 1996                  0               0         6,540       327,000             0       327,000
        Debt repayment, Nov. 1996            0               0         2,350        64,330             0        64,330
        Net loss for the year                0               0             0             0    (2,238,933)   (2,238,933)

        Balance, Sep. 30, 1996          20,500          20,500       138,786     6,457,221    (5,612,943)      864,778

        CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
        CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
        For the Cumulative Period December 1, 1990 (Inception) Through March 31, 2001

                                   Preferred Stock                    Common Stock                         Total
                                 Class A and Options                   No Par Value                Accumulated  Shareholders'
                                 Class B and Common       Value      Shares          Value       Deficit          Equity (Deficit)

        Shares issued in exchange for:
        Services, Mar. 1997                  0               0           228         6,879             0         6,879
        Services, Apr. 1997                  0               0           800        13,120             0        13,120
        Services, Jul. 1997                  0               0         1,500        16,200             0        16,200
        Cash, Jul. 1997                      0               0        15,000       300,000             0       300,000
        Services, Aug. 1997                  0               0         5,958        56,000             0        56,000
        Adjustment for partial
         shares due to reverse
         stock split (1:20)                  0               0           113             0             0             0
        Services, Oct. 1997                  0               0     1,469,666       587,865             0       587,865
        Debt repayment, Oct 1997             0               0     1,540,267       620,507             0       620,507
        Cash, Oct. 1997                      0               0     1,500,000       281,250             0       281,250
        Services, Nov. 1997                  0               0         4,950        10,538             0        10,538
        Net loss for the year                0               0             0             0    (2,739,268)   (2,739,268)

        Balance, Sep. 30, 1997          20,500          20,500     4,677,268     8,349,580    (8,352,211)       17,869

        Shares issued in exchange for:
        Services, Dec. 1997
        through Nov. 1998                    0               0     2,551,610     2,338,264             0     2,338,264
        Debt repayment, Apr. 1998
        through Sep. 1998                    0               0       250,000       129,960             0       129,960
        Cash, Jan. 1998 through
         Jul. 1998                           0               0     4,833,334     1,139,218             0     1,139,218
        Acquisition of assets,
         Jul. 1998                           0               0       300,000       421,478             0       421,478
        Acquisition of 20% minority
         interest in subsidiary,
         Jul. 1998                           0               0        50,000        59,247             0        59,247
        Services, Nov. 1998             60,000 A        60,000             0             0             0        60,000
        Net loss for the year                0               0             0             0    (4,928,682)   (4,928,682)

        Balance, Sep. 30, 1998          80,500          80,500    12,662,212    12,437,747   (13,280,893)     (762,646)

        CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
        CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
        For the Cumulative Period December 1, 1990 (Inception) Through March 31, 2001

                                   Preferred Stock                    Common Stock                          Total
                                 Class A and Options                   No Par Value                 Accumulated  Shareholders'
                                 Class B and Common      Value      Shares       Value          Deficit          Equity (Deficit)

        Shares issued in exchange for:
        Shares returned and canceled
         Dec. 1998                           0               0    (1,350,000)     (814,536)                   (814,536)
        Services, Dec. 1998
         through Sep. 1999                   0               0       560,029       349,454                     349,454
        Cash, Dec. 1998
         through Sep. 1999                   0               0     1,155,800       129,537                     129,537
        Debt repayment, Sep. 1999       39,520 A        39,520       960,321       197,500                     237,020
        Services, Dec. 1998
         through Sep. 1999             150,000 B       150,000             0             0                     150,000
        Debt repayment, Sep. 1999      100,000 A       100,000             0             0                     100,000
        Net loss for the period              0               0             0             0    (1,323,831)   (1,323,831)

        Balance, Sep. 30, 1999         370,020         370,020    13,988,362    12,299,702   (14,604,724)   (1,935,002)

        CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
        CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
        For the Cumulative Period December 1, 1990 (Inception) Through March 31, 2001

                                   Preferred Stock                    Common Stock                           Total
                                 Class A and Options                   No Par Value                  Accumulated  Shareholders'
                                 Class B and Common      Value      Shares       Value          Deficit          Equity (Deficit)

        Shares issued in exchange for:
        Shares reacquired and canceled, Oct. 1999
        Services, Oct. 1999                                          (17,500)      (12,000)                    (12,000)
         through Sep. 2000                    0               0    2,405,469       990,949                     990,949
        Cash, Oct. 1999
         through Sep. 2000                    0               0     2,295,482       839,425                     839,425
        Stock subscription receivable,
         Sep. 2000                            0               0             0       (15,450)                    (15,450)
        Issuance of Consultant
        stock options Mar. 2000          214,130                                                                214,130
        Reduction of exercise price on
         officer and employee stock
         options, Mar. 2000            Options        1,113,610             0             0                   1,113,610
        Exercise officer stock options
         in exchange for officer's debt
         May 2000                      Options         (407,735)            0             0                    (407,735)
        Consultant's stock options,
         Sep. 2000                     Options          65,000                                                  65,000
        Exercise officer stock options
         in exchange for officer's debt
         May 2000                       20,000 - A      20,000     2,056,346       897,707                     917,707
        Retainers, debt and accrued
         liabilities, Oct. 1999
         through Sep. 2000                   0               0     2,799,579     1,171,638                   1,171,638

        Net loss for the period              0               0             0             0    (3,812,140)   (3,812,400)

        Balance, Sep. 30, 2000         390,020       1,375,025    23,527,738    16,171,971   (18,416,864)     (869,868)

        CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
        CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
        For the Cumulative Period December 1, 1990 (Inception) Through March 31, 2001

                                  Preferred Stock                    Common Stock                           Total
                                 Class A and Options                   No Par Value                  Accumulated  Shareholders'
                                 Class B and Common      Value      Shares       Value          Deficit       Equity (Deficit)
        Shares issued in exchange for:
        Services, Oct. 2000
         through Mar. 2001                                           260,000        60,781                      60,781
        Stock subscription receivable,
         Oct. 2000                           0               0             0        15,450                      15,450
        Debt, Jan. 2001                      0                       908,191       159,107                     159,107
        Cash, Jan. 2001                                            1,000,000        78,771                      78,771

        Net loss for the period              0               0             0             0      (710,402)     (710,402)

        Balance, Mar. 31, 2001         390,020       1,375,025    25,695,929    16,476,080   (19,272,266)   (1,276,161)

        CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
        CONSOLIDATED STATEMENTS OF CASH FLOWS
        For the Six Months Ended March 31, 2001 and 2000 and the Cumulative Period
        From December 1, 1990 (Inception) Through March 31, 2001

                                                                             Dec. 1, 1990
                                                                              (Inception)
                                                  Six Months    Six Months      Through
                                                     Mar. 31      Mar. 31       Mar. 31
                                                      2001         2000          2001
                                                    Unaudited    Unaudited

        Net income (loss)                             (710,402)  (3,011,472) (18,049,524)
            Adjustments to reconcile net income (loss)
              to net cash provided by (used by)
              operating activities:
                Provision for bad debt                       0            0    1,422,401
                Depreciation and amortization           19,980       38,140    1,630,568
                Stock issued for services               50,781    2,786,524    6,569,848
                Stock issued for interest                    0            0      535,591
                Minority interest                            0            0      (62,500)
                Write-off of intangibles                     0            0    1,299,861
                Settlements                                  0            0      (25,000)
        Changes in operating assets and liabilities
          (Increase) decrease in assets
            Accounts receivable                              0            0       (4,201)
            Interest receivable                              0            0      (95,700)
            Deposits                                         0        7,000      (25,000)
          Increase (decrease) in liabilities
            Bank Overdraft                              10,902            0       10,902
            Accounts payable                            41,265      (83,412)     287,301
            Accrued compensation                       231,367     (284,307)   1,468,107
            Due to officer                              61,833       75,160      771,709
            Other current liabilities                   62,365       42,385      433,931

        Net cash provided (used) by
         operating activities                         (231,909)    (429,982)  (3,831,706)

        CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
        CONSOLIDATED STATEMENTS OF CASH FLOWS
        For the Six Months Ended March 31, 2001 and 2000 and the Cumulative Period
        From December 1, 1990 (Inception) Through March 31, 2001

                                                                             Dec. 1, 1990
                                                                             (Inception)
                                                  Six Months    Six Months     Through
                                                     Mar. 31      Mar. 31      Mar. 31
                                                      2001         2000         2001

        Investing activities
          Increase in notes receivable                       0            0   (1,322,500)
          Cost of license & technology                       0            0      (94,057)
          Purchase of equipment                              0            0     (181,109)

        Net cash provided (used) by
         investing activities                                0            0   (1,597,666)

        Financing activities
          Common stock issued for cash                  94,221      528,888    3,047,606
          Preferred stock issued for cash                    0            0       16,345
          Proceeds from stock purchase                       0            0      281,250
          Proceeds from debts
            Related party                                    0      177,000    1,852,691
            Other                                      119,000            0      326,544
          Payments on debt
            Related party                                    0            0      (46,407)
            Other                                      (15,000)     (12,382)     (68,172)
            Subscription receivable                          0            0       20,000
          Contributed capital                                0            0          515

        Net cash provided(used) by
         financing activities                          198,221      693,506    5,429,372

        Net increase (decrease) in cash                (33,688)     263,524            0

        Cash beginning of period                        33,688       27,004            0

        Cash end of period                                   0     290,528             0

        CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
        CONSOLIDATED STATEMENTS OF CASH FLOWS
        For the Six Months Ended March 31, 2001 and 2000 and the Cumulative Period
        From December 1, 1990 (Inception) Through March 31, 2001

                                                                             Dec. 1, 1990
                                                                             (Inception)
                                                  Six Months    Six Months     Through
                                                     Mar. 31      Mar. 31      Mar. 31
                                                      2001         2000         2001

        Cash paid during the year for
          Interest                                           0       23,117      175,937
          Taxes                                              0          800        3,250

        Non-cash activities
          Common stock issued for
            Purchase of stock                                0            0      281,250
            Prepaid expenses                                 0            0      133,546
            PP&E                                             0            0      130,931
            Deposit                                          0            0            0
            License & technology                             0            0    2,191,478
            Repayment of debt                          159,107            0    3,511,966
            Service & interest                               0            0    4,949,192

        CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        March 31, 2001
 Note 1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Conectisys Corporation (the "Company") was incorporated under the laws of
Colorado on February 3, 1986, to analyze and invest in business opportunities as they may occur.

TechniLink has developed the Cube 2001 series for the monitoring and controlling of various devices in the petroleum and gas industry.

PrimeLink has developed a product line that uses cutting edge communications to assist in the monitoring of meters for utility companies and the petroleum industry.  This technology, while eliminating the need for a meter reader, is more significant in enabling the utility companies to utilize energy conservation and, in the case of power companies, re-routing of electrical power to areas where it is needed.  The devices are also in use in vending machines to monitor sales and functions of the vending machine without the physical inspection usually needed.

In September 1995, the Company acquired 80% of the outstanding stock of
TechniLink, Inc., a California corporation, and 80% of the outstanding stock of
PrimeLink, Inc., a Kansas corporation, in exchange for an aggregate of 200,000 shares of the Company's common stock.  The acquisitions were accounted for as purchases.  Both PrimeLink and TechniLink are start-up companies with no material operating activity and therefore no pro forma statements of operations were provided for 1995.

The acquisitions of these companies occurred in connection with the signing of the license agreements discussed in Note 10.  The Company issued a total of
700,000 shares of common stock and assumed a loan of $400,000 to acquire the licenses and the Corporations. The only major asset acquired from PrimeLink and
TechniLink was the license and technology. The aggregate transactions were valued at $1,750,000, the fair market value of common stock issued, and recorded in licenses and technology on the balance sheet.

Organization (continued)

On July 22, 1998, the Company acquired the remaining 20% interest in
TechniLink, Inc. for 50,000 shares of the Company's common stock valued at
$59,247.

On January 11, 2000, a new Nevada corporation, eEnergyServices.com, Inc., was formed, which has not, as yet, commenced operations.  PrimeLink, Inc. and
TechniLink, Inc. are in the process of winding down.  Upon dissolution, their assets will be distributed to Conectisys Corporation.  PrimeLink, Inc. will do its future business in California as United Telemetry Company.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO
CONSOLIDATED FINANCIAL STATEMENTS March 31, 2001

Basis of presentation and going concern uncertainty

The accompanying consolidated financial statements include the transactions of
Conectisys Corporation, its wholly-owned subsidiary TechniLink, Inc., and its
80% owned subsidiary PrimeLink, Inc.  All material intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements.  Certain prior period amounts in the accompanying consolidated financial statements have been reclassified to conform to the current year's presentation.

The Company returned to the development stage in accordance with SFAS No. 7 on
December 1, 1990 and during the fiscal year ended November 30, 1995.  The
Company has completed two mergers and is in the process of developing its technology and product lines.

As of March 31, 2001, the Company had a deficiency in working capital of approximately $1,349,000, and had incurred continual operating losses since its return to the development stage ($1.8 million in 1996, $2.3 million in 1997,
$4.2 million in 1998, $1.0 million in 1999 (ten months), $3.5 million in 2000 and 0.71 million for the six months ended March 31, 2001, which raise substantial doubt about the Company's ability to continue as a going concern.

Management's plans for correcting these deficiencies include the future sales of their newly licensed products and to raise capital through the issuance of common stock and from continued officer advances to assist in providing the
Company with the liquidity necessary to retire the outstanding debt and meet operating expenses (See Notes 14(a), 14(b), and 14(c)).  In the longer term, the Company plans to achieve profitability through the operations of the subsidiaries. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Use of estimates

The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair
Value of Financial Instruments", requires that the Company disclose estimated fair values for its financial instruments. The following summary presents a description of the methodologies and assumptions used to determine such amounts.  Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument.  Changes in assumptions could significantly affect the estimates.

Since the fair value is estimated at March 31, 2001, the amounts that will actually be realized or paid at settlement of the instruments could be significantly different.  The carrying amount of cash and cash equivalents is assumed to be the fair value because of the liquidity of these instruments.
Accounts payable, accrued compensation, other current liabilities, and notes payable approximate fair value because of the short maturity of these instruments.  Long-term debt is recorded at face value because the principal amount is convertible into common stock.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO
CONSOLIDATED FINANCIAL STATEMENTS March 31, 2001

Fiscal year

Effective December 1, 1998, the Company changed its fiscal year-end from
November 30 to September 30.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and on deposit and highly liquid debt instruments with original maturities of three months or less.  All funds on deposit are with one financial institution.

Property and equipment

Property and equipment are stated at cost.  Depreciation is computed on property and equipment using the straight-line method over the expected useful lives of the assets, which are generally five years for vehicles and office equipment and seven years for furniture and fixtures.

Licensing agreements

The costs of acquiring license rights are capitalized and amortized over the shorter of the estimated useful life of the license or the term of the license agreement.  The licenses are being amortized over a period of five years.
During the year ended November 30, 1998, the Company acquired additional license rights in the amount of $421,478 from TechniLink.  Although the license remains viable, the Company currently lacks the resources to develop and market
it.  Accordingly, during the ten month period ended September 30, 1999, the
Company accelerated amortization on this asset by writing it down to its net realizable value of $40,000, incurring a charge of $283,133. The balance was fully amortized at September 30, 2000.

Technology

Deferred technology costs include capitalized product development and product improvement costs incurred after achieving technological feasibility and are amortized over a period of five years. At both September 30, 2000 and 1999, respectively, no deferred technology costs were recognized.

Impairment of long-lived assets

Statement of Financial Accounting Standards No. 121, "Accounting for the
Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of"
(SFAS No. 121) issued by the Financial Accounting Standards Board (FASB) has
been effective for financial statements for fiscal years beginning after
December 15, 1995. The standard established new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment, certain identifiable intangible assets and goodwill, should be recognized and how impairment losses should be measured.  The Company wrote-off the balance of the carrying value of older licenses and deferred technology during the year ended November 30, 1998, as a consequence of persistent competitive pressure.
The expense incurred was $632,257.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO
CONSOLIDATED FINANCIAL STATEMENTS March 31, 2001

Accounting for stock-based compensation

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-
based Compensation" ( SFAS No. 123) establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments.  The Company adopted this accounting standard on January 1, 1996.
SFAS No. 123 also encourages, but does not require, companies to record compensation cost for stock-based employee compensation.  The Company has chosen to account for stock-based compensation utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting
for Stock Issued to Employees."  Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market price of the
Company's stock at the date of grant over the amount an employee must pay to acquire the stock.  Also, in accordance with SFAS No. 123, the Company has provided footnote disclosures with respect to stock-based employee compensation.  The cost of stock-based compensation is measured at the grant date on the value of the award, and this cost is then recognized as compensation expense over the service period.  The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair market value of the stock as determined by the model at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

Stock issued for non-cash consideration

Shares of the Company's no par value common stock issued in exchange for goods or services are valued at the cost of the goods or services received or at the market value of the shares issued, depending on the ability to estimate the value of the goods or services received.

Income taxes

The Company has adopted Statement of Financial Accounting Standards ("SFAS")
No. 109, which requires the Company to  recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns.
Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of assets using the enacted rates in effect in the years in which the differences are expected to reverse.

Net loss per common share - diluted

Net loss per common share - diluted is based on the weighted average number of common and common equivalent shares outstanding for the periods presented.
Common equivalent shares representing the common shares that would be issued on exercise of convertible securities and outstanding stock options and warrants reduced by the number of shares which could be purchased from the related exercise proceeds are not included since their effect would be anti-dilutive.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage
Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS March 31, 2001

Recent accounting pronouncements

Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive
Income," (SFAS No. 130) issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997.  SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.  The adoption of SFAS No. 130 did not have a material effect on the Company'
financial position or its results of operations.

Statement of Financial Accounting Standard No. 131, "Disclosure About Segments
of an Enterprise and Related Information," (SFAS No. 131) issued by the FASB is effective for financial statements with fiscal years beginning after December
15, 1997.  SFAS No. 131 requires that public companies report certain information about operating segments, products, services and geographical areas in which they operate and their major customers.  Adoption of SFAS No. 131 did not have an effect on the Company's financial position or its results of operations; however, additional disclosures may have to be made in the future relating to the above items.

Statement of Financial Accounting Standard No. 132, "Employers' Disclosures
about Pensions and Other Postretirement Benefits," SFAS No. 132) issued by the
FASB is also effective for financial statements with fiscal years beginning after December 15, 1997.  It revises employers' disclosure requirements for pensions and other postretirement benefits and eliminates certain disclosures that are no longer as useful as they were when SFAS No. 87, SFAS No. 88, and
SFAS No. 106 were issued.  Adoption of SFAS No. 132 did not have an effect on the Company's financial position or results of operations.

New accounting pronouncements

The Financial Accounting Standards Board has established the following new pronouncements, none of which have (will) materially affect the Company: SFAS
No. 133, "Accounting for Derivative Instruments and Hedging Activities
(effective for years beginning after June 15, 2000)," SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage
Loans Held for Sale by a Mortgage Banking Enterprise - an amendment of SFAS No.
65 (effective for fiscal quarters beginning after December 15, 1998)," SFAS No.
135, "Rescission of SFAS No. 75 and Technical Corrections (effective for fiscal years ending after December 15, 1999)," SFAS No. 136, "Transfer of Assets to a
Not-for-Profit Organization or Charitable Trust That Raises Contributions for
Others (generally effective for financial statements issued for fiscal periods beginning after December 15, 1999)," SFAS No. 137, "Accounting for Derivative
Instruments and Hedging Activities - Deferral of the Effective Date of SFAS No.
133 - an amendment of SFAS No. 133 (effective June 1999)," SFAS No. 138,
"Accounting for Certain Derivative Instruments and Certain Hedging Activities -
an amendment of SFAS No. 133 (effective for years beginning after June 15,
2000)," SFAS No. 139, "Rescission of SFAS No. 53 and amendments to SFAS No. 63,
89, and 121 (effective for fiscal years beginning after December 15, 2000),"
and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets
and Extinguishments of Liabilities - a replacement of SFAS No. 125 (effective for certain disclosures for fiscal years ending after December 15, 2000)."

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS March 31, 2001

NOTE 2. RELATED PARTY TRANSACTIONS

Until recently, the Company leased office space in Agua Dulce, California from
S.W. Carver Corporation, a company owned by a major shareholder of the Company.
The lease was for a period of twelve months, renewable annually in April at the option of the lessee.  Effective April, 1998, the monthly rent was increased from $2,000 to $2,500.  Around September 1, 2000, the lease was terminated due to the sale of the building.  At that time the Company moved certain property and equipment to its Valencia locations.  Lease expense for the year ended
September 30, 2000.

NOTE 3.    PREPAID EXPENSES AND DEPOSITS

During the year ended September 30, 2000, the Company issued 462,487 shares of its common stock as retainers for consulting services ($128,611) and accounting fees ($4,935).  In addition, the Company recognized the unearned portion of an engineering contract ($25,000) as a prepaid asset, bringing the total prepaid expense balance at September 30, 2000 to $158,546.

NOTE 4.    PROPERTY AND EQUIPMENT  Property and equipment
at March 31, 2001 consisted of the following:

        Office equipment                             $   262,320
        Furniture and fixtures                            16,609
        Vehicles                                          35,362
                                                     -----------
        Total cost                                       314,291
        Accumulated depreciation                        (240,967)
                                                     -----------
        Net book value                               $    73,324
                                                     ===========

 NOTE 5.    LICENSES AND TECHNOLOGY

Licenses and technology at March 31, 2001 consisted of the following:

              License                                 $   421,478
              Accumulated amortization                   (421,478)
                                                       -----------
                Net book value                        $       -
                                                       ===========

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development
Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS March 31, 2001

NOTE 6.    DUE TO OFFICER

During the ten month period ended September 30, 1999, the Company received cash advances from its CEO totaling $555,193.  At September 30, 1999, $197,500 of these advances was exchanged for the assumption of a promissory note to S.W.
Carver, due on demand (and in no event later than October 1, 2000) at an annual interest rate of 10%, and another $287,020 of these advances was exchanged for equity.  Also at September 30, 1999, $62,522 in accrued compensation was transferred to the advance account, resulting in a balance of $133,195. This balance was converted into a promissory note due on demand (and in no event later than October 1, 2000) at an annual interest rate of 10%.

During the first half of the year ended September 30, 2000, the Company's CEO advanced the Company an additional $68,500 (net of a $5,000 repayment) at an annual interest rate of 10%.  Total interest on the advances and promissory notes amounted to $21,766 through May 22, 2000, at which time the total principal plus accrued interest on the aggregate loans ($420,961) was effectively paid-off through the exercise of 2,056,346 common stock options and
20,000 Preferred Class A stock options.  The total exercise price for these stock options was $509,972.  The balance of the proceeds of $89,011 was applied against accrued officer compensation.  During August and September 2000, the
Company's CEO advanced the Company another $75,000, which remained unpaid through year-end.  During the six months ended March 31, 2001, the officer advance the Company an additional $15,000 bringing the total to $90,000 which has been converted to a note.

Another officer of the Company advanced the Company $60,000 during the six months ended March 31, 2001 which has been converted to a note.

NOTE 7.    NOTES PAYABLE  Notes payable at September 30,
2000 consisted of the following:

        Note payable to Devon Investment Advisors,
              unsecured, due on demand, interest payable
              at an annual rate of 10%                      $ 241,824

        Note payable to Black Dog Ranch LLC,
              unsecured, semi-monthly payments of $2,500,
              including interest at an annual rate
              of 18%, with remaining balance due and
              payable on June 1, 2001                         144,113
                                                            ---------
                Total notes payable                           385,937
                Current portion                              (385,937)
                                                            ---------
                Long-term portion                           $     -
                                                            =========

        CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS March 31, 2001

        NOTE 7. NOTES PAYABLE (continued)

        The maturity of long-term debt at March 31, 2001 was as follows:

                Year ended March 31,:          2001         $ 385,937
                                                            ---------
               Total notes payable                          $ 385,937
                                                            =========

NOTE 8. SHAREHOLDERS' EQUITY (DEFICIT)

The Company is authorized to issue 50,000,000 shares of $1.00 par value preferred stock, no liquidation preference.  One million of the preferred shares are designated as Class A preferred shares which have super voting power wherein each share receives 100 votes and has anti-dilution rights.  One million of the preferred shares are designated as Class B preferred shares which have conversion rights wherein each share may be converted into ten shares of common stock.

In December, 1998, the Company canceled 1,350,000 shares of its common stock previously issued to a consultant and valued at $814,536, which were contingent on the establishment of a $5,000,000 line of credit (never achieved).

In December, 1998, the Company issued 750,000 shares of its common stock valued at $50,000 to a consultant for services rendered.

In January and September, 1999, the Company issued a total of 152,548 shares of its common stock for consultant services rendered of $45,360.

During the months March, 1999 through September, 1999, the Company issued a total of 405,800 shares of its common stock valued at $79,537 in a private placement.

In September, 1999, the Company issued 100,000 shares of its common stock for consultant fees rendered of $84,644.

In September, 1999, the Company issued 960,321 shares of its common stock to repay related party debt of $197,500.

In September, 1999, the Company issued a total of 47,481 shares of its common stock valued at $15,957 as hiring bonuses for two employees.

In September, 1999, the Company issued 260,000 shares of its common stock to its president as compensation for director fees of $203,493 and also issued him
39,520 of its Class A $1.00 par value preferred stock to partially repay debt.

In September, 1999, the Company issued options to purchase 500,000 shares each
(a total of 1,000,000) of its Class B convertible preferred stock at a price of
$5.00 per share in exchange for debt reduction of $50,000 each (a total of
$100,000) to a note holder and the Company's president.

In September, 1999, the Company issued options to purchase 600,000 shares of the Company's common stock (500,000 options to its president and 100,000 options to an employee) valued at $150,000.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO
CONSOLIDATED FINANCIAL STATEMENTS March 31, 2001

In October, 1999, the Company re-acquired and canceled 17,500 common shares from the former president of PrimeLink, in return for a $12,000 consulting agreement.

During the months October, 1999 through March, 2000, the Company issued a total of 241,200 shares of its common stock valued at $52,919 in a private placement.
In conjunction with this issuance and the March through September, 1999 issuance noted above, certain shareholders received warrants to purchase
506,500 shares of common stock at $2.00 per share through November 1, 2001.

During the period October, 1999 through September, 2000, the Company issued a total of 2,612,796 shares of its common stock to various consultants for services rendered and to be rendered (retainer of $128,611) totaling
$1,051,932.

In November, 1999, the Company received cash of $66,927 to cover the balance due on an old subscription for 300,000 shares of the Company's common stock.

In November, 1999 through September, 2000, the Company issued 240,000 shares of its common stock to its outside accountant for services rendered and to be rendered (retainer of $4,935) in the amount of $130,000.

In December, 1999 and February, 2000, the Company issued 879,309 shares of its common stock to current and former officers for accrued compensation in the amount of $419,747.

In December, 1999, the Company issued an additional 19,804 shares of its common stock valued at $7,195 (net of 6,283 canceled shares valued at $10,805) in full settlement of a vendor dispute.

In February and March, 2000, a consultant exercised 250,000 common stock options at $125,000 ($0.50 per share)

In March, 2000, the Company issued 20,000 shares of its common stock for
$16,000 in legal services.

In March, 2000, the Company issued 500,672 shares of its common stock in subscriptions and private placements totaling $195,000.

In March, 2000, the Company issued 135,000 shares of its common stock to an officer for $89,042.

In March 2000, the Company issued 563,500 common stock options to a consultant valued at $214,130.

In March, 2000, the Company adjusted the exercise price on 2,600,000 common stock options previously issued to two officers and an employee, resulting in an increase in compensation expense of $1,113,610.

In April, 2000 through September, 2000, the Company issued 1,019,800 shares of its common stock through cash subscriptions totaling $242,450, for which
$15,450 (representing 61,800 shares) had not yet been collected as of September
30, 2000.

During April, 2000 through September, 2000, an additional 242,560 shares of the
Company's common stock were issued in a private placement totaling $68,087.  In conjunction with these and previous issuances, certain shareholders received warrants to purchase 446,305 shares of the Company's common stock at $2.00 per share through September 1, 2002.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO
CONSOLIDATED FINANCIAL STATEMENTS March 31, 2001

NOTE 8. SHAREHOLDERS' EQUITY (DEFICIT) (continued)

In May, 2000, the Company's CEO exercised 2,056,346 common stock options and
20,000 Class A Preferred stock options in exchange for debt and accrued compensation aggregating $509,972.  $407,735 was transferred from stock options exercisable to common stock as a result of this transaction.

In June, 2000, a note-holder converted $200,000 principal value of debt into
800,000 shares of the Company's common stock (at $0.25 per share).

In August and September, 2000, three officers and an employee received 539,389 shares of the Company's common stock as payment for $229,693 of accrued compensation.

In September, 2000, old liabilities of $108,020 were transferred to shareholders' equity (deficit) in recognition of additional paid-in capital.

In September, 2000, the Company issued 500,000 common stock options to a consultant valued at $65,000 (representing a floating exercise price that was
15% below the current market price of the Company's common stock).

In October, 2000, the Company issued 141,777 share of common stock valued at
$30,907 to the officers for compensation.

In October, 2000, the Company issued 66,414 share of common stock valued at
$19,200 to a consultant for services rendered.

In November, 2000, the Company issued 50,000 share of common stock valued at
$20,000 to a consultant for services rendered.

In December, 2000, the Company issued 110,000 share of common stock valued at
$12,005 to two consultants for services rendered.

In January, 2001, the Company issued 400,000 share of common stock valued at
$34,000 to a consultant for services rendered.

In January 2001, the Company issued 1,000,000 share of common stock for $78,772 cash.

In January 2001, the Company issued 300,000 share of common stock to convert
$75,000 of debt outstanding.

In March 2001, the company issued 100,000 shares of common stock valued at
$18,776 to a consultant for services rendered.

NOTE 9.   INCOME TAXES  Deferred income taxes consisted of
the following at September 30, 2000:

              Deferred tax asset, benefit
              of net operating loss
              carryforward                                $ 7,000,000
                Deferred tax liability                            -
                Valuation allowance                        (7,000,000)
                                                          -----------
                Net deferred taxes                        $       -
                                                          ===========

The valuation allowance offsets the net deferred tax asset, since it is more likely than not that it would not be recovered.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO
CONSOLIDATED FINANCIAL STATEMENTS March 31, 2001

NOTE 10.        COMMITMENTS AND CONTINGENCIES

Employment agreements

The Company has entered into seven employment agreements with key Individuals, the terms of the agreements are as follows:

1)      The President and CEO of PrimeLink entered into an agreement dated
September 15, 1995 for a period of three years.  This agreement, along with his royalty agreement, were mutually terminated. The separation agreement, as of
October 31, 1997, called for a settlement of $12,000 to be paid $1,000 monthly for the following twelve months.  As of September 30, 2000, $4,000 remained unpaid.

2)      The President and CEO of TechniLink entered into an agreement dated
September 15, 1995 for a period of three years.  He is entitled to receive a base salary of $90,000 per year and an annual bonus equal to 15% of the net profits before taxes earned by TechniLink, Inc.  He is also granted an option to purchase up to 250,000 shares of the Company's restricted common stock at a price equal to 50% of the average market value of the stock on the date of purchase.  In December, 1998, he resigned from the Company.

3)      The CEO (now former President) of the Company entered into an agreement dated October 2, 1995 (which was amended September 1, 1997 and September 1,
1999) for a period of five years, and he is entitled to receive a base salary of $160,000 per year.  The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment.  The staying bonus will be compensated for with the Company's restricted common stock.  He is also granted an option to purchase up to 2,000,000 shares of the
Company's restricted common stock at a price equal to 50% of the average market value for the prior 30 trading days before exercise.  On March 27, 2000, the exercise price was adjusted to a flat $0.3864 per share, with an expiration date of December 2, 2003.

4)      The Acting President of the Company entered into an agreement dated
September 11, 2000 for a period of six months through March 11, 2001, and he is entitled to receive a base salary (consulting fees) of $120,000 per year, of which 50% shall be paid in cash and 50% shall be paid in restricted common stock at a rate equal to 50% of the average market closing price for the last 5 trading days of each quarter.  He shall be issued 100,000 shares of restricted common stock as a hiring bonus, at a per share price of $0.28415, equivalent to
50% of the average market closing price for the prior 30 trading days before the agreement date.  He shall further receive performance bonuses (paid in restricted common stock) upon successful completion of specific milestones pertaining to the implementation and deployment of the HNET System.  The incentive package could net him up to 650,000 shares of restricted common stock.  He is also granted an option through March 11, 2001 to purchase up to
100,000 shares of the Company's restricted common stock at a price of $0.38 per share.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage
Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS March 31, 2001

NOTE 10.        COMMITMENTS AND CONTINGENCIES (continued)

Employment agreements (continued)

5)      The Chief Financial Officer of the Company entered into an agreement dated October 2, 1995 (which was amended September 1, 1997) for a period of three years, and he is entitled to receive a base salary of $80,000 per year and an annual bonus of 2% of the Company's pretax income.  The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment.  The staying bonus shall be compensated for with the Company's restricted common stock.  He is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 50% of the average market value at the date of purchase.
Effective February, 1999, he resigned from the Company.

6)      The Secretary and Treasurer of the Company entered into an Agreement dated October 2, 1995 (which was amended September 1, 1997, September 1, 1999, and March 31, 2000) for a period of five years (extended through April 1,
2005), and she is entitled to receive a base salary of $80,000 per year.  The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment.  The staying bonus shall be compensated for with the Company's restricted common stock.  She is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 60% of the average market value for the prior
180 trading days before exercise.  On March 27, 2000, the exercise price was adjusted to a flat $0.38 per share, with an expiration date of December 31,
2004.

7)      The Chief Technical Officer of the Company entered into an agreement dated August 1, 1998 for an initial term of three years, and he is entitled to receive a base salary of $150,000 per year, with a minimum of $90,000 to be paid annually in cash and the balance paid (at the option of the Company) in cash or restricted common stock under rule 144.  The employee shall receive a hire-on bonus of $75,000 worth of the Company's restricted common stock under rule 144, at one-half market price.  The employee shall further receive performance bonuses (paid in restricted common stock, as above) upon successful completion of specific milestones pertaining to the implementation and deployment of certain software (up to $862,500).  If substantially all performance milestones are met, he is also granted an option to purchase up to
500,000 shares of the Company's restricted common stock at a price equal to 60%
of the average market value at the date of purchase.  As of September 30, 2000, none of the aforementioned milestones had been successfully completed.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO
CONSOLIDATED FINANCIAL STATEMENTS March 31, 2001

License agreements

The Company has entered into license agreements with the Presidents of both
PrimeLink and TechniLink. The license agreements were entered into on September
20, 1995, in connection with the acquisition of PrimeLink and TechniLink (see
Note 1 above), and are for a period of five years.  As consideration for these license agreements, the Company issued each licensee 250,000 shares of its restricted common stock and will pay each licensee a royalty of 5% of net sales of the applicable product.  In addition, in the event of the sale or merger of
TechniLink or PrimeLink, a royalty sum of 20% of the sales price of the license shall be paid to the licensee; the sales price shall not be less than
$1,500,000.  The licenses were valued at the fair market value of the stock issued to obtain the licenses.  In 1997, there was a separation agreement between the President of PrimeLink and the Company, whereby the President of
PrimeLink agreed to forfeit royalty rights and return all shares of the
Company's common stock obtained pursuant to the license agreement for a $12,000 settlement.

Litigation

There have been three recent legal proceedings in which the Company has been a party:

The first case, Securities and Exchange Commission (the "Plaintiff") vs. Andrew
S. Pitt, Conectisys Corp., Devon Investments Advisors, Inc., B&M Capital Corp.,
Mike Aaman, and Smith Benton & Hughes, Inc. (Defendants) Civil Case # 96-4164.
The case alleges that a fraudulent scheme was orchestrated and directed by the defendants to engage in the sale and distribution of unregistered shares of
Conectisys by creating the appearance of an active trading market for the stock of Conectisys and artificially inflating the price of its shares.  In the suit, the SEC sought permanent injunctions from violating securities laws. The SEC did not seek any civil penalties from the Company.  The courts, having conducted a trial of this matter without jury and taken it under submission, found for the plaintiff as follows: against Conectisys on the claim that the defendant violated section 5(a), 5(c), and 17(a). Conectisys was not found to have violated section 10(b), 10(b-5), or 15(c).  The Company was subsequently ordered to disgorge profits totaling $175,000.  On March 5, 1999, the Company entered into an Amended Final Judgment of Permanent Injunctive Relief with the
Securities and Exchange Commission ("SEC").  The Company and the SEC agreed on a settlement in which the Company would dismiss its then pending appeal and take a permanent injunction that it would not in the future violate sections
5(a), 5(c), 17(a), 10(b), 10(b-5), or 15(c); in return the SEC would not demand the previously ordered disgorgement of $175,000.

The second case was brought by Clamar Capital Corp. (the "Plaintiff") against
Smith Benton & Hughes; Michael Zaman; Claudia Zaman; Andrew Pitt and Conectisys
Corp. (collectively the "Defendants"). The case was brought before the District
Court of Arapahoe, State of Colorado, Case # 97-CV-1442, Division 3.  The
Plaintiff did not specify an amount of damages that it sought from the
Defendants. On March 26, 1999, the District Court of Arapahoe, State of
Colorado, dismissed the civil case against Conectisys Corp. brought by Clamar
Capital Corp.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) NOTES TO
CONSOLIDATED FINANCIAL STATEMENTS March 31, 2001

Litigation (continued)

The third case was brought by Southern Arizona Graphic Associates, Inc. (the
"Plaintiff") against Conectisys Corporation (the "Defendant").  The case was brought before the Superior Court of the State of Arizona, County of Pima, Case
# 333852.  The claim was for goods, printing services, and funds advanced by the Plaintiff.  On December 8, 1999, the Company's Board of Directors approved the issuance of 26,087 shares of the Company's common stock valued at $18,000 in full settlement of the defendant's claim.  The matter was subsequently dismissed with prejudice.

The Company, during its normal course of business, may be subjected from time to time to disputes and to legal proceedings against it.  Both counsel and management do not expect that the ultimate outcome of any current claims will have a material adverse effect on the Company's financial statements.

NOTE 11.        MAJOR CUSTOMERS

The Company, as a development stage enterprise, did not have revenues during six months ended March 31, 2001 and the year ended September 30, 2000.

NOTE 12.        STOCK OPTIONS

During the fiscal year ended September 30, 1999, the Company issued to a note holder options to purchase 500,000 shares of the Company's Class B preferred stock at an exercise price of $5.00 per share.  As consideration, the Company reduced the debt by $50,000 and received an extension of time to pay-off its promissory note.  The Company also issued to its CEO options to purchase another 500,000 shares of the Company's Class B preferred stock at an exercise price of $5.00 per share in exchange for a reduction in debt of $50,000.  Total consideration received on the above issued options, as evidenced by debt reduction, was $100,000.  These options can be exercised through November 1,
2002 and can also be converted into common stock at the rate of 10 common shares for each Class B preferred share.

The Company's CEO currently owns 140,020 shares of the Company's Class A preferred stock, of which 20,000 shares were purchased during the year ended
September 30, 2000, and has options to purchase another 9,980 shares for $1.00 per share through June 16, 2001.

The Company accounts for stock-based compensation under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25.  Had
compensation cost for stock options granted during the year ended September 30,
2000 been determined based on the fair value at the grant dates consistent with the method of FASB Statement No. 123 (utilizing the Black-Scholes model assuming a risk-free annual rate of return of 6% and volatility factor of 50%), the Company's net loss would have increased by $25,000 attributable to 100,000 common stock options issued to the Company's acting president at an exercise price of $0.38 per share, exercisable over an approximate six month period.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2001

NOTE 12. STOCK OPTIONS (continued)

During the ten month period ended September 30, 1999, 500,000 common stock options were issued to the Company's CEO and another 100,000 common stock options were issued to an employee.  These options were valued at $150,000 in aggregate.  No pro forma information required by SFAS No. 123 is included, as the disclosure would not be materially different from the amounts and disclosures already presented.  On March 27, 2000, the Company fixed the exercise prices of 2,600,000 common stock options previously issued at (higher)
floating exercise prices to the Company's CEO, the Company's secretary, and the employee, resulting in an additional compensation cost of approximately
$1,113,610, increasing the total common stock options exercisable by the same amount. In May, 2000, the Company's CEO exercised 2,056,346 common stock options, resulting in the transfer of $407,735 of common stock options exercisable to common stock. Adding in the value of 1,163,500 common stock options corresponding to consultant issuances in March, 2000 and September,
2000 in the amount of $279,130 (as noted above) brought the balance of common stock options exercisable at September 30, 2000 to $1,235,005. The total balance of stock options exercisiable at Septemeber 30, 2000 was 4`1,235,005, including $100,000 attributable to the Company's Class B preferred stock.

The Company has granted various common stock options and warrants to employees and consultants. Generally, the options and warrants were granted at approximately the fair market value of the Company's common stock at the date of grant and vested immediately, except that when restricted rule 144 common stock was issued, the options and warrants were granted at an average market discount of 50% (ranging from 20% to 75%). Compensation expense for options and warrants issued to employees for services as measured by the (discounted)
market value of the common stock at the date of grant and the exercise price in accordance with APB Opinion No. 25, with pro forma disclosure of the  excess of market value as required by FASB No. 123. All options and warrants issued to consultants and other non-employees were recorded at the fair value of the services rendered and equivalent to market value (as discounted, if applicable)
of the equity instruments received as per FASB No. 123. The market value was determined by utilizing an averaging convention of between 5 to 30 days of the closing price of the Company's common shares as traded on the over-the-counter bulletin board (stock symbol CNES) through the grant date and applying certain mathematical assumptions as required under the Black-Scholes model.

The common stock option activity during the fiscal years ended September 30,
2000 and September 30, 1999 was as follows:

                                                    Common Stock
                                                      Options     Weighted
                                                       and        Average
                                                      Warrants      Price
                                                     ----------    --------
             Balance outstanding, September 30, 1999  3,600,000    $    .64
              Granted                                 1,913,500         .86
              Exercised                              (2,306,346)        .27
                                                     ----------    --------
             Balance outstanding, September 30, 2000  3,207,154    $    .69(1)
                                                     ----------    --------
             Balance outstanding, March 31, 2001      3,207,154    $    .69(1)
                                                     ==========    ========

        (1)     Due to floating strike prices, weighted average price upon issuance is $0.94, upon exercise is $0.69.

        CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        March 31, 2001

        NOTE 12.        STOCK OPTIONS (continued)

        The following table summarizes information about common stock options at March 31, 2001:

                                Outstanding                  Exercisable
                                 Weighted    Weighted               Weighted
         Range of      Common    Average      Average      Common    Average
         Exercise       Stock      Life      Exercise       Stock   Exercise
          Prices      Options    (Months)      Price       Options    Price
      -------------   ---------   -------     -------      --------- -------
      $ .38 - $ .38     100,000         2     $   .38        100,000 $   .38
      $ .50 - $ .50     500,000         8     $   .50        500,000 $   .50#
      $2.00 - $2.00     563,500        26     $  2.00        563,500 $  2.00
      $ .39 - $ .39   1,443,654        35     $   .39      1,443,654 $   .39*
      $ .38 - $ .38     100,000        48     $   .38        100,000 $   .38*
      $ .38 - $ .38     500,000        60     $   .38        500,000 $   .38*
      $ .38 - $2.00   3,207,154        32     $   .69      3,207,154 $   .69
      =============   =========        ==     =======      ========= =======

        #       Currently a floating exercise price
        *       Formerly a floating exercise price

The above table excludes 952,805 warrants exercisable at $2.00 per share, which have nominal value and which were issued to certain stock subscription investors.  Of these warrants, 506,500 expire November 1, 2001 and 446,305 expire September 1, 2002.  The table also excludes a contingent issuance to the
Company's Chief Technical Officer of 2,000,000 common stock options exercisable at $0.50 per share and expiring December 31, 2002.  These common stock options will not vest until certain milestones have been attained.

NOTE 13.      FORM S-8 FILING

In December 1999, the Company filed a Form S-8 registration statement for the
Conectisys Corporation Non-Qualified Stock and Stock Bonus Plan (the "Plan").
The purpose of the Plan is to compensate independent consultants of the Company through the granting of non-qualified stock options (as described in Sections
83 and 41 of the Internal Revenue Code).  Shares of stock covered by stock options and stock bonuses consist of 1,000,000 shares of the common stock of the Company.  The entire registration has been filled.  750,000 shares were issued to consultants for services rendered in the amount of $323,725 and
250,000 shares were issued at $0.50 per share pursuant to a Performance Award
Option to a consultant.  The entire 250,000 share option was exercised during the quarter ended December 30, 2000, resulting in a $125,000 cash inflow to the
Company.

CONECTISYS CORPORATION AND SUBSIDIARIES (A Development
Stage Company) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS March 31, 2001

NOTE 14.      SUBSEQUENT EVENTS

The Company intends to register an offering of 10,000,000 new common shares via
Form SB-2.  Additionally, approximately 2,450,000 shares owned by existing shareholders will be registered for sale.

The Company has filed corporate certificates of dissolution with the California
Secretary of State for its 80%-owned subsidiary PrimeLink, Inc. and its wholly-
owned subsidiary TechniLink, Inc.  These will become effective when valid tax clearance certificates have been issued by the Franchise Tax Board. Upon dissolution, the assets of the dissolved subsidiaries will be distributed to the parent corporation.

      PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification Of Officers And Directors  The Company's Articles
of Incorporation provide that officers and directors may be indemnified by the
Company to the fullest extent permitted under Colorado law. Pursuant to the provisions of the Colorado Corporations Act, the Company's Articles of
Incorporation eliminate the personal liability of a director or officer of the
Company for monetary damages for breach of fiduciary duty but do not eliminate the liability of officers and directors for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth various expenses, which will be incurred in connection with the Offering. Other than the SEC registration fee, amounts set forth below are estimates:

        SEC Registration Fee (Previuosly Paid)          $   4,808
        Printing And Engraving Expenses                 $     500
        Legal Fees And Expenses                         $  50,000
        Accounting Fees And Expenses                    $  12,000
        Transfer Agent Fees                             $   2,500
                                                        ---------
        TOTAL                                           $  69,808

Item 26.  Recent Sales of Unregistered Securities

Date         Purchaser             Shares   Consideration    $/Share      Purpose

9/17/99      P & L Trading         100,000      $84,644.00      $0.85      Consulting Services
9/30/99      Ken Miyamoto           72,868      $25,440.00      $0.35      Consulting Services
9/30/99      Melissa Weger          44,981      $14,000.00      $0.31      Accrued Comp. / Hire-On-Bonus
9/30/99      Kristen Kees            2,500         $775.00      $0.31      Hire-On-Bonus
9/30/99      S.W. Carver           960,321     $197,500.00      $0.21      Debt Reduction
9/30/99      Robert Spigno         260,000     $203,493.00      $0.78      Directors Agreement 1998-1999
11/1/99      P & L Trading         221,200      $52,919.00      $0.24      Private Placement
11/8/99      Patricia Spigno       139,770      $80,000.00      $0.57      Year-End Bonus 1997 & 1998
11/8/99      Robert Spigno         279,539     $160,000.00      $0.57      Year-End Bonus 1997 & 1998
11/22/99     Whitehores & Co.      100,000      $50,000.00      $0.50      Accounting Services
12/8/99      Joseph Vicedomini      15,000      $14,890.00      $0.99      Past Services Rendered
2/2/00       Lawrence Muirhead     412,000     $103,000.00      $0.25      Accrued Compensation
2/16/00      P & L Trading          20,000      $10,000.00      $0.50      Private Placement
2/22/00      Richard Dowler       100,000       $86,000.00      $0.86      Services Rendered
3/6/00       Lawrence Muirhead     135,000      $89,041.00      $0.66      Private Placement

3/6/00       Larry & Nancy Siler   100,000      $25,000.00      $0.25      Private Placement
3/6/00       Philip K. Royal       100,000      $25,000.00      $0.25      Private Placement
3/6/00       Dennis & Marcie Kane  100,000      $25,000.00      $0.25      Private Placement
3/6/00       P & L Trading         250,000      $62,500.00      $0.25      Services Rendered
3/6/00       Bernard Brown         170,000      $42,500.00      $0.25      Services Rendered
3/20/00      Braemar Management     20,000      $16,000.00      $0.80      Legal Fees
4/17/00      Joseph Park            45,356      $31,250.00      $0.69      Web Page Design
4/17/00      Kenny Miyamoto         53,650      $19,680.00      $0.37      Consulting Services
4/17/00      P & L Trading          34,060      $13,444.00      $0.39      Private Placement
4/26/00      P & L Trading          73,600      $20,080.00      $0.27      Private Placement
5/1/00       Coyote Investments    250,000      $80,000.00      $0.32      $50K Cash, $30K Consult. Services
5/15/00      P & L Trading          28,400       $8,525.00      $0.30      Private Placement
5/22/00      Robert Spigno       2,056,346     $489,972.34      ------     Debt Reduction; Accrued Compensation
                                                                           Exercise Of Options 1M @ $.20,
                                                                            500K @ $.15; 556,346 @ $.3864
7/12/00      Philip K. Royal       200,000      $50,000.00      $0.25      Private Placement
7/12/00      Gregory Mullen         80,000      $20,000.00      $0.25      Private Placement
7/12/00      Coyote Investments    800,000     $200,000.00      $0.25      Promissory Note Conversion
7/31/00      Robert Spigno          34,857      $10,962.60      $0.31      Accrued Compensation
7/31/00      Lawrence Muirhead      89,886      $28,269.21      $0.31      Accrued Compensation
7/31/00      Melissa Weger           9,157       $2,880.00      $0.31      Accrued Compensation
7/31/00      Patricia Spigno       357,968     $112,581.02      $0.31      Accrued Compensation
8/7/00       Dale Credeur          150,000      $37,500.00      $0.25      Private Placement
8/7/00       Anthony Caridi         17,877       $6,000.00      $0.34      Consulting Agreement
8/17/00      Gary Gardner           20,000       $5,000.00      $0.25      Private Placement/Services
9/28/00      Rodney Lighthipe      100,000      $25,000.00      $0.25      Hire-On-Bonus
9/28/00      Seaway Trading        350,000      $87,500.00      $0.25      Consulting Agreement
9/28/00      P & L Trading          60,000      $15,000.00      $0.25      Private Placement
9/28/00      Paul Davidson          20,000       $5,000.00      $0.25      Private Placement
9/28/00      Lawrence Muirhead      47,521      $75,000.00      $1.58      Hire-On-Bonus
9/29/00      George Weger           70,000      $17,500.00      $0.25      Private Placement
9/29/00      Hal Berman              8,000       $2,000.00      $0.25      Private Placement
9/29/00      Nathan Supnik         100,000      $25,000.00      $0.25      Private Placement
9/29/00      Paul Davidson          20,000       $5,000.00      $0.25      Private Placement
9/29/00      Nancy Carter            2,000         $500.00      $0.25      Private Placement
9/29/00      Lennox B. Treat        20,000       $5,000.00      $0.25      Private Placement
9/29/00      Bob Martyn             10,000       $2,500.00      $0.25      Private Placement
9/29/00      Daniel Dizayer          5,000       $1,250.00      $0.25      Private Placement
9/29/00      Maria Gerez             4,800       $1,200.00      $0.25      Private Placement
10/10/00     Steve Whitehores      100,000      $50,000.00      $0.50      Accounting Services
10/30/00     Robert Spigno          67,959      $14,815.00      $0.22      Accrued Compensation
10/30/00     Lawrence Muirhead      60,868      $13,269.22      $0.22      Accrued Compensation
10/30/00     Patricia Spigno        12,950       $2,823.12      $0.22      Accrued Compensation
10/30/00     Kenneth Miyamoto       66,414      $19,200.00      $0.29      Consulting Services
11/1/00      Whitehores & Co.       50,000      $12,500.00      $0.25      Accounting Services
12/26/00     Red Hawk Int'l.        10,000       $1,000.00      $0.10      Consulting Services
1/23/01      Carl Attman         1,000,000      $75,000.00      $.075      Private Placement

4/24/01      Thomas D. O'Connor    150,000      $37,500.00      $0.25      Advisory Board & Consulting
4/24/01      Hugo Pomrehn          100,000      $25,000.00      $0.25      Advisory Board
4/24/01      Aaron R. Sokal        100,000      $25,000.00      $0.25      Advisory Board
4/24/01      Larry W. Siler        100,000      $25,000.00      $0.25      Advisory Board
4/24/01      Robert A. Spigno    2,293,855     $247,553.00      $.108      Accrued Compensation
4/24/01      Lawrence Muirhead     226,118      $30,001.00      $.133      Accrued Compensation
4/24/01      Melissa Weger          50,000      $12,500.00      $0.25      Accrued Compensation
4/24/01      Patricia A. Spigno    452,954      $48,844.00      $.108      Accrued Compensation
4/24/01      Rodney Lighthipe      333,343      $45,000.00      $.135      Consulting Services
4/24/01      Richard Maricle        50,000      $12,500.00      $0.25      Consulting Services
4/24/01      Kenneth Miyamoto      162,974      $19,680.00      $.121      Consulting Services
4/24/01      Marcia Casspi          50,000      $12,500.00      $0.25      Consulting Services
6/6/01      Lone Wolf Bus. Serv.  491,419     $132,683.00 $0.27      Consulting Services
7/17/01      Lone Wolf Bus. Serv.  100,000 $25,000.00      $0.25      Consulting Services

      Regulation D, Rule 506 Private Placement Offering

On February 1, 2000 the Company began a Private Placement Offering exempt from registration under Regulation D, Rule 506 for two (2) year, 10% interest bearing Convertible Promissory Notes.  The Promissory Notes were convertible to restricted common stock at a rate of 50% of the market price at the date of conversion. The Promissory Notes were only sold to accredited investors as the term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the
1933 Act with a minimum investment of $25,000.00. The Company sold $195,000.00 in Promissory Notes. A Form D was manually filed with the SEC on February 23rd and April 29th, 2000. All $195,000.00 in Promissory Notes was converted to the
Company's restricted common stock as indicated below:

        Date      Investor                Shares    $  Amount  Price/Share
        3/1/00    John Callas             83,162    $50,000.00    $0.60
        3/1/00    John Callas              8,811    $ 5,000.00    $0.57
        3/1/00    Joseph Giorgio          68,890    $40,000.00    $0.58
        2/29/00   Pauline Alexander       41,809    $25,000.00    $0.60
        1/30/01   MMDS Capital Partners  200,000    $50,000.00    $0.25
        1/30/01   MMDS Capital, Inc.     100,000    $25,000.00    $0.25

Item 27.   Exhibits

        (a)Exhibits.

        Exhibits    Description

        3.0         ARTICLES OF INCORPORATION & BYLAWS
        3.1         Articles Of Incorporation
        3.2         Amendment To Articles Of Incorporation
        3.3         By-Laws
        4           INSTRUMENTS ESTABLISHING RIGHTS OF SECURITY HOLDERS
        4.1         Subscription Agreement Dated April 12, 2001
        4.2         Convertible Note dated April 12, 2001
        4.3         Security Agreement
        5           OPINION RE LEGALITY
        5.1         Opinion of Arnold Y. Steinberg, P.C. (attorney at law)
        10          MATERIAL CONTRACTS
        10.1        Private Equity Line of Credit Agreement dated 4-30-01
        10.2        Registration Rights Agreement
        10.3        Employment Agreement of Robert A. Spigno
        10.4        1996 Employment Agreement Amendment of Robert A. Spigno
        10.5        1997 Employment Agreement Amendment of Robert A. Spigno
        10.6        1999 Employment Agreement Amendment of Robert A. Spigno
        10.7        2000 Employment Agreement Amendment of Robert A. Spigno
        10.8        Employment Agreement of Rodney Lighthipe
        10.9        Employment Agreement of Lawrence Muirhead
        10.10       Employment Agreement of Patricia A. Spigno
        10.11       1996 Employment Agreement Amendment of Patricia A. Spigno
        10.12       1999 Employment Agreement Amendment of Patricia A. Spigno
        10.13       2000 Employment Agreement Amendment of Patricia A. Spigno
        10.14       2001 Employment Agreement Amendment of Rodney W.
                    Lighthipe
        16          LETTER ON CHANGE IN CERTIFYING ACCOUNTANT
        16.1        Letter from BDO Seidman, LLP.
        21          SUBSIDIARIES OF REGISTRANT
        21.1        United Telemetry Company, Inc. and eEnergyServices.com, Inc.
        23          CONSENT OF EXPERTS
        23.1        Consent of Independent Accountants Hurley & Company.
        23.2        Consent of Arnold P. Steinberg, P.C., (attorney at law)
                    (included in Exhibit 5.1)
        27          FINANCIAL DATA SCHEDULE (a)

(a) Financial Statement Schedules. Financial statement schedules are omitted because the information thereby is included in the financial statements filed, including the notes thereto.

Item 28.  Undertakings.  The Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are made, a post effective amendment to this registration statement:

(i)To include any Prospectus required by section 10 (a) (3) of the Securities
Act of 1933;

(ii)To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
and

(iii)To include any additional or changed material information with respect to the plan of distribution.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions or otherwise (other than insurance), the Registrant has been advised that in the opinion of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the securities Act of 1933, and it is, therefore, unenforceable.

(5) (a) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h)
under the Securities Act of 1933 shall be deemed to part of this registration statement of the time it was declared effective.

(b) For the purpose of determining any liability under the Securities Act of
1933, each post effective amendment that contains a form prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, ConectiSys
Corporation, the Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2/A and authorized this Registration Statement to be signed on it behalf by the undersigned, in the City of Valencia, State of California, on the 7th day of
August 2001.

      CONECTISYS CORPORATION

      By:/s/ Robert A. Spigno
      Robert A. Spigno
      Chairman of the Board
      Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, the following persons in their capacities and on the dates stated signed this
Registration Statement below.

Signature               Title                                       Date

/s/Robert A. Spigno
Robert A. Spigno        Chairman & Chief Executive Officer      August 7, 2001

/s/Rodney W. Lighthipe
Rodney W. Lighthipe     President                               August 7, 2001

/s/Lawrence Muirhead
Lawrence Muirhead       Chief Technical Officer                 August 7, 2001

/s/Melissa Weger
Melissa Weger           Director                                August 7, 2001

/s/Patricia A. Spigno
Patricia A. Spigno      Chief Financial Officer, Secretary,     August 7, 2001
                        Treasurer & Controller

INDEX TO EXHIBITS

Exhibit     Description                                                   Number

3.1         Articles Of Incorporation                                       1
3.2         Amendment To Articles Of Incorporation                          5
3.3         By-Laws                                                         6
4.1         Subscription Agreement Dated April 12, 2001                     16
4.2         Convertible Note dated April 12, 2001                           36
4.3         Security Agreement                                              43
5.1         Opinion of Arnold Y. Steinberg, P.C. (attorney at law)          52
10.1        Private Equity Line of Credit Agreement dated April 30, 2001    53
10.2        Registration Rights Agreement                                   87
10.3        Employment Agreement of Robert A. Spigno                        98
10.4        1996 Employment Agreement Amendment of Robert A. Spigno         102
10.5        1997 Employment Agreement Amendment of Robert A. Spigno         103
10.6        1999 Employment Agreement Amendment of Robert A. Spigno         104
10.7        2000 Employment Agreement Amendment of Robert A. Spigno         105
10.8        Employment Agreement of Rodney Lighthipe                        106
10.9        Employment Agreement of Lawrence Muirhead                       110
10.10       Employment Agreement of Patricia A. Spigno                      114
10.11       1996 Employment Agreement Amendment of Patricia A. Spigno       118
10.12       1999 Employment Agreement Amendment of Patricia A. Spigno       119
10.13       2000 Employment Agreement Amendment of Patricia A. Spigno       120
10.14       2001 Employment Agreement Amendment of Rodney W. Lighthipe      121
16.1        Letter from BDO Seidman, LLP                                    122
21.1        Subsidiaries of Conectisys Corporation                          123
23.1        Consent of Independent Accountants Hurley & Company.            124